Exhibit 10.56

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
LOAN AGREEMENT
Dated as of October 10, 2006
By
MAGUIRE PROPERTIES – 777 TOWER, LLC
as Borrower
and
BANK OF AMERICA, N.A.,
as Lender

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TABLE OF CONTENTS

Page

A CONSENT BY LENDER WITH RESPECT TO A TRANSFER OF THE BORROWER PRINCIPAL’S INTEREST IN THE BORROWER IN ITS ENTIRETY TO, AND THE RELATED ASSUMPTION OF THE LOAN BY, A TRANSFEREE PURSUANT TO THIS SECTION 7.6 SHALL NOT BE CONSTRUED TO BE A WAIVER OF THE RIGHT OF LENDER TO CONSENT TO ANY SUBSEQUENT TRANSFER OF THE BORROWER PRINCIPAL’S (DIRECT OR INDIRECT) INTEREST IN THE BORROWER.	54
ARTICLE 8 INSURANCE; CASUALTY; CONDEMNATION; RESTORATION	54
SECTION 8.1. INSURANCE	54
SECTION 8.2. CASUALTY	58
SECTION 8.3. CONDEMNATION	58
SECTION 8.4. RESTORATION	59
ARTICLE 9 RESERVE FUNDS	63
SECTION 9.1. REQUIRED REPAIRS	63
SECTION 9.2. REPLACEMENTS	63
SECTION 9.3. TENANT IMPROVEMENTS/LEASING COMMISSIONS	63
SECTION 9.4. REQUIRED WORK	64
SECTION 9.5. RELEASE OF RESERVE FUNDS	66
SECTION 9.6. TAX AND INSURANCE RESERVE FUNDS	68
SECTION 9.7. RESERVE FUNDS GENERALLY	69
ARTICLE 10 CASH MANAGEMENT	72
SECTION 10.1. LOCKBOX ACCOUNT AND CASH MANAGEMENT ACCOUNT	72
SECTION 10.2. DEPOSITS AND WITHDRAWALS	73
SECTION 10.3. SECURITY INTEREST	75
ARTICLE 11 EVENTS OF DEFAULT; REMEDIES	76
SECTION 11.1. EVENT OF DEFAULT	76
SECTION 11.2. REMEDIES	78
ARTICLE 12 ENVIRONMENTAL PROVISIONS	79
SECTION 12.1. ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES	79
SECTION 12.2. ENVIRONMENTAL COVENANTS	79
SECTION 12.3. LENDER’S RIGHTS	80
SECTION 12.4. OPERATIONS AND MAINTENANCE PROGRAMS	80
SECTION 12.5. ENVIRONMENTAL DEFINITIONS	81
SECTION 12.6. INTENTIONALLY OMITTED	81
ARTICLE 13 SECONDARY MARKET	81
SECTION 13.1. TRANSFER OF LOAN	81
SECTION 13.2. DELEGATION OF SERVICING	82
SECTION 13.3. DISSEMINATION OF INFORMATION	82
SECTION 13.4. COOPERATION	82
SECTION 13.5. SECURITIZATION INDEMNIFICATION	84
ARTICLE 14 INDEMNIFICATIONS	88
SECTION 14.1. GENERAL INDEMNIFICATION	88

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LOAN AGREEMENT
THIS LOAN AGREEMENT, dated as of October 10, 2006 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between BANK OF AMERICA, N.A., a national banking association, having an address at 214 North Tryon Street, Charlotte, North Carolina 28255 (together with its successors and/or assigns, “Lender”) and MAGUIRE PROPERTIES – 777 TOWER, LLC, a Delaware limited liability company, having an address at c/o Maguire Properties, Inc., 1733 Ocean Avenue, 4th floor, Santa Monica, California 90404 (together with its respective successors and/or assigns, “Borrower”).
RECITALS:
Borrower desires to obtain the Loan (defined below) from Lender.
Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).
In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:
ARTICLE 1
DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1.    Definitions
For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
“Acceptable Accountant” shall mean a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender.
“Act” shall have the meaning set forth in Section 6.1(c) hereof.
“Additional Replacement” shall have the meaning set forth in Section 9.5(g) hereof.
“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.
“Affiliated Loans” shall mean a loan made by Lender to a parent, subsidiary or such other entity affiliated with Borrower or Borrower Principal.
“Affiliated Manager” shall have the meaning set forth in Section 7.1 hereof.
“ALTA” shall mean American Land Title Association, or any successor thereto.
“Alteration Threshold” means $1,000,000.00.

“Annual Budget” shall mean the operating budget, including all planned capital expenditures, for the Property approved by Lender in accordance with Section 5.11(a)(iv) hereof for the applicable calendar year or other period.
“Assignment of Management Agreement” shall mean that certain Assignment and Subordination of Management Agreement dated the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.
“Base Management Fee” shall mean a monthly amount equal to three percent (3%) of gross revenues.
“Borrower Principal” shall mean Maguire Properties, L.P., a Maryland limited partnership.
“Borrower Principal Obligations” shall have the meaning set forth in Section 18.10(c) hereof.
“Business Day” shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which the Note is payable (excluding Saturdays and Sundays).
“Cash Management Account” shall have the meaning set forth in Section 10.1(a) hereof.
“Casualty” shall have the meaning set forth in Section 8.2 hereof.
“Closing Date” shall mean the date of the funding of the Loan.
“Control” shall have the meaning set forth in Section 7.1 hereof.
“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.
“Condemnation Proceeds” shall have the meaning set forth in Section 8.4(b) hereof.
“Creditors Rights Laws” shall mean with respect to any Person any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.
“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.
“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.
“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) four percent (4%) above the Note Rate.
“Defeasance Collateral” shall have the meaning set forth in Section 2.4(b)(i)(D)(2) hereof.
“Defeasance Security Agreement” shall have the meaning set forth in Section 2.4(b)(i)(D)(2) hereof.
“Disclosure Document” shall have the meaning set forth in Section 13.5 hereof.
“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligible Institution” shall mean Bank of America, N.A. or a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA-” by Fitch and S&P and “Aa2” by Moody’s).
“Embargoed Person” shall have the meaning set forth in Section 4.39.
“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Borrower Principal in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Environmental Law” shall have the meaning set forth in Section 12.5 hereof.
“Environmental Liens” shall have the meaning set forth in Section 12.5 hereof.
“Environmental Report” shall have the meaning set forth in Section 12.5 hereof.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statutes thereto and applicable regulations issued pursuant thereto in temporary or final form.
“Event of Default” shall have the meaning set forth in Section 11.1 hereof.
“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.
“Exchange Act Filing” shall have the meaning set forth in Section 13.6(a) hereof.
“Extraordinary Expense” shall mean an operating expense or capital expenditure with respect to the Property that (i) is not set forth on the Annual Budget and (ii) is not subject to payment by withdrawals from the Replacement Reserve. Borrower shall deliver promptly to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for the approval of Lender (such approval not to be unreasonably withheld or delayed).
“Fitch” shall mean Fitch, Inc.
“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
“Governmental Authority” shall mean any court, board, agency, department, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, municipal, city, town, special district or otherwise) in the United States whether now or hereafter in existence.
“Hazardous Materials” shall have the meaning set forth in Section 12.5 hereof.
“Improvements” shall have the meaning set forth in Section 1.1(c) of the Mortgage.
“Indemnified Liabilities” shall have the meaning set forth in Section 14.1 hereof.
“Indemnified Parties” shall mean (a) Lender, (b) any prior owner or holder of the Loan, (c) any servicer or prior servicer of the Loan, (d) any Investor or any prior Investor in any Securities, (e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, representatives, affiliates or subsidiaries of any and all of the foregoing, and (h) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties’ assets and business).
“Independent Manager” shall have the meaning set forth in Section 6.4(a) hereof.
“Insurance Premiums” shall have the meaning set forth in Section 8.1(b) hereof.
“Insurance Proceeds” shall have the meaning set forth in Section 8.4(b) hereof.
“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Investor” shall have the meaning set forth in Section 13.3 hereof.
“Issuer Group” shall have the meaning set forth in Section 13.5(b) hereof.
“Issuer Person” shall have the meaning set forth in Section 13.5(b) hereof.
“Lease” shall have the meaning set forth in the Mortgage.
“Leasing Commissions” shall have the meaning set forth in Section 9.3(a) hereof.
“Leasing Reserve Account” shall have the meaning set forth in Section 9.3(b) hereof.
“Leasing Reserve Funds” shall have the meaning set forth in Section 9.3(b) hereof.
“Legal Requirements” shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.
“Letter of Credit” shall mean a clean, irrevocable and unconditional letter of credit in form and substance acceptable to Lender (a) that is issued by a commercial bank, the long term unsecured obligations of which are rated no less than AA- (or the equivalent) by the Rating Agencies, (b) that is payable upon presentation of sight draft only in New York, New York or Los Angeles, California to the order of Lender, (c) that has an initial expiration date of not less than one (1) year from the date of issuance and is automatically renewable, at least thirty (30) days prior to expiration, for successive one (1) year periods, (d) that is transferable by Lender without the consent of the issuing bank and (e) for which Borrower has no reimbursement or payment obligations.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or encumbering Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.
“LLC Agreement” shall have the meaning set forth in Section 6.1(c) hereof.
“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Environmental Indemnity, the Assignment of Management Agreement, and any and all other documents, agreements and certificates executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Lockbox Account” shall mean an Eligible Account established at the Lockbox Bank pursuant to Article 10 hereof for deposit of all Rents and other receipts from the Property.
“Lockbox Agreement” shall mean that certain Clearing Bank Instruction Letter Agreement between Borrower and Lockbox Bank.
“Lockbox Bank” shall mean Bank of the West.
“Lockout Period” shall mean the period commencing on the date hereof and ending on the date which is six (6) months prior to the Maturity Date.
“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense).
“Major Decisions” shall mean (i) the sale of all or a substantial portion of the Property, (ii) the approval of the Annual Budget, (iii) the execution of any Lease which does not substantially comply with leasing guidelines then in effect with respect to the Property; (iv) any material modification of the leasing guidelines then in effect; (v) any material modification of any Loan Documents or any other related financing requested by Borrower; (vi) any merger or consolidation of Borrower with any other entity, or the liquidation or dissolution of Borrower other than in accordance with the terms of the Borrower’s operating agreement; (vii) any proposed settlement or compromise of any claim, litigation or other legal proceeding by or against Borrower for more than $1,000,000 (net of insurance coverage); (viii) any petition in bankruptcy or reorganization or instituting any other type of bankruptcy, reorganization or insolvency proceeding with respect to Borrower, the admission in writing by Borrower of its inability to pay its debts generally as they become due or the making by Borrower of a general assignment for the benefit of its creditors; (ix) except for the Management Agreement, any material agreement between Borrower and any Affiliate of Borrower and (x) such other items similar in scope to the foregoing which (A) are consistent with veto rights typically held by institutional investors holding majority but non-managing, non-controlling interests in an entity, but (B) would not reasonably be deemed to constitute a change in Control with respect to such entity.
“Major Lease” shall mean as to the Property (i) any Lease which, individually or when aggregated with all other leases at the Property with the same Tenant or its Affiliate, either (A) accounts for ten percent (10%) or more of the Property’s aggregate Net Operating Income, or (B) demises more than 25,000 square feet of the Property’s rentable area, (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property, (iii) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i) or (ii) above, or (iv) that certain Master Lease between Borrower and Borrower Principal entered into on or about the date hereof and attached as Exhibit E hereof.
“Management Agreement” shall mean the management agreement entered into by and between Borrower and Manager with respect to the Property, pursuant to which Manager is to provide management and other services with respect to the Property, together with the sub-contract entered into between Manager and Maguire Properties Services, Inc., as the foregoing documents may be amended, restated, replaced, supplemented or otherwise modified in accordance with the terms of this Agreement.
“Manager” shall mean Maguire Properties L.P., a Maryland limited partnership or such other entity selected as the manager of the Property in accordance with the terms of this Agreement.
“Material Adverse Change” shall mean any event that is reasonably likely to cause a material and adverse impact on Borrower’s or Borrower Principal’s financial condition, or the business of the Property, or could be anticipated to prevent Borrower or Borrower Principal from complying with its material obligations under the Loan Documents to which it is a party.
“Maturity Date” shall mean November 1, 2013.
“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Member” shall have the meaning set forth in Section 6.1(c) hereof.
“Monthly Payment Amount” shall mean the monthly payment of interest due on each Scheduled Payment Date as set forth in Section 2.2(b) hereof.
“Moody’s” shall mean Moody’s Investor Services, Inc.
“Mortgage” shall mean that certain first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Net Proceeds” shall have the meaning set forth in Section 8.4(b) hereof.
“Net Proceeds Deficiency” shall have the meaning set forth in Section 8.4(b)(vi) hereof.
“Note” shall mean that certain promissory note of even date herewith in the original principal amount of $273,000,000, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Note Rate” shall mean an interest rate equal to 5.844% per annum.
“Operating Expenses” shall mean, with respect to any period of time, the total of all expenses actually paid or payable in accordance with each Annual Budget approved by Lender, including, without limitation, the Base Management Fee, together with all Extraordinary Expenses approved by Lender, but excluding any leasing commissions payable to an Affiliate of Borrower under the Management Agreement.
“Orrick Lease” shall mean that certain lease, as amended, by and between Orrick, Herrington & Sutcliffe LLP, and South Figueroa Plaza Associates, as predecessor in interest to Borrower, dated November 30, 1990.
“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.
“Participations” shall have the meaning set forth in Section 13.1 hereof.
“Permitted Encumbrances” shall mean collectively, (a) the Lien and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority and Other Charges, in each case not yet delinquent, (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, (e) Liens for the personal property identified on Schedule I attached hereto; and (f) easements granted by Borrower so long as (i) such easements do not, individually or in the aggregate, have a material adverse effect on the use or operation of the Property and (ii) a breach or violation of the terms of any such easements could not result in the divestiture or subordination of the lien of this Mortgage.
“Permitted Investments” shall mean to the extent available from Lender or Lender’s servicer for deposits in the Reserve Accounts and the Lockbox Account, any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by a servicer of the Loan, the trustee under any securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the funds used to acquire such investment are required to be used under this Agreement and meeting one of the appropriate standards set forth below:
(a)    obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) be rated “AAA” or the equivalent by each of the Rating Agencies, (iii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iv) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (v) such investments must not be subject to liquidation prior to their maturity;
(b)    Federal Housing Administration debentures;
(c)    obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;
(d)    federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(e)    fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;
(f)    debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;
(g)    commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;
(h)    units of taxable money market funds, with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds or mutual funds; and
(i)    any other security, obligation or investment which has been approved as a Permitted Investment in writing by (i) Lender and (ii) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;
provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments, (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment or (C) such obligation or security has a remaining term to maturity in excess of one (1) year; and provided, further that at any time that Borrower is not permitted under the Loan Documents to select Permitted Investments, the term “Permitted Investments” shall mean an Eligible Account that bears interest at a business savings account rate, or if such rate is unavailable, at a rate determined by Lender.
“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Personal Property” shall have the meaning set forth in Section 1.1(c) of the Mortgage.
“Physical Conditions Report” shall mean a report regarding the physical condition of the Property prepared by Certified Environments, Inc. or a company otherwise satisfactory to Lender, in form and substance satisfactory to Lender in its sole discretion.
“Policies” shall have the meaning set forth in Section 8.1(b) hereof.
“Prohibited Transfer” shall have the meaning set forth in Section 7.2 hereof.
“Property” shall mean the parcels of real property, the Improvements thereon and all Personal Property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in Section 1.1(c) of the Mortgage and referred to therein as the “Property”.
“Provided Information” shall have the meaning set forth in Section 13.4(a) hereof.
“Qualified Manager” shall mean Manager or a reputable and experienced professional management organization (a) which manages, together with its affiliates, at least five (5) first class office buildings totaling at least 2,500,000 square feet of gross leasable area, exclusive of the Property and (b) approved by Lender, which approval shall not have been unreasonably withheld and for which Lender shall have received (i) written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a

Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, and (ii) with respect to any Affiliated Manager, a revised substantive non-consolidation opinion if one was delivered in connection with the closing of the Loan.
“Qualified Transferee” shall mean one or more of the following:
(A)    a pension fund, pension trust or pension account that immediately prior to such transfer has total real estate assets with a market value of at least $600,000,000 (exclusive of the Property);
(B)    a pension fund advisor who (i) immediately prior to such transfer Controls, directly or indirectly, real estate assets with a market value of at least $600,000,000 (exclusive of the Property), and (ii) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements referred to in clause (A) of this definition;
(C)    an insurance company which is subject to supervision by the insurance commissioner, or a similar official agency, of a state or territory of the United States (including the District of Columbia) (i) with a net worth determined as of the date that is no more than six (6) months prior to the date of the transfer, of at least $250,000,000 (exclusive of the Property), and (ii) who, immediately prior to such transfer, Controls, directly or indirectly, real estate assets with a market value of at least $600,000,000 (exclusive of the Property);
(D)    an association organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (i) with a combined capital and surplus of at least $250,000,000 (exclusive of the Property); and (ii) who, immediately prior to such transfer, Controls, directly or indirectly, real estate assets with a market value of at least $600,000,000 (exclusive of the Property); or
(E)    any entity (i) (x) with an “investment grade rating” from each of the Rating Agencies, or (y) who owns and operates at least ten (10) first-class office buildings totaling at least 5,000,000 square feet in major metropolitan markets (exclusive of the Property), (ii) who has a net worth determined as of the date this is no more than six (6) months prior to the date of the transfer, of at least $250,000,000 (exclusive of the Property), and (iii) who, immediately prior to such transfer, Controls, directly or indirectly, real estate assets with a market value of at least $600,000,000 (exclusive of the Property).
For purposes of this definition of Qualified Transferee, “Control” means the ownership, directly or indirectly, in the aggregate of at least fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlled by,” “controlling” and “under common control with” shall have the respective correlative meaning thereto.
“Rating Agencies” shall mean each of S&P, Moody’s and Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lender.

“Regulation AB” shall have the meaning set forth in Section 13.6(a) hereof.
“REIT” means a real estate investment trust within the meaning of Sections 856-860 of the Internal Revenue Code.
“Release” shall have the meaning set forth in Section 12.5 hereof.
“REMIC Prohibition Period” means the two-year period commencing with the “startup day” within the meaning of Section 860G(a)(9) of the Internal Revenue Code of any REMIC Trust that holds the Loan.
“Rent Roll” shall have the meaning set forth in Section 4.25 hereof.
“Rents” shall have the meaning set forth in Section 1.1(f) of the Mortgage.
“Rep & Warranty Breach” shall have the meaning set forth in Section 11.1(e) hereof.
“Replacements” shall have the meaning set forth in Section 9.2(a) hereof.
“Required Work” shall have the meaning set forth in Section 9.4 hereof.
“Reserve Accounts” shall mean the Tax and Insurance Reserve Account, the Leasing Reserve Account or any other escrow account established by the Loan Documents.
“Reserve Funds” shall mean the Tax and Insurance Reserve Funds, the Leasing Reserve Funds or any other escrow funds established by the Loan Documents.
“Restoration” shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of the Property, the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.
“Restoration Consultant” shall have the meaning set forth in Section 8.4(b)(iii) hereof.
“Restoration Retainage” shall have the meaning set forth in Section 8.4(b)(iv) hereof.
“Restricted Party” shall have the meaning set forth in Section 7.1 hereof.
“Sale or Pledge” shall have the meaning set forth in Section 7.1 hereof.
“Scheduled Payment Date” shall have the meaning set forth in Section 2.2(b) hereof.
“Securities” shall have the meaning set forth in Section 13.1 hereof.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Securities Liabilities” shall have the meaning set forth in Section 13.5 hereof.

“Securitization” shall have the meaning set forth in Section 13.1 hereof.
“Significant Obligor” shall have the meaning set forth in Section 13.6(a) hereof.
“Special Member” shall have the meaning set forth in Section 6.1(c) hereof.
“Sponsor” shall mean Maguire Properties, Inc.
“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“State” shall mean the state in which the Property or any part thereof is located.
“Tax and Insurance Reserve Funds” shall have the meaning set forth in Section 9.6 hereof.
“Tax and Insurance Reserve Account” shall have the meaning set forth in Section 9.6 hereof.
“Taxable REIT Subsidiary” shall mean a taxable REIT subsidiary within the meaning of Section 856(1) of the Internal Revenue Code.
“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.
“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement with Borrower, including, without limitation, any Major Lease.
“Tenant Improvements” shall have the meaning set forth in Section 9.3(a) hereof.
“Termination Fee Deposit” shall have the meaning set forth in Section 9.3(b) hereof.
“TI/LC Monthly Deposit” shall mean the sum of $41,985.45.
“TI/LC Tenants” shall mean (i) Orrick, Herrington & Sutcliffe LLP, (ii) Marsh USA, Inc., (iii) American Home Assurance Co. (AIG) and (iv) Pershing.
“Title Insurance Policy” shall mean that certain ALTA mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Mortgage.
“Transferee” shall have the meaning set forth in Section 7.5 hereof.
“Tribunal” shall mean any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State where the applicable Property is located.
“Underwriter Group” shall have the meaning set forth in Section 13.5(b) hereof.
Section 1.    Principles of Construction.
All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
ARTICLE 2
GENERAL TERMS
Section 2.1.    Loan Commitment; Disbursement to Borrower
(a)    Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.
(b)    Borrower may request and receive only one borrowing in respect of the Loan and any amount borrowed and repaid in respect of the Loan may not be reborrowed.
(c)    The Loan shall be evidenced by the Note and secured by the Mortgage and the other Loan Documents.
(d)    Borrower shall use the proceeds of the Loan to (i) retire the debt on the Property existing prior to the Closing Date, (ii) pay certain costs in connection with the financing of the Property, (iii) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (iv) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender such approval not to be unreasonably withheld, conditioned or delayed, (v) fund any working capital requirements of the Property, and (vi) distribute the balance, if any, to its members.
Section 2.2.    Loan Payments
(a)    The Loan shall bear interest at a fixed rate per annum equal to the Note Rate. Interest shall be computed based on the daily rate produced assuming a three hundred sixty (360) day year, multiplied by the actual number of days elapsed. Except as otherwise set forth in this Agreement, interest shall be paid in arrears.
(b)    Borrower hereby agrees to pay sums due under the Note as follows: An initial payment of $974,974.00 is due on the Closing Date for interest from the Closing Date through and including October 31, 2006. Thereafter, except as may be adjusted in accordance with the last sentence of Section 2.2(c), consecutive monthly installments of interest only computed at the

Note Rate on the outstanding principal balance of the Loan shall be payable pursuant to the terms of Section 2.2(d) (the “Monthly Payment Amount”) on the first (1st) day of each month beginning on December 1, 2006 (each a “Scheduled Payment Date”) until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on the Maturity Date.
(c)    Intentionally omitted.
(d)    Each payment by Borrower hereunder or under the Note shall be payable at P.O. Box 65585, Charlotte, North Carolina 28265-0585, or by wire transfer to Bank of America, N.A., ABA #026009593, Account #4782779943 for credit to CMSG, Servicing #3201555, or at such other place as the Lender may designate from time to time in writing, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 2:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date. Notwithstanding the foregoing, amounts due under the Loan Documents shall be deemed paid so long as there is sufficient money in the Cash Management Account for payment of such amounts and Lender’s access to such money has not been constrained or constricted in any manner.
(e)    Prior to the occurrence of an Event of Default, all monthly payments made as scheduled under this Agreement and the Note shall be applied first to the payment of interest computed at the Note Rate. All voluntary and involuntary prepayments on the Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal amount, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion. Following the occurrence of an Event of Default, any payment made on the Note shall be applied to accrued but unpaid interest, late charges, accrued fees, the unpaid principal amount of the Note, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion.
(f)    All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.
Section 2.3.    Late Payment Charge
Except for the payment due on the Maturity Date, if any principal or interest payment is not paid by Borrower on or before the date on which the same is due (unless sufficient funds for payment thereof are on deposit in the Cash Management Account and Lender’s access thereto has not been restricted or constrained), after the same is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.
Section 2.4.    Prepayment; Defeasance
Except as otherwise expressly permitted by this Section 2.4 no voluntary prepayments, whether in whole or in part, of the Loan or any other amount at any time due and owing under the Note can be made by Borrower or any other Person without the express written consent of Lender.
(a)    Lockout Period. Borrower has no right to make, and Lender shall have no obligation to accept, any voluntary prepayment, whether in whole or in part, of the Loan during the Lockout Period. Notwithstanding the foregoing, if either (i) Lender, in its sole and absolute discretion, accepts a full or partial voluntary prepayment during the Lockout Period or (ii) there is an involuntary prepayment during the Lockout Period, then, in either case, Borrower shall, in addition to any portion of the Loan prepaid (together with all interest accrued and unpaid thereon), pay to Lender a prepayment premium in an amount calculated in accordance with Section 2.4(c) hereof.
(b)    Defeasance.
(i)    Notwithstanding any provisions of this Section 2.4 to the contrary, including, without limitation, subsection (a) of this Section 2.4, at any time following the earlier to occur of (a) the expiration of the REMIC Prohibition Period or (b) May 1, 2010, Borrower may cause the release of the Property from the lien of the Mortgage and the other Loan Documents upon the satisfaction of the following conditions:
(A)    no Event of Default shall exist under any of the Loan Documents;
(B)    not less than forty-five (45) (but not more than ninety (90)) days prior written notice shall be given to Lender specifying a date on which the Defeasance Collateral (as hereinafter defined) is to be delivered (the “Release Date”), such date being on a Scheduled Payment Date; provided, however, that Borrower shall have the right (i) to cancel such notice by providing Lender with notice of cancellation ten (10) days prior to the scheduled Release Date, or (ii) to extend the scheduled Release Date until the next Scheduled Payment Date; provided that in each case, Borrower shall pay all of Lender’s costs and expenses incurred as a result of such cancellation or extension;
(C)    all accrued and unpaid interest and all other sums due under the Note, this Agreement and under the other Loan Documents up to the Release Date, including, without limitation, all fees, costs and expenses incurred by Lender and its agents in connection with such release (including, without limitation, reasonable legal fees and expenses for the review and preparation of the Defeasance Security Agreement (as hereinafter defined) and of the other materials described in Section 2.4(b)(i)(D) below and any related documentation, and any servicing fees, Rating Agency fees or other costs related to such release), shall be paid in full on or prior to the Release Date;
(D)    Borrower shall deliver to Lender on or prior to the Release Date:
(1)    a pledge and security agreement, in form and substance satisfactory to a prudent institutional lender, creating a first priority security interest in favor of Lender in the Defeasance Collateral, as defined herein (the “Defeasance Security Agreement”), which shall provide, among other things, that any excess amounts received by Lender from the Defeasance Collateral over the amounts payable by Borrower on a given Scheduled Payment Date, which excess amounts are not required to cover all or any portion of amounts payable on a future Scheduled Payment Date, shall be refunded to Borrower promptly after each such Scheduled Payment Date;
(2)    (i) direct non-callable obligations of, or guaranteed as to timely payment by, the United States of America or other obligations which are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or (ii) to the extent acceptable by the applicable Rating Agencies rating the Securities, other non-callable government securities satisfying applicable REMIC provisions (e.g., §§ 860A-860G of Subchapter M of the Code), that provide for payments prior and as close as possible to (but in no event later than) all successive Scheduled Payment Dates occurring after the Release Date during the Lockout Period, with each such payment being equal to or greater than the amount of the corresponding Monthly Payment Amount required to be paid under this Agreement and the Note (including all amounts due to fully prepay the outstanding principal balance of the Loan at the expiration of the Lockout Period) for the balance of the Lockout Period (the “Defeasance Collateral”), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance satisfactory to a prudent institutional lender (including, without limitation, such certificates, documents and instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement the first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests;
(3)    a certificate of Borrower certifying that all of the requirements set forth in this Section 2.4(b)(i) have been satisfied;
(4)    one or more opinions of counsel for Borrower that are customary in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (i) Lender has a perfected security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms, (ii) in the event of a bankruptcy proceeding or similar occurrence with respect to Borrower, none of the Defeasance Collateral nor any proceeds thereof will be property of Borrower’s estate under Section 541 of the U.S. Bankruptcy Code or any similar statute and the grant of security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code or applicable state law, (iii) the release of the lien of the Mortgage and the pledge of Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that then holds the Note to fail to maintain its status as a REMIC Trust and (iv) the defeasance will not cause any REMIC Trust to be an “investment company” under the Investment Company Act of 1940;
(5)    a certificate in form and scope acceptable to a prudent institutional lender from an Acceptable Accountant certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest as and when due under the Note (including the prepayment of the principal balance of the Loan outstanding on the expiration of the Lockout Period); and
(6)    such other certificates, documents and instruments as a prudent institutional lender may reasonably require; and
(E)    in the event the Loan is held by a REMIC Trust, Lender has received written confirmation from any Rating Agency rating any Securities that substitution of the Defeasance Collateral will not result in a downgrade, withdrawal, or qualification of the ratings then assigned to any of the Securities.
(ii)    Upon compliance with the requirements of Section 2.4(b)(i), the Property shall be released from the lien of the Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute sole collateral which shall secure the Note and all other obligations under the Loan Documents. Lender will, at Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Mortgage and the other Loan Documents from the Property.
(iii)    Upon the release of the Property in accordance with this Section 2.4(b), Borrower shall assign all its obligations and rights under the Note, together with the pledged Defeasance Collateral, to a successor entity designated and approved by Lender in its sole and absolute discretion (“Successor Borrower”). Successor Borrower shall execute an assignment and assumption agreement in form and substance satisfactory to a prudent institutional lender pursuant to which it shall assume Borrower’s obligations under the Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (A) deliver to Lender one or more opinions of counsel that are customary in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that such assignment and assumption agreement is enforceable against Borrower and the Successor Borrower in accordance with its terms and that the Note and the Defeasance Security Agreement, as so assigned and assumed, are enforceable against the Successor Borrower in accordance with their respective terms, and opining to such other matters relating to Successor Borrower and its organizational structure as Lender may reasonably require, and (B) pay all fees, costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, reasonable legal fees and expenses and for the review of the proposed transferee and the preparation of the assignment and assumption agreement and related certificates, documents and instruments and any fees payable to any Rating Agencies and their counsel in connection with the issuance of the confirmation referred to in subsection (b)(i)(E) above). Upon such assignment and assumption, Borrower shall be relieved of its obligations hereunder, under the Note, under the other Loan Documents and under the Defeasance Security Agreement, except as expressly set forth in the assignment and assumption agreement.
(iv)    In no event shall Lender have any obligation to notify Borrower that a REMIC Prohibition Period is in effect with respect to the Loan, except that Lender shall notify Borrower if any REMIC Prohibition Period is in effect with respect to the Loan after receiving any notice described in Section 2.4(b)(i)(B); provided, however, that the failure of Lender to so notify Borrower shall not impose any liability on Lender or grant Borrower any right to defease the Loan during any such REMIC Prohibition Period.
(c)    Involuntary Prepayment During the Lockout Period. During the Lockout Period, in the event of any involuntary prepayment of the Loan or any other amount under the Note, whether in whole or in part, in connection with or following Lender’s acceleration of the Note or otherwise, and whether the Mortgage is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, including, without limitation, repayment of the Loan by Borrower or any other Person pursuant to any statutory or common law right of redemption, Borrower shall, in addition to any portion of the principal balance of the Loan prepaid (together with all interest accrued and unpaid thereon and in the event the prepayment is made on a date other than a Scheduled Payment Date, a sum equal to the amount of interest which would have accrued under the Note on the amount of such prepayment if such prepayment had occurred on the next Scheduled Payment Date), pay to Lender a prepayment premium in an amount equal to the greater of (i) 1% of the portion of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining Lockout Period each equal to the amount of interest which would be due on the portion of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Note Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the expiration of the Lockout Period, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the date on which (i) Lender applies any prepayment to the reduction of the outstanding principal amount of this Note, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).
(d)    Insurance and Condemnation Proceeds; Excess Interest. Notwithstanding any other provision herein to the contrary, and provided no Event of Default exists, Borrower shall not be required to pay any prepayment premium in connection with any prepayment occurring solely as a result of (i) the application of Insurance Proceeds or Condemnation Proceeds pursuant to the terms of the Loan Documents, or (ii) the application of any interest in excess of the maximum rate permitted by applicable law to the reduction of the Loan.
(e)    After the Lockout Period. Commencing on the day after the expiration of the Lockout Period, and upon giving Lender at least thirty (30) days (but not more than ninety (90) days) prior written notice, Borrower may voluntarily prepay (without premium) the Note in whole (but not in part) on a Scheduled Payment Date. Lender shall accept a prepayment pursuant to this Section 2.4(e) on a day other than a Scheduled Payment Date provided that, in addition to payment of the full outstanding principal balance of the Note, Borrower pays to Lender a sum equal to the amount of interest which would have accrued on the Note if such prepayment occurred on the next Scheduled Payment Date.
(f)    Limitation on Partial Prepayments. In no event shall Lender have any obligation to accept a partial prepayment.
Section 2.5.    Payments after Default
Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, (a) shall accrue at the Default Rate, and (b) Lender shall be entitled to receive and Borrower shall pay to Lender all cash flow from the Property in accordance with the terms of the Article 10 hereof, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (i) the actual receipt and collection of the Debt (or that portion thereof that is then due) and (ii) the cure of such Event of Default. To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgage. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment from Borrower shall not be deemed to cure or constitute a waiver of any Event of Default (other than the applicable payment default giving rise to such Event of Default); and Lender retains its rights under this Agreement to accelerate and to continue to demand payment of the Debt upon the happening of and during the continuance any Event of Default, despite any payment by Borrower to Lender.

Section 2.6.    Usury Savings
This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Note Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
ARTICLE 3
[INTENTIONALLY OMITTED]

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
Borrower and, where specifically indicated, Borrower Principal represents and warrants to Lender as of the Closing Date that:
Section 4.1.    Organization
Borrower and Borrower Principal (when not an individual) (a) has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged, (b) is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations (except as to Borrower Principal, where such failure to qualify is not reasonably expected to cause a material adverse effect on Borrower Principal), (c) possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged (except as to Borrower Principal, where such failure to qualify is not reasonably expected to cause a material adverse effect on Borrower Principal), and the sole business of Borrower is the ownership, management, development and operation of the Property, and (d) in the case of Borrower, has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms of the Loan Documents, and in the case of Borrower and Borrower Principal, has full power, authority and legal right to keep and observe all of the terms of the Loan Documents to which it is a party. Borrower and Borrower Principal represent and warrant that the chart attached hereto as Exhibit B sets forth an accurate listing of the direct and indirect owners of the equity interests in

Borrower and Borrower Principal (when not an individual) to the extent any such entity is not publicly traded.
Section 4.2.    Status of Borrower
Borrower’s exact legal name is correctly set forth on the first page of this Agreement. Borrower is an organization of the type specified on the first page of this Agreement. Borrower is incorporated in or organized under the laws of the state of Delaware. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) the address of Borrower set forth on the first page of this Agreement. The organizational identification number assigned by the state of incorporation or organization is 3922489.
Section 4.3.    Validity of Documents
Borrower and Borrower Principal have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which they are parties. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and Borrower Principal and constitute the legal, valid and binding obligations of Borrower and Borrower Principal enforceable against Borrower and Borrower Principal in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
Section 4.4.    No Conflicts
The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and Borrower Principal will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower or Borrower Principal pursuant to the terms of any agreement or instrument to which Borrower or Borrower Principal is a party or by which any of Borrower’s or Borrower Principal’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or Borrower Principal or any of Borrower’s or Borrower Principal’s properties or assets (except as to Borrower Principal, where such failure to qualify is not reasonably expected to cause a material adverse effect on Borrower Principal), and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower or Borrower Principal of this Agreement or any of the other Loan Documents has been obtained and is in full force and effect.

Section 4.5.    Litigation
There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending for which Borrower or an Affiliate of Borrower has been served or, to Borrower’s or Borrower Principal’s knowledge, threatened in writing against or affecting Borrower, Borrower Principal, Manager or the Property, which actions, suits or proceedings, if determined against Borrower, Borrower Principal, Manager or the Property, would materially adversely affect the condition (financial or otherwise) or business of Borrower or Borrower Principal or the condition or ownership of the Property.
Section 4.6.    Agreements
Borrower is not a party to any agreement or instrument or subject to any restriction which would materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.
Section 4.7.    Solvency
Borrower and Borrower Principal have (a) not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for their obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of the assets of Borrower and Borrower Principal exceeds and will, immediately following the making of the Loan, exceed the total liabilities of Borrower and Borrower Principal, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. No petition in bankruptcy has been filed against Borrower, Borrower Principal or Affiliated Manager (if any) in the last ten (10) years, and neither Borrower nor Borrower Principal or Affiliated Manager in the last ten (10) years has made an assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws. Neither Borrower nor Borrower Principal or Affiliated Manager is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower or Borrower Principal or Affiliated Manager.
Section 4.8.    Full and Accurate Disclosure
No statement of fact made by or on behalf of Borrower or Borrower Principal in this Agreement or in any of the other Loan Documents or in any other document or certificate delivered by Borrower, Borrower Principal or any Affiliate thereof or, to Borrower’s knowledge, in any third-party reports delivered on behalf of Borrower or Borrower Principal in connection with the Loan contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower or Borrower Principal which has not been disclosed to Lender which adversely affects, nor as far as Borrower or Borrower Principal can reasonably foresee, is reasonably expected to adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or Borrower Principal.
Section 4.9.    No Plan Assets
Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or, so long as the Loan is outstanding, will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not in violation of state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.
Section 4.10.    Not a Foreign Person
Neither Borrower nor Borrower Principal is a “foreign person” within the meaning of §1445(f)(3) of the Internal Revenue Code.
Section 4.11.    Enforceability
The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable as a whole, and neither Borrower nor Borrower Principal has asserted any right of rescission, set-off, counterclaim or defense with respect thereto. No Default or Event of Default exists under or with respect to any Loan Document.
Section 4.12.    Business Purposes
The Loan is solely for the business purpose of Borrower (including distributions to Borrower’s constituent entity and all subsequent upstream distributions), and is not for personal, family, household, or agricultural purposes.
Section 4.13.    Compliance
Borrower and the Property, and the use and operation thereof, comply in all material respects with all Legal Requirements, including, without limitation, building and zoning ordinances and codes and the Americans with Disabilities Act. To Borrower’s knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority and Borrower has received no written notice of any such default or violation. There has not been committed by Borrower or, to Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.
Section 4.14.    Financial Information
All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower, Borrower Principal and/or the Property, to Borrower Principal’s actual knowledge (with respect to any financials relating to the Property only) (a) are true, complete and correct in all material respects, (b) accurately represent in all material respects the financial condition of Borrower, Borrower Principal or the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on the Property or the current and/or intended operation thereof, except as referred to or reflected in said financial statements. To Borrower’s knowledge, since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Borrower Principal from that set forth in said financial statements.
Section 4.15.    Condemnation
No Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.
Section 4.16.    Utilities and Public Access; Parking
The Property has adequate rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for full utilization of the Property for its intended uses. All public utilities necessary to the full use and enjoyment of the Property as currently used and enjoyed are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities. The Property has, or is served by, parking to the extent required to comply with all Legal Requirements.
Section 4.17.    Separate Lots
The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

Section 4.18.    Assessments
To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.
Section 4.19.    Insurance
Borrower has obtained and has delivered to Lender certified copies of all Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and to Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.
Section 4.20.    Use of Property
The Property is used exclusively for office and ancillary retail purposes and other appurtenant and related uses.
Section 4.21.    Certificate of Occupancy; Licenses
All certifications, permits, licenses and approvals, including, without limitation, certificates of completion or occupancy and any applicable liquor license required for the legal use, occupancy and operation of the Property for the purpose intended herein, have been obtained and are valid and in full force and effect. Borrower shall keep and maintain all licenses necessary for the operation of the Property for the purpose intended herein. The use being made of the Property is in conformity with the certificate of occupancy and any permits or licenses issued for the Property.
Section 4.22.    Flood Zone
None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Improvements is located within such area, Borrower has obtained the insurance prescribed in Section 8.1(a)(i).
Section 4.23.    Physical Condition
To Borrower’s knowledge and except as expressly disclosed in the Physical Conditions Report to Lender, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. To Borrower’s knowledge, there exists no structural or other material defects or damages in the Property, as a result of a Casualty or otherwise, and whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
Section 4.24.    Boundaries
(a)    None of the Improvements which were included in determining the appraised value of the Property lie outside the boundaries and building restriction lines of the Property to any material extent, and (b) no improvements on adjoining properties encroach upon the Property and no easements or other encumbrances upon the Property encroach upon any of the Improvements so as to materially affect the value or marketability of the Property.
Section 4.25.    Leases and Rent Roll
To Borrower’s actual knowledge, Borrower has delivered to Lender a true, correct and complete rent roll for the Property (a “Rent Roll”) which includes all Leases affecting the Property (including schedules for all executed Leases for Tenants not yet in occupancy or under which the rent commencement date has not occurred). To Borrower’s actual knowledge, except as set forth in the Rent Roll (as same has been updated by written notice thereof to Lender) and estoppel certificates delivered to Lender on or prior to the Closing Date: (a) each Lease is in full force and effect; (b) the premises demised under the Leases have been completed and the Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises; (c) the Tenants under the Leases have commenced the payment of rent under the Leases and there are no offsets, claims or defenses to the enforcement thereof, and Borrower has no monetary obligations to any Tenant under any Lease; (d) all Rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (e) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll and there is no claim or basis for a claim by the Tenant thereunder for an offset or adjustment to the rent; (f) no Tenant has made any written claim of a material default against the landlord under any Lease which remains outstanding nor has Borrower or Manager received, by in-person, or e-mail (with respect to Major Leases only) communication to an authorized representative of Borrower or Manager, any notice of a material default under any Lease; (g) there is no present material default by the Tenant under any Lease; (h) all security deposits under the Leases have been collected by Borrower; (i) Borrower is the sole owner of the entire landlord’s interest in each Lease; (j) each Lease is the valid, binding and enforceable obligation of Borrower and the applicable Tenant thereunder and there are no agreements with the Tenants under the Leases other than as expressly set forth in the Leases; (k) no Person has any possessory interest in, or right to occupy, the Property or any portion thereof except under the terms of a Lease; (l) none of the Leases contains any option or offer to purchase or right of first refusal to purchase the Property or any part thereof; (m) neither the Leases nor the Rents have been assigned, pledged or hypothecated except to Lender, and no other Person has any interest therein except the Tenants thereunder; and (n) no conditions exist which now give any Tenant or party the right to “go dark” pursuant to the provision of its Lease, if applicable.
Section 4.26.    Filing and Recording Taxes

All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or will be paid, and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Lender (or any subsequent holder thereof or its nominee).
Section 4.27.    Management Agreements
The Management Agreement is in full force and effect in accordance with its terms and there is no default thereunder by any party thereto and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. No management fees under the Management Agreement are accrued and unpaid.
Section 4.28.    Illegal Activity
No portion of the Property has been or will be purchased with proceeds of any illegal activity, and no part of the proceeds of the Loan will be used in connection with any illegal activity.
Section 4.29.    Construction Expenses
To Borrower’s actual knowledge, all costs and expenses of any and all labor, materials, supplies and equipment used in the construction maintenance or repair of the Improvements have been paid in full. To Borrower’s actual knowledge, there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.
Section 4.30.    Personal Property
Borrower has paid in full for, and is the owner of, all Personal Property (other than tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except for Permitted Encumbrances and the Lien and security interest created by the Loan Documents or as otherwise permitted hereunder.
Section 4.31.    Taxes
Borrower and Borrower Principal have filed prior to delinquency all material federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither Borrower nor Borrower Principal knows of any basis for any additional material assessment in respect of any such taxes and related liabilities for prior years.

Section 4.32.    Permitted Encumbrances
None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Loan Documents, materially and adversely affects the value of the Property, impairs the use or the operation of the Property or impairs Borrower’s ability to pay its obligations in a timely manner.
Section 4.33.    Federal Reserve Regulations
Borrower will use the proceeds of the Loan for the purposes set forth in Section 2.1(d) hereof and not for any illegal activity. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or prohibited by the terms and conditions of this Agreement or the other Loan Documents.
Section 4.34.    Investment Company Act
Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
Section 4.35.    Intentionally Deleted
Section 4.36.    No Change in Facts or Circumstances; Disclosure
All information submitted by Borrower or its agents to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, as may be updated by Borrower prior to the closing of the Loan, are, to Borrower’s knowledge (and actual knowledge with respect to the Property) accurate and correct in all material respects and sufficiently complete as to not to be misleading in any material respect. To Borrower’s knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts known to Borrower and has not failed to disclose any material fact known to Borrower that could cause any representation or warranty made herein or in any other documents delivered to Lender by Borrower or any of its Affiliates or agents to be materially misleading.
Section 4.37.    Intellectual Property

All trademarks, trade names and service marks necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business are in good standing and, to the extent of Borrower’s actual knowledge, uncontested. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower’s actual knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower.
Section 4.38.    Survey
To Borrower’s actual knowledge, the Survey for the Property delivered to Lender in connection with this Agreement has been prepared in accordance with the commitment letter dated May 2, 2005 between Lender and Borrower Principal, and to the actual knowledge of Borrower does not fail to reflect any material matter affecting the Property or the title thereto.
Section 4.39.    Embargoed Person
To Borrower’s actual knowledge, as of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and Borrower Principal constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower or Borrower Principal, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Borrower Principal, as applicable, with the result that the investment in Borrower or Borrower Principal, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Borrower Principal, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or Borrower Principal, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.
Section 4.40.    Patriot Act
All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001), as amended, and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 (collectively referred to in this Section only as the “Patriot Act”) and are incorporated into this Section. Each of Borrower and Borrower Principal hereby represents and warrants that Borrower and Borrower Principal and each and every Person affiliated with Borrower or Borrower Principal or that to Borrower’s actual knowledge has an economic interest in Borrower, or, to Borrower’s actual knowledge, that has or will have an interest in the transaction contemplated by this Agreement or in the Property or will participate, in any manner whatsoever, in the Loan, is: (i) not a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (as used in this Section only, the “Annex”); (ii) in full compliance with the requirements of the Patriot Act and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (as used in this Section only, “OFAC”); (iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act and available to Lender for Lender’s review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist or as a “blocked” person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (vi) not a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) not owned or controlled by or now knowingly acting and or will in the future knowingly act for or on behalf of any person named in the Annex or any other list promulgated under the Patriot Act or any other person who has been determined to be subject to the prohibitions contained in the Patriot Act. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower Principal or Borrower (or to Borrower’s knowledge any of its beneficial owners or affiliates or participants) become listed on the Annex or any other list promulgated under the Patriot Act or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. It shall be an Event of Default hereunder if Borrower, Borrower Principal or any other party to any Loan Document becomes listed on any list promulgated under the Patriot Act or is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.
Section 4.41.    Survival
Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Agreement and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
ARTICLE 5
BORROWER COVENANTS
From the date hereof and until repayment of the Debt in full and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:
Section 5.1.    Existence; Compliance with Legal Requirements
(a)    Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all material respects with all Legal Requirements applicable to it and the Property. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower shall at all times maintain, preserve and protect all franchises and trade names necessary in connection with the operation of the Property.
(b)    After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Legal Requirements affecting the Property, provided that (i) no Default or Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (iii) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (iv) non-compliance with the Legal Requirements shall not impose civil or criminal liability on Borrower or Lender; (v) Borrower shall have furnished the security as may be required in the proceeding or by Lender to ensure compliance by Borrower with the Legal Requirements; and (vi) Borrower shall have furnished to Lender all other items reasonably requested by Lender.
Section 5.2.    Maintenance and Use of Property
Borrower shall cause the Property to be maintained in a good and safe condition and repair (subject to ordinary wear and tear). The Improvements and the Personal Property shall not be removed, demolished, or other than in accordance with the provisions of Section 5.21, materially altered (except for normal replacement or disposal of the Personal Property in the ordinary course of Borrower’s business) without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without giving concurrent notice thereof to Lender.
Section 5.3.    Waste
Borrower shall not commit or suffer any physical or actual waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that is reasonably expected to invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that is reasonably expected to in any way impair the value of the Property or the security for the Loan. Borrower will not, without the prior written consent of Lender (not to be unreasonably withheld or delayed), permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

Section 5.4.    Taxes and Other Charges
(a)    Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof prior to delinquency; provided, however, Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 9.6 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 9.6 hereof). Subject to Section 5.4(b), Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property (other than Permitted Encumbrances and other Liens permitted under the Loan Documents), and shall promptly pay for all utility services provided to the Property.
(b)    After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon (unless Borrower has paid all of the Taxes or Other Charges under protest). Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.
Section 5.5.    Litigation
Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which is reasonably expected to materially adversely affect Borrower’s condition (financial or otherwise) or business or the Property.
Section 5.6.    Access to Property
Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof during regular business hours upon reasonable advance notice,

provided Lender shall use reasonable efforts to minimize interference with the business of any tenants.
Section 5.7.    Notice of Default
Borrower shall promptly advise Lender of any Material Adverse Change in the condition (financial or otherwise) of Borrower, Borrower Principal or the Property or of the occurrence of event or circumstance which would constitute a Default or Event of Default of which Borrower has knowledge.
Section 5.8.    Cooperate in Legal Proceedings
Borrower shall at Borrower’s expense cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.
Section 5.9.    Performance by Borrower
Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrower under this Agreement and the other Loan Documents and any other material agreement or instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.
Section 5.10.    Awards; Insurance Proceeds
Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting the Property or any part thereof) out of such Awards or Insurance Proceeds.
Section 5.11.    Financial Reporting
(a)    Borrower will maintain full and accurate books of accounts and other records reflecting the results of the operations of the and will furnish to Lender on or before forty-five (45) days after the end of each calendar quarter the following items, each certified by Borrower as being true and correct in all material respects: (i) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases (excluding subleases) by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and a report identifying any defaults or payment delinquencies thereunder; (ii) monthly and year to date operating statements prepared for each calendar month during each such calendar quarter, including an itemization of actual (not pro forma) capital expenditures and other information necessary and sufficient under generally accepted accounting practices to fairly represent the financial position and results of operation of the Property during such calendar month, all in form satisfactory to Lender; (iii) a balance sheet for each such calendar quarter; and (iv) a comparison of the budgeted income and expenses and the actual income and expenses for year to date together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such year to date period. Until a Securitization has occurred, Borrower shall furnish monthly each of the items listed in the immediately preceding sentence within thirty (30) days after the end of such month. Within one hundred twenty (120) days following the end of each calendar year (provided, however, if requested by Lender, Borrower shall use commercially reasonable efforts to provide Lender with any unaudited annual statements prior to such date), Borrower shall furnish statements of its financial affairs and condition including a balance sheet and a statement of profit and loss for the Borrower in such detail as Lender may reasonably request, and setting forth the financial condition and the income and expenses for the Property for the immediately preceding calendar year, which statements shall be prepared by Borrower. Borrower’s annual financial statements shall include (x) a list of the tenants, if any, occupying more than twenty (20%) percent of the total floor area of the Improvements, and (y) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and a cumulative basis. Borrower’s annual financial statements shall be accompanied by a certificate executed by a financial officer of Borrower or the Sponsor, as applicable, stating that each such annual financial statement presents fairly the financial condition of the Property being reported upon and shall be audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, which audited financial statements may be in the form of schedules to the audited consolidated financial statements of the Sponsor. Each such annual financial statement shall be prepared in accordance with generally accepted accounting principles consistently applied or the method used in connection with the financial statements delivered to Lender in connection with the closing of the Loan. At any time and from time to time Borrower shall deliver to Lender or its agents such other financial data as Lender or its agents shall reasonably request with respect to the ownership, maintenance, use and operation of the Property. Borrower shall furnish to Lender an Annual Budget not later than thirty (30) days prior to the commencement of each fiscal year of Borrower in form reasonably satisfactory to Lender. In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower in writing of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Lender shall have a period of thirty (30) days from receipt of such Annual Budget, together with any other related documentation reasonably requested by Lender, in which to approve or reject such Annual Budget, provided that such Annual Budget is accompanied by a written request from Borrower marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN THIRTY (30) DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the request must be marked “PRIORITY - LENDER’S RESPONSE REQUIRED IN THIRTY (30) DAYS”. In the event that Lender fails to approve or reject such Annual Budget in such period of time, Lender’s consent to such Annual Budget shall be deemed given. Until such time that Lender approves a proposed Annual Budget, which approval shall not be unreasonably withheld, conditioned or delayed, the most recent Annual Budget shall apply; provided that, such approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums, utilities expenses and expenses under the Management Agreement.
(b)    Upon request from Lender, Borrower shall promptly furnish to Lender:
(i)    a property management report for the Property, containing a list of prospective tenants and any other information requested by Lender, in reasonable detail and certified by Borrower under penalty of perjury to be true and complete, but no more frequently than quarterly;
(ii)    an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions; and
(iii)    a report of all letters of credit provided by any Tenant in connection with any Lease of any part of the Property, including the account numbers of such letters of credit, the names and addresses of the financial institutions that issued such letters of credit and the names of the Persons to contact at such financial institutions, along with any authority or release necessary for Lender to obtain information regarding such letters of credit directly from such financial institutions.
(c)    Intentionally deleted.
(d)    Borrower and Borrower Principal shall furnish Lender with such other additional financial or management information (including state and federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender (including, without limitation, any financial reports required to be delivered by any Tenant or any guarantor of any Lease pursuant to the terms of such Lease), and shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.
(e)    All items requiring the certification of Borrower shall, except where Borrower is an individual, require a certificate executed by the general partner, managing member or chief executive officer of Borrower, as applicable (and the same rules shall apply to any sole shareholder, general partner or managing member which is not an individual).
Section 5.12.    Estoppel Statement
(a)    After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the rate of interest on the Note, (iii) the unpaid principal amount of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this

Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.
(b)    After request by Borrower, Lender shall promptly deliver to Borrower a beneficiary’s statement on Lender’s (or its servicer’s) then current form of such document, which shall include the balance of the Loan, the then applicable interest rate and the balances in the Reserve Accounts. In a separate writing, Lender shall provide to Borrower, to the extent true, a statement that Lender has not delivered any notices of default to Borrower.
(c)    Borrower shall use its commercially reasonable best efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Lender attesting to such facts regarding the related Lease as Lender may reasonably require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease. Other than in connection with a Securitization, Borrower shall not be required to use its best efforts to deliver such estoppel certificates more than once per year so long as no Event of Default exists.
Section 5.13.    Leasing Matters
(a)    Borrower may enter into a proposed Lease (including the renewal or extension of an existing Lease (a “Renewal Lease”)) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arm’s-length transaction with a bona fide, independent third party tenant or with a Taxable REIT Subsidiary of Sponsor, (iii) does not have a materially adverse effect on the value of the Property taken as a whole, (iv) is subject and subordinate to the Mortgage and the Tenant thereunder agrees to attorn to Lender, either by the terms of such Renewal Lease or pursuant to a subordination, non-disturbance and attornment agreement on Lender’s then current form (v) does not contain any option, offer, right of first refusal, or other similar right to acquire all or any portion of the Property, (vi) has a base term of less than fifteen (15) years including options to renew, (vii) has no rent credits, free rents or concessions granted thereunder, other than as consistent with then market standards for prudent institutional owners of Class A office buildings in the sub-market where the Property is located, and (viii) is written on the standard form of lease approved by Lender and attached hereto as Exhibit C, subject to tenant specific negotiated changes which do not, individually or in the aggregate, cause a Material Adverse Change with respect to the Property or the financial condition of Borrower. All proposed Leases which do not satisfy the requirements set forth in this subsection shall be at Borrower’s expense and subject to the prior approval of Lender and its counsel, such consent not to be unreasonably withheld or delayed. Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this subsection together with Borrower’s certification that it has satisfied all of the conditions of this Section.

(b)    Borrower (i) shall observe and perform in all material respects all the obligations imposed upon the landlord under the Leases (or refrain from such observance or performance to the extent the same is in accordance with prudent institutional ownership practices for properties similar to and in the same sub-market as Property) and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed unless Borrower, in accordance with prudent institutional ownership practices for properties similar and in the same sub-market as the Property, elects not to enforce any such term, covenant or condition; (iv) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the landlord’s interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed.
(c)    Borrower may, without the prior written consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce Rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and any subordination agreement binding upon Lender with respect to such Lease or provided that such action is reasonably required to maintain Sponsor’s status as a REIT. A termination of a Lease with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a materially adverse effect on the value of the Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this subsection shall be subject to the prior approval of Lender and its counsel, at Borrower’s expense. Borrower shall promptly deliver to Lender copies of amendments, modifications and waivers which are entered into pursuant to this subsection together with Borrower’s certification that it has satisfied all of the conditions of this subsection.
(d)    Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend in any material respect, modify in any material respect, waive any material provisions of, terminate, reduce Rents under, accept a surrender of space under, or shorten the term of any Major Lease (except, as to termination, reduction or acceptance of surrender, in accordance with the express terms of the Lease).
(e)    Notwithstanding anything to the contrary contained herein, to the extent Lender’s prior approval is required for any leasing matters set forth in this Section 5.13, Lender shall have ten (10) Business Days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in capitalized bold lettering with the following language:

“LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the request must be marked “PRIORITY- LENDER’S RESPONSE REQUIRED IN TEN (10) BUSINESS DAYS”. In the event that Lender fails to respond to the leasing matter in question within such time, Lender’s approval shall be deemed given for all purposes. Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender, including, without limitation, lease comparables and other market information as required by Lender.
Section 5.14.    Property Management
(a)    Borrower shall (i) promptly perform and observe in all material respects all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under the Management Agreement of which Borrower is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance in all material respects of all of the covenants required to be performed and observed by Manager under the Management Agreement.
(b)    If at any time, (i) Manager shall become insolvent or a debtor in a bankruptcy proceeding; (ii) an Event of Default has occurred and is continuing; or (iii) a default by Manager has occurred and is continuing beyond applicable cure periods under the Management Agreement, Borrower shall, at the request of Lender, terminate the Management Agreement upon sixty (60) days prior notice to Manager and replace Manager with a Qualified Manager reasonably approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.
(c)    Intentionally Deleted.
(d)    Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Management Agreement or otherwise replace Manager or enter into any other management agreement with respect to the Property; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect. In the event that Borrower replaces Manager at any time during the term of Loan pursuant to this subsection, such Manager shall be a Qualified Manager.
(e)    No resignation of Manager shall be effective unless (i) Manager provides ninety (90) days prior written notice of its intent to resign and (ii) a Qualified Manager has assumed responsibility for the management of the Property pursuant to a written management agreement in form and substance acceptable to Lender.
(f)    The Property shall at all times be managed by a Qualified Manager.
Section 5.15.    Liens
Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except Permitted Encumbrances and liens being contested in accordance with Sections 5.1(b) and 5.4(b) of this Agreement.
Section 5.16.    Debt Cancellation
Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.
Section 5.17.    Zoning
Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that is reasonably expected to result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.
Section 5.18.    ERISA
(a)    Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.
(b)    Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its reasonable discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not in violation of state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:
(A)    Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);
(B)    Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(C)    Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e) or an Investment Company registered under the Investment Company Act of 1940; or
(D)    None of the assets of Borrower otherwise constitutes “plan assets” within the meaning of 29 CFR §2518.3-101.
Section 5.19.    No Joint Assessment
Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.
Section 5.20.    Reciprocal Easement Agreements
Borrower shall not enter into, terminate or modify any material reciprocal easement agreement without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall enforce, comply with, and cause each of the parties to any reciprocal easement agreement to comply with all of the material economic terms and conditions contained in any such material reciprocal easement agreement.
Section 5.21.    Alterations
Lender’s prior approval (not to be unreasonably withheld or delayed) shall be required in connection with any alterations to any Improvements, exclusive of alterations to tenant spaces required under any Lease, (a) that is reasonably expected to have a material adverse effect on the Property, (b) that affect the structure of the applicable building or (c) that, together with any other alterations undertaken at the same time (including any related alterations, improvements or replacements), are reasonably anticipated to have a cost in excess of the Alteration Threshold. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower, at Lender’s reasonable request, shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) direct non-callable obligations of the United States of America or other obligations which are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent acceptable to the applicable Rating Agencies, (iii) other securities acceptable to Lender and the Rating Agencies, or (iv) a completion bond, provided that such completion bond is acceptable to the Lender and the Rating Agencies. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.
ARTICLE 6
ENTITY COVENANTS
Section 6.1.    Single Purpose Entity/Separateness

Until the Debt has been paid in full, Borrower represents, warrants and covenants as follows:
(a)    Borrower has not and will not:
(i)    engage in any business or activity other than the acquisition, ownership, operation, development, financing and maintenance of the Property, and activities incidental thereto;
(ii)    acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the operation of the Property;
(iii)    merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;
(iv)    fail to observe all organizational formalities in order to maintain its separate existence;
(v)    own any subsidiary, or make any investment in, any Person;
(vi)    commingle its assets with the assets of any other Person;
(vii)    incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to Personal Property on commercially reasonable terms and conditions, provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time three percent (3%) of the original principal amount of the Loan (provided that there is sufficient cash flow generated from the operation of the Property);
(viii)    fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that Borrower’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that such consolidated financial statements contain a footnote indicating that Borrower is a separate legal entity;
(ix)    enter into any contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Borrower, or any Affiliate of the foregoing (excluding the Master Lease executed herewith), except upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

(x)    maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(xi)    (A) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person or (B) other than with respect to (I) the obligations of Borrower guaranteed by Borrower Principal pursuant to the terms of the Loan Documents, or (II) reimbursement obligations, if any, of Borrower Principal or its Affiliates (other than Borrower) to the Issuing Bank with respect to the Reserve Letters of Credit, permit any of its partners, members, shareholders or other Affiliates to guarantee, become obligated for or hold its credit out to be responsible for any of the debts or obligations of Borrower;
(xii)    make any loans or advances to any Person;
(xiii)    fail to file its own tax returns (if Borrower is required to file such tax returns by applicable law) or file a consolidated federal income tax return with any Person (unless required or permitted, as the case may be, by applicable Legal Requirements);
(xiv)    identify itself as a division or part of any Affiliate (other than for tax purposes) or fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;
(xv)    fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided that (A) there is sufficient cash flow generated from the operation of the Property to maintain adequate capitalization and (B) this covenant shall not restrict Borrower’s ability to make distributions to its member in the ordinary course of business. Notwithstanding the foregoing or anything to the contrary contained in any of the Loan Documents, Borrower Principal shall not be obligated to contribute capital to Borrower;
(xvi)    without the unanimous written consent of all of its members and the written consent of 100% of the managers of Borrower, including, without limitation, each Independent Manager, (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, or (c) make an assignment for the benefit of creditors;
(xvii)    fail to allocate, fairly and reasonably, shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks with the result that Borrower bears its fair share of such expenses;
(xviii)    fail to remain solvent, provided and to the extent that sufficient cash flow is generated from the operation of the Property, or pay its own liabilities (including,

without limitation, salaries of its own employees) only from its own funds, provided and to the extent that sufficient cash flow is generated from the operation of the Property;
(xix)    acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;
(xx)    violate or cause to be violated the assumptions made with respect to Borrower and its principals in any opinion letter pertaining to substantive consolidation delivered to Lender in connection with the Loan;
(xxi)    fail to maintain a sufficient number of employees in light of its contemplated business operations;
(xxii)    permit any Affiliate independent access to its bank accounts other than with respect to the Manager (and any sub manager) in its capacity as manager of the Property pursuant to the Management Agreement;
(xxiii)    fail to maintain the resolutions, agreements and other instruments regarding the transactions contemplated by the Loan as official records; or
(xxiv)    fail to make all oral and written communication, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications solely in the name of Borrower.
(b)    Borrower shall have Borrower Principal as its sole member. Borrower shall maintain its status as a single member Delaware limited liability company.
(c)    The limited liability company agreement of Borrower (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower (“Member”) to cease to be the member of Borrower (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Manager of Borrower shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower (“Special Member”) and shall continue Borrower without dissolution and (ii) Special Member may not resign from Borrower or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law and (B) such successor Special Member has also accepted its appointment as an Independent Manager. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (ii) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (iv) Special Member, in its capacity as Special Member, may not bind Borrower and

(v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower; provided, however, such prohibition shall not limit the obligations of Special Member, its capacity as Independent Manager, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.
Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (i) to continue Borrower and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.
Lender acknowledges that the terms of Borrower’s LLC Agreement as of the Closing Date are deemed to have satisfied the requirements of this Section 6.1(c).
Section 6.2.    Change of Name, Identity or Structure
Borrower shall not change or permit to be changed (a) Borrower’s name, (b) Borrower’s identity (including its trade name or names), (c) Borrower’s principal place of business set forth on the first page of this Agreement, (d) the corporate, partnership or other organizational structure of Borrower, (e) Borrower’s state of organization, or (f) Borrower’s organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender. In addition, Borrower shall not change or permit to be changed any organizational documents of Borrower or if such change would adversely impact the covenants set forth in Section 6.1 and Section 6.4 hereof. Borrower authorizes Lender to file any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted under the Loan Documents. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property. If Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower subsequently changes, Borrower shall promptly notify Lender of such organizational identification number or change.

Section 6.3.    Business and Operations
Borrower will qualify to do business and will remain in good standing under the laws of the State as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.
Section 6.4.    Independent Manager
(a)    The organizational documents of Borrower shall provide that at all times there shall be, and Borrower shall cause there to be, at least two duly appointed members of the board of managers (each an “Independent Manager”) of Borrower reasonably satisfactory to Lender each of whom are not at the time of such individual’s initial appointment, and shall not have been at any time during the preceding five (5) years, and shall not be at any time while serving as a manager of Borrower, either (i) a shareholder (or other equity owner) of, or an officer, manager (other than an Independent Manager of Borrower or an Affiliate or other similar capacity), partner, director, member (other than as a Special Member of Borrower or an Affiliate in the case of single member Delaware limited liability companies), employee, attorney or counsel of, Borrower or any of its shareholders, partners, members, subsidiaries or Affiliates; (ii) a customer or creditor of, or supplier to, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates who derives any of its purchases or revenue from its activities with Borrower or any Affiliate of any of them (provided that an Independent Manager can be an employee of an entity providing corporate services and independent managers in the ordinary course of business); (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer; or (iv) a member of the immediate family of any such shareholder, officer, manager (other than an Independent Manager of Borrower or an Affiliate or other similar capacity), partner, director, member (other than as a Special Member of Borrower or an Affiliate in the case of single member Delaware limited liability companies), employee, supplier, creditor or customer.
(b)    The organizational documents of Borrower shall provide that the board of managers of Borrower shall not take any action which, under the terms of any certificate of organization, operating agreement or any voting trust agreement with respect to any membership interests, requires a unanimous vote of the board of managers of Borrower unless at the time of such action there shall be at least two members of the board of managers who are Independent Managers. Borrower shall not will not, without the unanimous written consent of its board of managers including each Independent Manager, on behalf Borrower, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Creditors Rights Laws; (ii) seek or consent to the appointment of a receiver, liquidator or any similar official; or (iii) make an assignment for the benefit of creditors.
ARTICLE 7
NO SALE OR ENCUMBRANCE
Section 7.1.    Transfer Definitions

For purposes of this Article 7 an “Affiliated Manager” shall mean any managing agent of the Property, other than Borrower Principal, in which Borrower, Borrower Principal or any affiliate of such entities has, directly or indirectly, any Controlling legal, beneficial or economic interest (excluding any sub manager, Taxable REIT Subsidiary of Sponsor that is owned, directly or indirectly, by Borrower Principal which does not have, directly or indirectly, an ownership interest in Borrower); “Control” shall mean the power to direct the management and policies of a Restricted Party, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; “Restricted Party” shall mean Borrower, Borrower Principal, any Affiliated Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Borrower Principal, any Affiliated Manager or any non-member manager, provided, however, that no direct or indirect owners of Borrower Principal, other than Sponsor, shall be included within the definition of Restricted Party; and a “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) a legal or beneficial interest, except for Permitted Encumbrances.
Section 7.2.    No Sale/Encumbrance
(a)    Except as provided in Section 7.3 below, Borrower shall not cause or permit a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an interest in any Restricted Party (in each case, a “Prohibited Transfer”), without the prior written consent of Lender, other than (i) pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.13, (ii) capital leases and other debt permitted under Section 6.1(vii) hereof, (iii) the licensing of rights to a Taxable REIT Subsidiary of sponsor that is owned, directly or indirectly, in whole or in part, by Borrower Principal to operate any health club or concierge or to provide other services at the Property, and (iv) exercise of development rights, including, without limitation, entering into reciprocal easement and similar agreements and covenants running to the benefit of Governmental Authorities and other third parties in accordance with this Agreement.
(b)    A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions (other than mergers and dissolutions that maintain the chain of ownership of the Borrower); (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager).
Section 7.3.    Permitted Transfers
Notwithstanding the provisions of Section 7.2, the following transfers shall not be deemed to be a Prohibited Transfer: (a) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; (b) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party; provided, however, no such transfers shall result in a change in Control in Borrower or Borrower Principal or a change in the Manager, and as a condition to each transfer of direct interests in Borrower (to the extent otherwise permitted hereunder), Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, (c) the transfer but not pledge, of up to seventy-five percent (75%) of the (direct or indirect) interests in Borrower held by any Restricted Party (other than Borrower) in connection with a joint venture, provided, that (i) such transfer is to a Qualified Transferee, (ii) Borrower Principal continues to Control Borrower (subject to such Qualified Transferee’s customary consent rights with respect to Major Decisions), (iii) Borrower Principal continues to own no less than twenty-five percent (25%) of the direct or indirect interests in Borrower, and (iv) the Property shall continue to be managed by a Qualified Manager, (d) transfers, issuances, pledges and encumbrances of direct or indirect interests in Borrower Principal, provided, that (i) no such transfers shall result in a change in Control (direct or indirect) in Borrower by Borrower Principal, (ii) Sponsor remains at all times the general partner of Borrower Principal, (iii) Borrower Principal continues to own no less than fifty-one percent (51%) of the direct or indirect interests in Borrower, provided that following consummation of a transfer in accordance with clause (c) above, such percentage shall be reduced to twenty-five percent (25%), and (iv) the Property shall continue to be managed by a Qualified Manager, (e) the pledge of Sponsor’s or any other Person’s interests in any Restricted Party to secure a corporate credit facility or facilities of Sponsor or its affiliates, provided that (i) such corporate credit facility is secured by a pledge of interests in entities owning, directly or indirectly, a majority of the properties directly or indirectly owned by Borrower Principal, (ii) the pledgee shall be a major financial institution (including a major financial institution acting as collateral or other agent for a syndicate of lenders) that meets the criteria of a Qualified Transferee and has significant real estate experience involving properties similar to the Property (for purposes of this provision, (I) “pledgee” will be limited to the collateral agent or syndication agent, in the event that such pledge is made on a syndicated basis and (II) Credit Suisse First Boston shall be deemed to satisfy the criteria for a Qualified Transferee) and (iii) the Property shall at all times be managed by a Qualified Manager, (f) transfers, issuances, pledges and encumbrances of ownership interests in Sponsor so long as Sponsor is a publicly traded entity on the New York Stock Exchange, or (g) the merger of Sponsor with or into another entity, provided that (x) the surviving entity is publicly traded and (y) such merger does not result in a change of Control in Borrower by Borrower Principal, or in Borrower Principal by such surviving entity. Notwithstanding anything to the contrary contained in this Section 7.3, if any Sale or Pledge permitted under this Section 7.3 results in any Person and its Affiliates owning in excess of forty-nine percent (49%) of the ownership interests in Borrower or Borrower Principal, Borrower shall, prior to such transfer (and if required by Lender), and in addition to any other requirement for Lender consent contained herein, deliver a revised substantive non-consolidation opinion to Lender reflecting such transfer, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.
Section 7.4.    Lender’s Rights
Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof, in Lender’s reasonable discretion provided that such modifications shall not alter the basic economic terms of the Loan, and an assumption of the Note and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) receipt of payment of a transfer fee equal to one-half of one percent (0.5%) of the outstanding principal balance of the Loan and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) receipt of written confirmation from the Rating Agencies that the Prohibited Transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, (d) the proposed transferee’s continued compliance with the covenants set forth in this Agreement (including, without limitation, the covenants in Article 6) and the other Loan Documents, (e) to the extent that a Prohibited Transfer would result in a change of Control of Borrower by the Borrower Principal, a new manager for the Property and a new management agreement satisfactory to Lender, and (f) the satisfaction of such other conditions and/or legal opinions as Lender shall determine in its reasonable discretion to be in the interest of Lender. All out-of-pocket expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer made without Lender’s consent. This provision shall apply to each and every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer. Notwithstanding anything to the contrary contained in this Section 7.4, in the event a substantive non-consolidation opinion was delivered to Lender and the Rating Agencies in connection with the closing of the Loan, and if any Sale or Pledge permitted under this Article 7 results in any other Person and its Affiliates owning in excess of forty-nine percent (49%) of the ownership interests in Borrower or Borrower Principal, Borrower shall, prior to such transfer (and of required by Lender), and in addition to any other requirement for Lender consent contained herein, deliver a revised substantive non-consolidation opinion to Lender reflecting such Prohibited Transfer, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.
Section 7.5.    Assumption
Notwithstanding the foregoing provisions of this Article 7, Lender shall not unreasonably withhold consent to a transfer of the Property in its entirety to, and the related assumption of the Loan by, any Person (a “Transferee”) provided that each of the following terms and conditions are satisfied:
(a)    no Event of Default has occurred and is continuing;

(b)    Borrower shall have (i) delivered written notice to Lender of the terms of such prospective transfer not less than thirty (30) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Transferee as Lender shall reasonably require and (ii) paid to Lender a non-refundable processing fee in the amount of $25,000. Lender shall have the right to approve or disapprove the proposed transfer based on its then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld. In determining whether to give or withhold its approval of the proposed transfer, Lender shall consider the experience and track record of Transferee and its principals in owning and operating facilities similar to the Property, the financial strength of Transferee and its principals, the general business standing of Transferee and its principals and Transferee’s and its principals’ relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate;
(c)    Borrower shall have paid to Lender, concurrently with the closing of such transfer, (i) a non-refundable assumption fee in an amount equal to zero percent (0.0%) with respect to the first such assumption, and with respect to each subsequent assumption, one-half of one percent (0.5%) of the then outstanding principal balance of the Note, and (ii) all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection with the transfer;
(d)    Transferee assumes and agrees to pay the Debt as and when due subject to the provisions of Article 15 hereof and, prior to or concurrently with the closing of such transfer, Transferee and its constituent partners, members or shareholders as Lender may require, shall execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption;
(e)    Borrower and Transferee, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;
(f)    Borrower or Transferee shall have delivered to Lender, without any cost or expense to Lender, such endorsements to Lender’s Title Insurance Policy insuring that fee simple or leasehold title to the Property, as applicable, is vested in Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may deem reasonably necessary at the time of the transfer, all in form and substance satisfactory to Lender;
(g)    Transferee shall have furnished to Lender, if Transferee is a corporation, partnership, limited liability company or other entity, all appropriate papers evidencing Transferee’s organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners or members of Transferee. Transferee and such constituent partners, members or shareholders of Transferee (as the case may be), as Lender shall require, shall comply with the covenants set forth in Article 6 hereof;
(h)    Transferee shall assume the obligations of Borrower under any Management Agreement or provide a new management agreement with a new manager which meets with the requirements of Section 5.14 hereof and assign to Lender as additional security such new management agreement;
(i)    Transferee shall furnish an opinion of counsel satisfactory to Lender and its counsel (A) that Transferee’s formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the Debt has been duly authorized, executed and delivered, and that the Note, the Mortgage, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee in accordance with their terms, subject to customary qualifications acceptable to Lender in connection with the closing of the Loan, (C) that Transferee and any entity which is a controlling stockholder, member or general partner of Transferee, have been duly organized, and are in existence and good standing, and (D) with respect to such other matters as Lender may reasonably request;
(j)    if required by Lender, Lender shall have received confirmation in writing from the Rating Agencies that rate the Securities to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned to the Securities;
(k)    if Borrower expects to transfer the Property subject to the Loan, then Borrower’s obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 7.5; and
(l)    Transferee shall, prior to such transfer, deliver a substantive non-consolidation opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.
A consent by Lender with respect to a transfer of the Property in its entirety to, and the related assumption of the Loan by, a Transferee pursuant to this Section 7.5 shall not be construed to be a waiver of the right of Lender to consent to any subsequent transfer of the Property. Upon the transfer of the Property pursuant to this Section 7.5, Borrower and Borrower Principal shall be relieved of all liability under the Loan Documents for acts, events, conditions, or circumstances occurring or arising after the date of such transfer, except to the extent that such acts, events, conditions, or circumstances are the proximate result of acts, events, conditions, or circumstances that existed prior to the date of such transfer, whether or not discovered prior or subsequent to the date of such transfer.
Section 7.6.    Assumption Via Equity Transfer
Notwithstanding the foregoing provisions of this Article 7, Lender shall not unreasonably withhold consent to a transfer by the Borrower Principal or any other Restricted Party (other than

Borrower) of its direct or indirect interest in Borrower in its entirety to, and the related assumption of the Loan by, any Person (a “Equity Transferee”) provided that each of the following terms and conditions are satisfied:

(a)    no Event of Default has occurred and is continuing;
(b)    Borrower shall have (i) delivered written notice to Lender of the terms of such prospective transfer not less than thirty (30) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Equity Transferee as Lender shall reasonably require and (ii) paid to Lender a non-refundable processing fee in the amount of $25,000. Lender shall have the right to approve or disapprove the proposed transfer based on its then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld. In determining whether to give or withhold its approval of the proposed transfer, Lender shall consider the experience and track record of Equity Transferee and its principals in owning and operating facilities similar to the Property, the financial strength of Equity Transferee and its principals, the general business standing of Equity Transferee and its principals and Equity Transferee’s and its principals’ relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate;
(c)    Borrower shall have paid to Lender, concurrently with the closing of such transfer, (i) a non-refundable assumption fee in an amount equal to zero percent (0.0%) with respect to the first such assumption, and with respect to each subsequent assumption, one-half of one percent (0.5%) of the then outstanding principal balance of the Note, and (ii) all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection with the transfer;
(d)    Borrower and Equity Transferee, without any cost to Lender, shall furnish all information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;
(e)    Equity Transferee shall have furnished to Lender, if Equity Transferee is a corporation, partnership, limited liability company or other entity, all appropriate documents evidencing Equity Transferee’s organization and good standing, which documents shall include certified copies of all documents relating to the organization and formation of Equity Transferee and of the entities, if any, which are partners or members of Equity Transferee. Equity Transferee and such constituent partners, members or shareholders of Equity Transferee (as the case may be), as Lender shall require, shall comply with the covenants set forth in Article 6 hereof;

(f)    Equity Transferee shall provide Lender with evidence, satisfactory to Lender, that the Property will continue to be managed by a Qualified Manager under the Management Agreement or provide a new management agreement with a new manager which meets with the requirements of Section 5.14 hereof, and Borrower shall assign to Lender as additional security such new management agreement;
(g)    Equity Transferee shall furnish an opinion of counsel satisfactory to Lender and its counsel (A) that Equity Transferee’s formation documents provide for the matters described in subparagraph (e) above, (B) that Equity Transferee and any entity which is a controlling stockholder, member or general partner of Equity Transferee, have been duly organized, and are in existence and good standing, and (C) with respect to such other matters as Lender may reasonably request;
(h)    if required by Lender, Lender shall have received confirmation in writing from the Rating Agencies rating the Securities that the transfer will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned to the Securities;
(i)    if Borrower expects to transfer the Property subject to the Loan, Borrower’s obligations under the contract of sale pursuant to which the transfer is proposed to occur shall be expressly subject to the satisfaction of the terms and conditions of this Section 7.6; and
(j)    Equity Transferee shall, prior to such transfer, deliver a substantive non-consolidation opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.
A consent by Lender with respect to a transfer of the Borrower Principal’s interest in the Borrower in its entirety to, and the related assumption of the Loan by, a Transferee pursuant to this Section 7.6 shall not be construed to be a waiver of the right of Lender to consent to any subsequent transfer of the Borrower Principal’s (direct or indirect) interest in the Borrower. Upon the transfer of one hundred percent (100%) of Borrower Principal’s interest in Borrower pursuant to this Section 7.6, Borrower Principal shall be relieved of all liability under the Loan Documents for acts, events, conditions, or circumstances occurring or arising after the date of such transfer, except to the extent that such acts, events, conditions, or circumstances are the proximate result of acts, events, conditions, or circumstances that existed prior to the date of such transfer, whether or not discovered prior or subsequent to the date of such transfer.
ARTICLE 8
INSURANCE; CASUALTY; CONDEMNATION; RESTORATION
Section 8.1.    Insurance
(a)    Borrower shall obtain and maintain, or cause to be maintained, at all times insurance for Borrower and the Property providing at least the following coverages:
(i)    comprehensive “all risk” insurance on the Improvements and the Personal Property, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings)

with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no all-risk deductible in excess of $100,000 for all such insurance coverage (excluding California earthquake, tier-one wind or flood deductibles); and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an “Ordinance or Law Coverage” or “Enforcement” endorsement. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a “special flood hazard area” designated by the Federal Emergency Management Agency, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts not less than the product of the “Probable Maximum Loss” applicable to the Property as set forth in the seismic report prepared by a seismic engineer or other qualified consultant multiplied by the sum of the replacement costs of Improvements plus the stipulated value of the business interruption insurance and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic risk, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i), provided, further, that the insurance pursuant to clause (z) hereof shall provide for no deductible in excess of 5% of the total insurable value (which includes annual rental value) of the properties insured under the applicable policy;
(ii)    Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, with such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations on an “if any basis”; (2) products and completed operations; (3) independent contractors; and (4) blanket contractual liability;
(iii)    loss of rents insurance or business income insurance, as applicable, (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; and (C) which provides that after the physical loss to the Improvements and Personal Property occurs, the loss of rents or income, as applicable, will be insured until such rents or income, as applicable, either return to the same level that existed prior to the loss, or the expiration of twenty-four (24) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such loss of rents or business income insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Property for the succeeding period of coverage required above. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business income insurance, as applicable;
(iv)    at all times during which material structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called Builder’s Risk Completed Value form if not otherwise provided for on the “all-risk” policy (1) on a non-reporting basis, (2) against “all risks” insured against pursuant to subsection (i) above, and (3) with an agreed amount endorsement waiving co-insurance provisions;
(v)    workers’ compensation, subject to the statutory limits of the State, and employer’s liability insurance in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);
(vi)    comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;
(vii)    excess liability insurance in an amount not less than $50,000,000 per occurrence on terms consistent with the commercial general liability insurance required under subsection (ii) above; and
(viii)    upon sixty (60) days’ written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are available at reasonable rates and are commercially feasible and are commonly insured against for property similar to the Property located in or around the region in which the Property is located.
The Policies required to be maintained pursuant to clauses (i) through (viii) above shall contain no exclusion for Losses resulting from acts of terrorism as certified under the Terrorism Risk Insurance Act of 2002, as the same may be amended from time to time.
(b)    All insurance provided for in Section 8.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “AA-” or better by at least two Rating Agencies, one of which must be S&P or such other Rating Agencies approved by Lender, provided, however, that if Borrower elects to have its insurance coverage provided by a syndicate of insurers, then (i) if such syndicate consists of 5 or more members, (A) at least 60% of the insurance coverage (and 100% of the primary layer of such coverage) shall be provided by insurance companies having a claims paying ability rating of not less than “A” by at least two Rating Agencies, one of which must be S&P, and (B) of the remaining 40% of the coverage, (I) 30% (of the total syndicate) shall be provided by insurance companies having a claims paying ability rating of “BBB-” or better by at least two Rating Agencies, one of which must be S&P, and (II) the remaining 10% (of the total syndicate) shall be provided by insurance carriers having a general policy rating of “A-” or better and a financial class of “VII” or better by A.M. Best Company, Inc., or (ii) if such syndicate consists of four or fewer members, (A) at least 75% of the insurance coverage (and 100% of the first layer of such coverage) shall be provided by insurance companies having a claims paying ability rating of “AA” or better by at least two Rating Agencies, one of which must be S&P, and (B) of the remaining 25% of the coverage, (I) 15% (of the total syndicate) shall be provided by insurance companies having a claims paying ability rating of “BBB-” or better by at least two Rating Agencies, one of which must be S&P, and (II) the remaining 10% (of the total syndicate) shall be provided by insurance carriers having a general policy rating of “A-” or better and a financial class of “VII” or better by A.M. Best Company, Inc. The Policies described in Section 8.1(a) shall designate Lender and its successors and assigns as additional insureds, mortgagees and/or loss payee as deemed appropriate by Lender. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, dated renewal certificates shall be delivered by Borrower to Lender and Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”) shall be delivered by Borrower to Lender within sixty (60) days after the expiration dates of the Policies.
(c)    Any blanket insurance Policy shall, except in the case of general liability insurance, specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 8.1(a). Lender hereby confirms that it approves (i) the terms of the existing Property Insurance Sharing Agreement among Borrower and certain of its Affiliates, and (ii) that the Insurance Premiums are financed through one or more finance companies to whom Borrower pays Borrower’s allocable share of the annual initial deposit and the monthly payments due for each blanket Policy to the applicable finance company.
(d)    All Policies provided for or contemplated by Section 8.1(a), except for the Policy referenced in Section 8.1(a)(v), shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e)    All Policies provided for in Section 8.1(a) shall contain clauses or endorsements to the effect that:
(i)    no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;
(ii)    the Policies shall not be canceled without at least thirty (30) days’ prior written notice to Lender; provided that such period shall be ten (10) days for non-payment of premium;
(iii)    the Borrower shall give written notice to Lender if the Policies have not been renewed thirty (30) days prior to its expiration; and
(iv)    Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.
(f)    If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, obtaining such insurance coverage as Lender in its sole discretion deems appropriate, and Lender shall provide prompt notice to Borrower subsequent to such action. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.
Section 8.2.    Casualty
If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the Restoration of the Property in accordance with Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4 (unless Borrower has satisfied all conditions set forth in Section 8.4 and Lender does not disburse the Net Proceeds, in which case Borrower shall have no obligation under this Agreement to restore the Property). Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. Borrower shall adjust all claims for Insurance Proceeds in consultation with, and approval of, Lender; provided, however, if an Event of Default has occurred and is continuing, Lender shall have the exclusive right to participate in the adjustment of all claims for Insurance Proceeds.
Section 8.3.    Condemnation
Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property of which Borrower has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings.

Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.
Section 8.4.    Restoration
The following provisions shall apply in connection with the Restoration of the Property:
(a)    If the Net Proceeds shall be less than $5,000,000 and the costs of completing the Restoration shall be less than $5,000,000, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 8.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.
(b)    If the Net Proceeds are equal to or greater than $5,000,000 or the costs of completing the Restoration are equal to or greater than $5,000,000, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 8.4. The term “Net Proceeds” for purposes of this Section 8.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 8.1(a)(i), (iv), (vi) and (viii) as a result of a Casualty, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same (“Insurance Proceeds”), or (ii) the net amount of the Award as a result of a Condemnation, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same (“Condemnation Proceeds”), whichever the case may be.
(i)    The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:
(A)    no Event of Default shall have occurred and be continuing;

(B)    (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of a Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than fifteen percent (15%) of the land constituting the Property is taken, such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;
(C)    Leases covering in the aggregate at least seventy-five percent (75%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, and each Major Lease in effect as of such date shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration;
(D)    Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after discovery of damage from such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion, with commencement defined for purposes hereof to mean the filing of the requisite applications and ancillary paperwork necessary to receive building permits;
(E)    Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of the insurance coverage referred to in Section 8.1(a)(iii) above;
(F)    Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases or material agreements affecting the Property, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation, or (4) the expiration of the insurance coverage referred to in Section 8.1(a)(iii);
(G)    the Property and the use thereof after the Restoration will be in compliance with and permitted under all Legal Requirements;
(H)    the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;
(I)    such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the Improvements, which access is otherwise not replaced via new improvements to the Property or an access easement (respectively);

(J)    Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the estimated entire cost of completing the Restoration, which budget shall be reasonably acceptable to Lender; and
(K)    the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable judgment to cover the cost of the Restoration.
(ii)    The Net Proceeds shall be held by Lender until disbursements commence, and, until disbursed in accordance with the provisions of this Section 8.4, shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all the conditions precedent to such advance, including those set forth in Section 8.4(b)(i), have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender (and in accordance with applicable Legal Requirements) and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy. Notwithstanding the foregoing, Insurance Proceeds from the Policies required to be maintained by Borrower pursuant to Section 8.1(a)(iii) shall be controlled by Lender at all times, shall not be subject to the provisions of this Section 8.4 and shall be used solely for the payment of the obligations under the Loan Documents and Operating Expenses.
(iii)    All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Restoration Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts in excess of $250,000 under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Restoration Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Restoration Consultant’s fees, shall be paid by Borrower.
(iv)    In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage. The term “Restoration Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, until the Restoration has been completed. The Restoration Retainage shall be reduced to five percent (5%) of the costs incurred upon receipt by Lender of satisfactory evidence that fifty percent (50%) of the Restoration has been completed. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 8.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage; provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.
(v)    Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
(vi)    If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Restoration Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 8.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.
(vii)    The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower (or as directed by Borrower), provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.
(c)    All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 8.4(b)(vii) may (x) be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, (y) at the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes and upon such conditions as Lender shall designate.
(d)    In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure, Lender or other transferee in the event of such other transfer of title.
ARTICLE 9
RESERVE FUNDS
Section 9.1.    Required Repairs
Borrower shall make the repairs and improvements to the Property set forth on Schedule I and as more particularly described in the Property Condition Report prepared in connection with the closing of the Loan (such repairs hereinafter referred to as “Required Repairs”). Borrower shall complete the Required Repairs in a good and workmanlike manner on or before the date that is twelve (12) months from the date hereof or within such other time frame for completion specifically set forth on Schedule I attached hereto.
Section 9.2.    Replacements
On an ongoing basis throughout the term of the Loan, Borrower shall make capital repairs, replacements and improvements necessary to keep the Property in good order and repair and in a good marketable condition or prevent deterioration of the Property, including, but not limited to, those repairs, replacements and improvements more particularly described in (i) the Physical Conditions Report prepared in connection with the closing of the Loan and (ii) Schedule II attached hereto and made a part hereof (collectively, the “Replacements”). Borrower shall complete all Replacements in a good and workmanlike manner as soon as commercially reasonable after commencing to make each such Replacement.
Section 9.3.    Tenant Improvements/Leasing Commissions
(a)    Borrower hereby agrees to (a) perform, or cause to be performed, tenant improvements required under any Lease entered into after the date hereof in accordance with the provisions of Section 5.13 of this Agreement (collectively, the “Tenant Improvements”), and (b) pay the costs of leasing commissions incurred by Borrower in connection with the leasing of the Property or a portion thereof (collectively, “Leasing Commissions”).

(b)    Borrower shall establish on the date hereof an Eligible Account with Lender or Lender’s agent to fund Tenant Improvements and Leasing Commissions (the “Leasing Reserve Account”) into which Borrower shall deposit on the date hereof $10,155,833. In addition, Borrower shall deposit with Lender into the Leasing Reserve Account (i) on each Scheduled Payment Date, the applicable TI/LC Monthly Deposit and (ii) any sum or termination fee payable to Borrower in connection with any early termination of a Lease at the Property (the “Termination Fee Deposit”) on the date of Borrower’s receipt thereof. Amounts so deposited shall hereinafter be referred to as the “Leasing Reserve Funds.”
Section 9.4.    Required Work
Borrower shall diligently pursue all Required Repairs, Replacements and Tenant Improvements (the “Required Work”) to completion in accordance with the following requirements:
(a)    Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Required Work to the extent such contracts or work orders exceed $250,000. Upon Lender’s request, Borrower shall assign any contract to Lender.
(b)    In the event Lender determines in its reasonable discretion that any Required Work is not being or has not been performed in a workmanlike or timely manner, and upon Borrower’s failure to cure such condition within fifteen (15) days of notice thereof from Lender, Lender shall have the option to withhold disbursement for such unsatisfactory Required Work and to proceed under existing contracts or to contract with third parties to complete such Required Work toward the labor and materials necessary to complete such Required Work, without providing any further notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder. Notwithstanding the foregoing, Lender shall not be required to provide any advance notice to Borrower in the event that Lender determines in good faith that the performance of such Required Work is of an emergency nature.
(c)    In order to facilitate Lender’s completion of the Required Work in accordance with this Section 9.4, Borrower grants Lender the right to enter onto the Property and perform any and all work and labor necessary to complete the Required Work and/or employ watchmen to protect the Property from damage. Notwithstanding the foregoing, Lender shall provide Borrower written notice of who Lender intends shall perform any Required Work or which watchmen shall protect the Property from Damage as described in Section 9.4(b) or this Section 9.4(c). If within three Business Days after receipt of such notice, Borrower or Sponsor provides written notice to Lender that, in Sponsor’s reasonable judgment, the use of such entities or individuals to perform the work or protect the Property could adversely affect Sponsor’s ability to qualify as a real estate investment trust under the Code, Lender shall not employ such entities or individuals, and in such case the Lender shall repeat the process described above, and the Borrower shall have the same consent rights as described above. Any reasonable costs or expenses incurred by Lender as a result of this notice process shall be paid by Borrower. In addition, Lender shall not be required to provide any notice to Borrower nor shall Borrower have any veto rights over the entities or individuals selected by Lender if Lender determines, in its good faith reasonable discretion, that an emergency situation exists at the Property. All sums so expended by Lender, to the extent not paid from the Reserve Funds, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgage. To the extent that Lender has the right to enter the Property and to perform work under Section 9.4 (b) above, for this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Required Work in the name of Borrower upon Borrower’s failure to do so in a workmanlike and timely manner. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any of the Reserve Funds for the purpose of making or completing the respective Required Work; (ii) to make such additions, changes and corrections to the respective Required Work as shall be necessary or desirable to complete such Required Work; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of such Required Work, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents relating to such Required Work; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property relating to such Required Work; and (vii) to do any and every act which Borrower might do on its own behalf to fulfill the terms of this Agreement with respect to such Required Work.
(d)    Nothing in this Section 9.4 shall: (i) make Lender responsible for making or completing the Required Work; (ii) require Lender to expend funds in addition to the Reserve Funds to make or complete any Required Work; (iii) obligate Lender to proceed with the Required Work; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Required Work.
(e)    Provided Lender gives Borrower notice at least 1 Business Day in advance, Borrower shall permit Lender and Lender’s bonded and insured agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties performing Required Work pursuant to this Section 9.4 to enter onto the Property during normal business hours (subject to the rights of tenants under their Leases and provided Lender, its agents and such third parties use reasonable efforts to minimize interference with such tenants) to inspect the progress of any Required Work and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Required Work which are or may be kept at the Property, and to complete any Required Work made pursuant to this Section 9.4. Borrower shall cause all contractors and subcontractors to cooperate on a commercially reasonable basis with Lender and Lender’s representatives or such other persons described above in connection with inspections described in this Section 9.4 or the completion of Required Work pursuant to this Section 9.4. Other than in connection with what Lender determines to be an emergency situation, Lender agrees not to conduct any invasive testing.
(f)    Lender may, to the extent any Required Work would reasonably require an inspection of the Property, inspect the Property at Borrower’s expense prior to making a disbursement of the Reserve Funds in order to verify completion of the Required Work for which payment or reimbursement is sought. With respect to any such disbursement request greater than or equal to $50,000, Borrower shall pay Lender a reasonable inspection fee not exceeding $1,000 for each such inspection. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of the Reserve Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.
(g)    The Required Work and all materials, equipment, fixtures, or any other item comprising a part of any Required Work shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialman’s or other Liens (except for Permitted Encumbrances).
(h)    Before each disbursement in excess of $35,000, Lender may require Borrower to provide Lender with a search of title to the Property effective to the date of the disbursement, which search shows that no mechanic’s or materialmen’s or other Liens of any nature have been placed against the Property since the date of recordation of the Mortgage and that title to the Property is free and clear of all Liens (except for Permitted Encumbrances).
(i)    All Required Work shall comply with all Legal Requirements and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.
(j)    Borrower hereby assigns to Lender all rights and claims Borrower may have against all Persons supplying labor or materials in connection with the Required Work; provided, however, that Lender may not pursue any such rights or claims unless an Event of Default has occurred and remains uncured or unwaived.
Section 9.5.    Release of Reserve Funds
(a)    Upon written request from Borrower and satisfaction of the requirements set forth in this Agreement, Lender shall disburse to Borrower amounts from the Leasing Reserve Account to the extent necessary to reimburse Borrower for the actual costs of Tenant Improvements and/or Leasing Commissions incurred in connection with Leases entered into in accordance with the Loan Documents, or, with respect to $5,155,833 of the deposit made on the date hereof, those Leases entered into with the TI/LC Tenants, provided that (A) such Leasing Commissions are reasonable and customary for properties similar to the Property and the portion of the Property leased for which such Leasing Commissions are due, and (B) the amount of such Leasing Commissions are determined pursuant to arm’s-length transactions between Borrower and any leasing agent to which a Leasing Commission is due.
(b)    Each request for disbursement from any of the Reserve Accounts shall be on a form provided or approved by Lender and shall (i) include copies of invoices for all items or materials purchased and all labor or services provided and (ii) specify (A) the Required Work for which the disbursement is requested, (B) the quantity and price of each item purchased, if the Required Work includes the purchase or replacement of specific items, (C) the price of all materials (grouped by type or category) used in any Required Work other than the purchase or replacement of specific items, and (D) the cost of all contracted labor or other services applicable to each Required Work for which such request for disbursement is made and (iii) include, if such request for disbursement is in connection with Tenant Improvements, a certificate from the Tenant(s) for which the Tenant Improvements have been performed stating that such Tenant Improvements have been completed in a manner satisfactory and acceptable to such Tenant(s) and (unless disbursement is requested pursuant to Section 9.5(d)), such Tenant(s) has accepted the premises demised under the applicable Lease(s), and containing such other information as Lender may require, in form and substance reasonably satisfactory to Lender, and/or if such request for disbursement is in connection with Leasing Commissions, a certificate from the leasing agent that no further sums are due to it in connection with the applicable Lease. With each request Borrower shall certify that all Required Work has been or will be performed in accordance with all Legal Requirements. With each request Borrower shall certify that all Required Work has been performed in accordance with all Legal Requirements. Except as provided in Section 9.5(d), each request for disbursement shall be made only after completion of the Required Repair, Replacement or Tenant Improvement (or the portion thereof completed in accordance with Section 9.5(d)), as applicable, for which disbursement is requested. Borrower shall provide Lender evidence satisfactory to Lender in its reasonable judgment of such completion or performance.
(c)    Borrower shall use each disbursement to pay all invoices in connection with the Required Work with respect to which such disbursement is requested or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with the Required Work. Lender may require in its sole discretion a conditional waiver of lien (conditioned only on payment) from each Person receiving payment prior to Lender’s disbursement of the Reserve Funds. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $10,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to all Legal Requirements and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current disbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request). In the case of Leasing Commissions, payment shall be made to any leasing agent to which a Leasing Commission is due in the amount of invoices submitted by such leasing agent, provided all of the other conditions for disbursements for such Leasing Commissions are satisfied in the judgment of Lender.
(d)    If (i) the cost of any item of Required Work exceeds $50,000, (ii) the contractor performing such Required Work requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for disbursement from the Reserve Accounts may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (C) all other conditions in this Agreement for disbursement have been satisfied, and (D) in the case of a Replacement, funds remaining in the Replacement Reserve Account are, in Lender’s judgment, sufficient to complete such Replacement and other Replacements when required.

(e)    Borrower shall not make a request for, nor shall Lender have any obligation to make, any disbursement from any Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) in any amount less than the lesser of (i) $10,000 or (ii) the total cost of the Required Work or Leasing Commission for which the disbursement is requested.
(f)    Lender’s disbursement of any Reserve Funds or other acknowledgment of completion of any Required Work in a manner satisfactory to Lender shall not be deemed a certification or warranty by Lender to any Person that the Required Work has been completed in accordance with Legal Requirements.
(g)    If the funds in any Reserve Account should exceed the amount of payments actually applied by Lender for the purposes of the account, Lender in its sole discretion shall either return any excess to Borrower or credit such excess against future payments to be made to that Reserve Account. In allocating any such excess, Lender may deal with the Person shown on Lender’s records as being the owner of the Property. If at any time Lender reasonably determines that the Reserve Funds are not or will not be sufficient to make the required payments, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.
(h)    The insufficiency of any balance in any of the Reserve Accounts shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.
(i)    Upon the earlier to occur of (i) the completion of all Tenant Improvements and the full performance by the leasing agent of its obligations with respect to any Leasing Commissions, as verified by Lender in its reasonable discretion, or (ii) the payment in full of the Debt, all amounts remaining on deposit, if any, in the Leasing Reserve Account shall be returned to Borrower or the Person shown on Lender’s records as being the owner of the Property and no other party shall have any right or claim thereto.
(j)    Upon payment in full of the Debt in accordance with this Agreement, all amounts remaining on deposit, if any, in the Reserve Accounts, shall be returned to Borrower or the Person shown on Lender’s records as being the owner of the Property, and no other party shall have any right or claim thereto.

Section 9.6.    Tax and Insurance Reserve Funds
Borrower shall establish on the date hereof an Eligible Account with Lender or Lender’s agent sufficient to discharge Borrower’s obligations for the payment of Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof (the “Tax and Insurance Reserve Account”) into which Borrower shall deposit on the date hereof $664,493.48, which amount, when added to the required monthly deposits set forth in the next sentence, is sufficient to make the payments of Taxes and Insurance Premiums as required herein. Borrower shall deposit into the Tax and Insurance Reserve Account on each Scheduled Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to the earlier of (i) the date that the same will become delinquent and (ii) the date that additional charges or interest will accrue due to the non-payment thereof, and (b) except to the extent Lender has waived the insurance escrow because the insurance required hereunder is maintained under a blanket insurance Policy acceptable to Lender in accordance with Section 8.1(c), one-twelfth of the Insurance Premiums that Lender estimates will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the Policies upon the expiration thereof or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the “Tax and Insurance Reserve Funds”). Lender will apply the Tax and Insurance Reserve Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.4 and Section 8.1 hereof. In making any disbursement from the Tax and Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office or tax lien service (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Reserve Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof, Lender shall, so long as no Event of Default exists, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Reserve Account. In allocating any such excess, Lender may deal with the person shown on Lender’s records as being the owner of the Property. Any amount remaining in the Tax and Insurance Reserve Account after the Debt has been paid in full shall be returned to Borrower or the person shown on Lender’s records as being the owner of the Property and no other party shall have any right or claim thereto. If at any time Lender reasonably determines that the Tax and Insurance Reserve Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.
Section 9.7.    Reserve Funds Generally
(a)    Borrower shall be entitled to interest on all Reserve Accounts. Notwithstanding the foregoing, the funds in the Reserve Accounts shall not be invested except in Permitted Investments in accordance with the terms of Section 10.1(b) hereof, and all interest earned or accrued thereon shall be for the account of the Borrower and shall be allocated in a manner consistent with Section 10.2(c) hereof.
(b)    Borrower grants to Lender a first-priority perfected security interest in, and assigns and pledges to Lender, each of the Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Accounts and the Reserve Funds shall constitute additional security for the Debt. The provisions of this Section 9.7 are intended to give Lender or any subsequent holder of the Loan “control” of the Reserve Accounts within the meaning of the UCC.

(c)    The Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts shall be subject to the exclusive dominion and control of Lender, which shall hold the Reserve Accounts and any or all Reserve Funds now or hereafter deposited in the Reserve Accounts subject to the terms and conditions of this Agreement. Borrower shall have no right of withdrawal from the Reserve Accounts or any other right or power with respect to the Reserve Accounts or any or all of the Reserve Funds now or hereafter deposited in the Reserve Accounts, except as expressly provided in this Agreement.
(d)    Lender shall furnish or cause to be furnished to Borrower, without charge, an annual accounting of each Reserve Account in the normal format of Lender or its loan servicer, showing credits and debits to such Reserve Account and the purpose for which each debit to each Reserve Account was made.
(e)    As long as no Event of Default exists, Lender shall make disbursements from the Reserve Accounts in accordance with this Agreement. All such disbursements shall be deemed to have been expressly pre-authorized by Borrower, and shall not be deemed to constitute the exercise by Lender of any remedies against Borrower unless an Event of Default has occurred and is continuing and Lender has expressly stated in writing its intent to proceed to exercise its remedies as a secured party, pledgee or lienholder with respect to the Reserve Accounts.
(f)    If any Event of Default exists, Borrower shall immediately lose all of its rights to receive disbursements from the Reserve Accounts until the earlier to occur of (i) the date on which such Event of Default is cured to Lender’s satisfaction or otherwise waived, or (ii) the payment in full of the Debt. During the continuance of any Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Reserve Accounts. Without limitation of the foregoing, during the continuance of any Event of Default, Lender may use and disburse the Reserve Funds (or any portion thereof) for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item from any of the Reserve Accounts as required or permitted under this Agreement; or (E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender’s rights and remedies as a secured party with respect to the Reserve Funds and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker’s lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Reserve Funds to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender’s rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender’s right to initiate and complete a foreclosure under the Mortgage.

(g)    The Reserve Funds shall not constitute escrow or trust funds and may be commingled with other monies held by Lender. Notwithstanding anything else herein to the contrary, Lender may commingle in one or more Eligible Accounts any and all funds controlled by Lender, including, without limitation, funds pledged in favor of Lender by other borrowers, whether for the same purposes as the Reserve Accounts or otherwise. Without limiting any other provisions of this Agreement or any other Loan Document, the Reserve Accounts may be established and held in such name or names as Lender or its loan servicer, as agent for Lender, shall deem appropriate, including, without limitation, in the name of Lender or such loan servicer as agent for Lender. In the case of any Reserve Account which is held in a commingled account, Lender or its loan servicer, as applicable, shall maintain records sufficient to enable it to determine at all times which portion of such account is related to the Loan. The Reserve Accounts are solely for the protection of Lender. With respect to the Reserve Accounts, Lender shall have no responsibility beyond the allowance of due credit for the sums actually received by Lender or beyond the reimbursement or payment of the costs and expenses for which such accounts were established in accordance with their terms. Upon assignment of the Loan by Lender, any Reserve Funds shall be turned over to the assignee and any responsibility of Lender as assignor shall terminate. The requirements of this Agreement concerning Reserve Accounts in no way supersede, limit or waive any other rights or obligations of the parties under any of the Loan Documents or under applicable law.
(h)    Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Reserve Accounts or the Reserve Funds deposited therein or permit any Lien to attach thereto, except for the security interest granted in this Section 9.7, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.
(i)    Borrower will maintain the security interest created by this Section 9.9 as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Reserve Accounts and the Reserve Funds against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver such further instruments and documents and will take such further actions as Lender reasonably may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.
Section 9.8.    Free Rent
(a)    Borrower shall establish on the date hereof an Eligible Account with Lender or Lender’s agent to fund the free rent of Orrick, Herrington & Sutcliffe into which Borrower shall deposit on the date hereof $388,872.97 (the “Free Rent Account”).
(b)    Provided no default exists under the Orrick Lease and no Event of Default exists under the Loan, Lender shall disburse into the Cash Management Account from funds on deposit in the Free Rent Account the amount of $97,218.24 on each Scheduled Payment Date beginning on the Scheduled Payment Date occurring in March 2007 through and including the Scheduled Payment Date occurring in June 2007.

ARTICLE 10
CASH MANAGEMENT
Section 10.1.    Lockbox Account and Cash Management Account
(a)    Borrower acknowledges and confirms that Borrower has established, and Borrower covenants that it shall maintain, (i) pursuant to the Lockbox Agreement, a non-interest bearing Eligible Account into which Borrower shall, and shall cause Manager to, deposit or cause to be deposited, all Rents and other revenue from the Property (such account, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as the “Lockbox Account”), and (ii) an interest bearing Eligible Account into which funds in the Lockbox Account shall be transferred pursuant to the terms of Section 10.2(b) hereof (such account, the sub-accounts thereof, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as the “Cash Management Account”).
(b)    The Lockbox Account and Cash Management Account shall each be in the name of Borrower for the benefit of Lender, provided that Borrower shall be the owner of all funds on deposit in such accounts for federal and applicable state and local tax purposes. Sums on deposit in the Cash Management Account (or any Reserve Account) shall not be invested except in such Permitted Investments as directed by Borrower and all income earned thereon shall be the income of Borrower and be applied to and become part of the Cash Management Account, to be disbursed in accordance with this Article 10. So long as no Event of Default exists, Borrower shall be entitled to direct such investment not more frequently than once per calendar month, and shall provide Lender with five (5) Business Days prior notice with respect to any direction. Neither Lockbox Bank nor Lender shall have any liability for any loss resulting from the investment of funds in Permitted Investments in accordance with the terms and conditions of this Agreement.
(c)    The Lockbox Account and Cash Management Account shall be subject to the exclusive dominion and control of Lender and, except as otherwise expressly provided herein, neither Borrower, Manager nor any other party claiming on behalf of, or through, Borrower or Manager, shall have any right of withdrawal therefrom or any other right or power with respect thereto.
(d)    Borrower agrees to pay the customary fees and expenses of Lockbox Bank (incurred in connection with maintaining the Lockbox Account) and Lender (incurred in connection with maintaining the Cash Management Account) and any successors thereto in connection therewith, as separately agreed by them from time to time.
(e)    Lender shall be responsible for the performance only of such duties with respect to the Cash Management Account as are specifically set forth herein, and no duty shall be implied from any provision hereof. Lender shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Lender and its directors, employees, officers and agents harmless from and against any loss, cost or damage

(including, without limitation, reasonable attorneys’ fees and disbursements) incurred by such parties in connection with the Cash Management Account other than such as result from the gross negligence or willful misconduct of Lender or intentional nonperformance by Lender of its obligations under this Agreement.
Section 10.2.    Deposits and Withdrawals
(a)    Borrower represents, warrants and covenants that:
(i)    Within ten (10) Business Days of the execution of this Agreement, Borrower shall notify and advise each Tenant under each Lease (whether such Lease is presently effective or executed after the date hereof) to send directly to the Lockbox all payments of Rents or any other item payable under such Leases pursuant to an instruction letter substantially in the form of Exhibit D attached hereto (a “Tenant Direction Letter”). If Borrower fails to provide any such notice (and without prejudice to Lender’s rights with respect to such default), Lender shall have the right, and Borrower hereby grants to Lender a power of attorney (which power of attorney shall be coupled with an interest and irrevocable so long as any portion of the Debt remains outstanding), to sign and deliver a Tenant Direction Letter;
(ii)    Borrower shall, and shall cause Manager to, instruct all Persons that maintain open accounts with Borrower or Manager with respect to the Property or with whom Borrower or Manager does business on an “accounts receivable” basis with respect to the Property to deliver all payments due under such accounts to the Lockbox. Neither Borrower nor Manager shall direct any such Person to make payments due under such accounts in any other manner;
(iii)    All Rents or other income from the Property shall (A) be deemed additional security for payment of the Debt and shall be held in trust for the benefit, and as the property, of Lender, (B) not be commingled with any other funds or property of Borrower or Manager, and (C) if received by Borrower or Manager notwithstanding the delivery of a Tenant Direction Letter, be deposited in the Lockbox Account within two (2) Business Day of receipt;
(iv)    Without the prior written consent of Lender, so long as any portion of the Debt remains outstanding, neither Borrower nor Manager shall terminate, amend, revoke or modify any Tenant Direction Letter in any manner whatsoever (other than for immaterial matters or to make typographical corrections) or direct or cause any Tenant to pay any amount in any manner other than as provided in the related Tenant Direction Letter; and
(v)    So long as any portion of the Debt remains outstanding, neither Borrower, Manager nor any other Person shall open or maintain any accounts other than the Lockbox Account into which revenues from the ownership and operation of the Property are deposited. The foregoing shall not prohibit Borrower from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to Borrower pursuant to the express terms of this Agreement.

(b)    Borrower hereby irrevocably authorizes Lender to transfer, or cause to be transferred, and Lender shall transfer, on each Business Day by wire transfer or other method of transfer mutually agreeable to Lockbox Bank and Lender of immediately available funds, all collected and available balances in the Lockbox Account to the Cash Management Account to be held until disbursed by Lender pursuant to Section 10.2(c).
(c)    On each Scheduled Payment Date (and if such day is not a Business Day, then the immediately preceding day which is a Business Day) commencing the month during which the first Scheduled Payment Date occurs, Borrower hereby irrevocably authorizes Lender to withdraw or allocate to the sub-accounts of the Cash Management Account, as the case may be, amounts received in the Cash Management Account, in each case to the extent that sufficient funds remain therefor:
(i)    funds sufficient to pay the monthly deposits to the Tax and Insurance Reserve Account shall be allocated to the Tax and Insurance Reserve Account to be held and disbursed in accordance with Section 9.6;
(ii)    funds sufficient to pay the Monthly Payment Amount shall be withdrawn and paid to Lender;
(iii)    funds sufficient to pay any interest accruing at the Default Rate, late payment charges, if any, and any other sums due and payable to Lender under any of the Loan Documents, shall be withdrawn and paid to Lender and applied against such items;
(iv)    funds sufficient to pay Lockbox Bank for all costs and expenses incurred by Lockbox Bank in connection with the maintenance and administration of the Lockbox Account;
(v)    funds sufficient to pay the applicable TI/LC Monthly Deposit shall be allocated to the Leasing Reserve Account to be held and disbursed in accordance with Section 9.5; and
(vi)    provided no Event of Default exists, the balance (if any) remaining on deposit in the Cash Management Account after the foregoing withdrawals and allocations shall be transferred to Borrower pursuant to written instructions provided by Borrower to Lender from time to time. Lender acknowledges that Borrower will make distributions from such to its equity holders, including in such amounts as are necessary for Sponsor to maintain its qualification as a real estate investment trust for United States federal tax purposes and to avoid the imposition of income or excise taxes.
(d)    Notwithstanding anything to the contrary herein, Borrower acknowledges that Borrower is responsible for monitoring the sufficiency of funds deposited in the Cash Management Account and that Borrower is liable for any deficiency in available funds, irrespective of whether Borrower has received any account statement, notice or demand from Lender or Lender’s servicer. If the amount on deposit in the Cash Management Account is insufficient to make all of the withdrawals and allocations described in Section 10.2(c)(i) through (v) above, Borrower shall deposit such deficiency into the Cash Management Account within five (5) days (provided that such five day period shall not constitute a grace period for any default or Event of Default under this Agreement or any other Loan Document based on a failure to satisfy any monetary obligation provided in any Loan Document).
(e)    If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably authorizes Lender to make any and all withdrawals from the Lockbox Account and Cash Management Account and transfers between any of the Reserve Accounts as Lender shall determine in Lender’s sole and absolute discretion and Lender may use all funds contained in any such accounts for any purpose, including but not limited to repayment of the Debt in such order, proportion and priority as Lender may determine in its sole and absolute discretion. Lender’s right to withdraw and apply funds as stated herein shall be in addition to all other rights and remedies provided to Lender under this Agreement, the Note, the Mortgage and the other Loan Documents.
Section 10.3.    Security Interest
(a)    To secure the full and punctual payment of the Debt and performance of all obligations of Borrower now or hereafter existing under this Agreement and the other Loan Documents, Borrower hereby grants to Lender a first-priority perfected security interest in the Lockbox Account and Cash Management Account, all interest, cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held therein, any and all amounts invested in Permitted Investments, and all “proceeds” (as defined in the UCC as in effect in the state in which the Lockbox Account and Cash Management Account are located or maintained) of any or all of the foregoing. Furthermore, Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any of the foregoing or permit any Lien to attach thereto or any levy to be made thereon or any UCC Financing Statements to be filed with respect thereto. Borrower will maintain the security interest created by this Section 10.3(a) as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Lockbox Account and Cash Management Account against the claims and demands of all Persons whomsoever.
(b)    Borrower authorizes Lender to file any financing statement or statements required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein in connection with the Lockbox Account and Cash Management Account. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly and duly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lender to exercise and enforce its rights and remedies hereunder.
(c)    During the continuance of an Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Lockbox Account and Cash Management Account. Without limitation of the foregoing, during the continuance of an Event of Default, Lender may use the Lockbox Account and Cash Management Account for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item as required or permitted under this Agreement; or (E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender’s rights and remedies as a secured party with respect to the Lockbox Account and Cash Management Account and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker’s lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Lockbox Account or Cash Management Account to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender’s rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender’s right to initiate and complete a foreclosure under the Mortgage.
(d)    Definitions. Notwithstanding anything to the contrary contained herein, for purposes of this Article 10 only, Business Day shall mean a day on which Lender and Lockbox Bank are both open for the conduct of substantially all of their respective banking business at the office in the city in which the Note is payable (with respect to Lender only) and at the office in the city where the Lockbox Account is maintained (with respect to Lockbox Bank only) (in both instances, excluding Saturdays and Sundays).
ARTICLE 11
EVENTS OF DEFAULT; REMEDIES
Section 11.1.    Event of Default
The occurrence of any one or more of the following events shall constitute an “Event of Default”:
(a)    if any portion of the Debt is not paid on or prior to the date the same is due or if the entire Debt is not paid on or before the Maturity Date; provided, however, (i) Borrower shall not be in default so long as there is sufficient money in the Lockbox Account for payment of all amounts then due and payable (including any deposits into Reserve Accounts) and Lender’s access to such money has not been constrained or constricted in any manner and (ii) with respect to payments that are not regularly scheduled pursuant to the terms of the Loan Documents, Borrower shall have a five (5) day grace period;
(b)    except as otherwise expressly provided in the Loan Documents, if any of the Taxes or Other Charges are not paid prior to the time that such Taxes or Other Charges would be delinquent, unless there is sufficient money in the Tax and Insurance Reserve Account for payment of amounts then due and payable and Lender’s access to such money has not been constrained or restricted in any manner;
(c)    if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender as provided in Section 8.1;
(d)    if Borrower breaches any covenant with respect to itself contained in Article 6 or any covenant contained in Article 7 hereof;

(e)    if any representation or warranty of, or with respect to, Borrower, Borrower Principal or any member, general partner, principal or beneficial owner of any of the foregoing, made herein, in any other Loan Document, or in any certificate, report, financial statement or other instrument or document furnished to Lender in connection with the Loan and made at the time of the closing of the Loan or during the term of the Loan shall have been false or misleading in any material respect when made (a “Rep & Warranty Breach”), unless (i) Borrower notifies Lender of such Rep & Warranty Breach promptly upon becoming aware of it and (ii) such Rep & Warranty Breach (A) was unintentional, (B) is immaterial and (iii) if capable of being cured, is cured within thirty (30) days following notice from Lender;
(f)    if (i) Borrower shall commence any case, proceeding or other action (A) under any Creditors Rights Laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Borrower, any managing member or general partner of Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower shall generally not, or shall admit in writing its inability to, pay its debts as they become due;
(g)    if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any material part of the Property, whether it be superior or junior in lien to the Mortgage;
(h)    except as otherwise expressly permitted by the Loan Documents, if the Property becomes subject to any mechanic’s, materialman’s or other Lien other than a Lien for any Taxes or Other Charges not then delinquent and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days, unless, within such thirty (30) day period, Borrower delivers to Lender an endorsement to the Title Insurance Policy insuring that any such Lien shall not affect the priority of the Mortgage;
(i)    if any federal tax lien is filed against Borrower, any member or general partner of Borrower or the Property and same is not discharged of record within thirty (30) days after same is filed;
(j)    if a judgment is filed against the Borrower in excess of $50,000 which is not fully covered by insurance or which is not vacated or discharged within 90 days;

(k)    if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods or appellate proceedings, if any, so long as enforcement of the obligations is stayed pending appeal;
(l)    if Borrower shall permit any event within its control to occur that would cause any material reciprocal easement agreement to terminate without notice or action by any party thereto or would entitle any party to terminate any material reciprocal easement agreement and the term thereof by giving notice to Borrower; or any material reciprocal easement agreement shall be surrendered, terminated or canceled for any reason or under any circumstance whatsoever except as provided for in such material reciprocal easement agreement; or any term of any material reciprocal easement agreement shall be modified or supplemented in any material respect without Lender’s prior written consent; or Borrower shall fail, within ten (10) Business Days after demand by Lender, to exercise its option to renew or extend the term of any material reciprocal easement agreement or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such material reciprocal easement agreement except as provided for in such material reciprocal easement agreement; or
(m)    if Borrower shall continue to be in default under any other term, covenant or condition of this Agreement or any of the Loan Documents for more than ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days.
Section 11.2.    Remedies
(a)    Upon the occurrence of an Event of Default (other than an Event of Default described in Section 11.1(f) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 11.1(f) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.
(b)    During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.
ARTICLE 12
ENVIRONMENTAL PROVISIONS
Section 12.1.    Environmental Representations and Warranties
Borrower represents and warrants, based upon the Environmental Report of the Property and information that Borrower knows, that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in the case of Hazardous Materials, in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing pursuant to the Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law or which would require remediation by a Governmental Authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no past or present material non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower does not know of any written or oral notice or other communication from any Person relating to the Release or threatened Release of Hazardous Materials in, on, under or from the Property; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property.
Section 12.2.    Environmental Covenants
Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in material compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no material Releases of Hazardous Materials in, on, under or from the Property; (c) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (i) in material compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) disclosed to and approved by Lender in writing; (d) Borrower shall keep the Property free and clear of all Environmental Liens; (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.4 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender’s reasonable belief that the Property is not in material compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property that are found to be in material violation of Environmental Law; and (ii) comply with any Environmental Law; (h) Borrower shall not allow any tenant or other user of the Property to violate any Environmental Law; and (i) Borrower shall immediately notify Lender in writing after it has become aware of (A) any material Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Property; (B) any material non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or reasonably potential Environmental Lien against the Property; and (D) any required or proposed remediation of environmental conditions relating to the Property.
Section 12.3.    Lender’s Rights
Provided the Lender has a reasonable basis to believe that a Release or threatened Release of hazardous Materials has occurred on, in or from the Property, Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the reasonable environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit, including taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. To the extent that any such Person is an agent of Lender, Lender shall require that such Person is bonded and insured. Provided Lender gives Borrower at least 2 days advance notice and agrees to use reasonable efforts to minimize interference with any tenants, Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender. Other than in connection with what Lender determines to be an emergency situation, Lender agrees not to conduct any invasive testing
Section 12.4.    Operations and Maintenance Programs
If recommended by the Environmental Report or any other environmental assessment or audit of the Property, Borrower shall establish and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program may address any dangerous or friable asbestos-containing material or damaged lead based paint that may now or in the future be detected at or on the Property, provided it is recommended in such Environmental Report or other environmental assessment or audit of the Property. Without limiting the generality of the preceding sentence, Lender may reasonably require, provided it has a good faith, reasonable basis to do so, (a) periodic notices or reports to Lender with regard to

Borrower’s operations and maintenance programs in form, substance and at such intervals as Lender may reasonably specify, (b) an amendment to such operations and maintenance program to address changing circumstances or laws, (c) at Borrower’s sole expense, supplemental examination of the Property by consultants specified by Lender, (d) provided Lender gives Borrower at least 2 days advance notice and agrees to use reasonable efforts to minimize interference with any tenants, access to the Property by Lender, its agents or servicer, to review and assess the environmental condition of the Property and Borrower’s compliance with any operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.
Section 12.5.    Environmental Definitions
“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Borrower or the Property and relate to Hazardous Materials or protection of human health or the environment. “Environmental Liens” means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person. “Environmental Report” means the written reports resulting from the environmental site assessments of the Property delivered to Lender in connection with the Loan. “Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material”, “hazardous waste”, “toxic substance”, “toxic pollutant”, “contaminant”, or “pollutant” within the meaning of any Environmental Law. “Release” of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials from a place of confinement.
Section 12.6.    Intentionally omitted
ARTICLE 13
SECONDARY MARKET
Section 13.1.    Transfer of Loan
(a)    Lender may, at any time, sell, transfer or assign the Loan Documents, or grant participations therein (“Participations”) or syndicate the Loan (“Syndication”) or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (“Securities”) (a Syndication or the issuance of Participations and/or Securities, a “Securitization”).

(b)    In connection with any assignment, the new lender shall provide notice to Borrower of the identity, address and other pertinent information pertaining to the new lender. Borrower shall maintain a copy of each assignment and notice delivered to it and a register (the “Register”) in which Borrower shall record the names and addresses of lenders from time to time. The entries on the Register shall be conclusive, in the absence of manifest error, and Borrower and Lender shall treat each person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes under this Agreement.
Section 13.2.    Delegation of Servicing
At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such servicer/trustee.
Section 13.3.    Dissemination of Information
Lender may forward to each purchaser, transferee, assignee, or servicer of, and each participant, or investor in, the Loan, or any Participations and/or Securities or any of their respective successors (collectively, the “Investor”) or any Rating Agency rating the Loan, or any Participations and/or Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any managing member or general partner thereof, Borrower Principal and the Property, including financial statements, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under applicable Legal Requirements to prohibit such disclosure, including but not limited to any right of privacy.
Section 13.4.    Cooperation
At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower and Borrower Principal shall use reasonable efforts to provide information not in the possession of the holder of the Note in order to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with such sales or transfers, including, without limitation, to:
(a)    provide updated financial, budget and other information with respect to the Property, Borrower, Borrower Principal, Sponsor and Manager and provide modifications and/or updates to the appraisals, market studies, environmental reviews and reports (Phase I reports and, if appropriate, Phase II reports) and engineering reports of the Property obtained in connection with the making of the Loan (all of the foregoing being referred to as the “Provided Information”), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

(b)    make changes to the organizational documents of Borrower as may be reasonably requested by Lender or the Rating Agencies;
(c)    at Borrower’s expense and if requested by Lender or the Rating Agencies, cause counsel to render or update existing opinion letters as to enforceability and non-consolidation which may be relied upon by the holder of the Note and the Rating Agencies, which shall be dated as of the closing date of the Securitization;
(d)    provided Lender gives at least 2 days advance notice and agrees to use reasonable efforts to minimize interference with any tenants, permit site inspections, appraisals, market studies and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization;
(e)    re-make the representations and warranties with respect to the Property, Borrower, Borrower Principal and the Loan Documents as are made in the Loan Documents and, subject to such knowledge or diligence qualifiers as may be necessary, such other representations and warranties as may be reasonably requested by the holder of the Note or the Rating Agencies (which representations and warranties shall be consistent with, and no broader than representations and warranties in the Loan Documents;
(f)    execute such amendments to the Loan Documents as may be reasonably requested by the holder of the Note or the Rating Agencies to effect the Securitization including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note (except in connection with a bifurcation of the Loan which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note as of the Closing Date), or (ii) in the reasonable judgment of Borrower, modify or amend any other material economic term of the Loan, or (iii) in the reasonable judgment of Borrower, materially increase Borrower’s obligations and liabilities, or materially decrease Borrower’s rights, under the Loan Documents.
(g)    deliver to Lender and/or any Rating Agency, (i) one or more certificates executed by an officer of the Borrower certifying as to the accuracy, as of the closing date of the Securitization, of all representations made by Borrower in the Loan Documents as of the Closing Date in all relevant jurisdictions or, if such representations are no longer accurate, certifying as to what modifications to the representations would be required to make such representations accurate as of the closing date of the Securitization, and (ii) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower as of the date of the closing date of the Securitization;
(h)    have reasonably appropriate personnel participate in a bank meeting and/or presentation for the Rating Agencies or Investors; and

(i)    cooperate with and assist Lender in obtaining ratings of the Securities from two (2) or more of the Rating Agencies.
Borrower shall pay all costs and expenses incurred by Borrower in connection with the compliance of Borrower and, if applicable, Borrower Principal, with requests made under this Section 13.4, including, without limitation, any additional costs and expenses payable in connection with the substitution of an acceptable insurer pursuant to Section 8.1 hereof; provided, however, that (i) Borrower’s and Borrower Principal’s aggregate fees and expenses are capped at $10,000 and (ii) Borrower shall not be responsible for the payment of any costs or expenses incurred by or on behalf of Lender, or any Rating Agency fees, in connection with a Securitization.
Following a Securitization, in the event that Borrower requests any consent or approval hereunder and the provisions of this Agreement or any Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the rating on the Securities, or, in accordance with the terms of the transaction documents relating to a Securitization, such a rating confirmation is required in order for the consent of Lender to be given, Borrower shall pay all of the costs and expenses of Lender, Lender’s servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation.
Section 13.5.    Securitization Indemnification
(a)    Borrower and Borrower Principal understand that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement, offering memorandum or private placement memorandum (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act, or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower and Borrower Principal will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.
(b)    Borrower and Borrower Principal agree to provide in connection with each of (i) a preliminary and a final offering memorandum or private placement memorandum or similar document (including any Investor or Rating Agency “term sheets” or presentations relating to the Property and/or the Loan) or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, which are delivered to Borrower and Borrower Principal for review, an indemnification certificate (A) certifying that (I) Borrower and Borrower Principal have carefully examined such memorandum or prospectus or other document actually delivered by or on behalf of Lender (including any Investor or Rating Agency “term sheets” or presentations relating to the Property and/or the Loan), as applicable, including without limitation, the sections relating to Borrower, Borrower Principal, Manager, their Affiliates, the Loan, the Loan Documents and the Property, and any risks or special considerations relating thereto, and any other sections reasonably requested by Lender (all such sections, collectively, the “Disclosed

Materials”), and (II) to the best of Borrower’s knowledge except as specifically identified by Borrower, the Disclosed Materials do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 13.5, Lender hereunder shall include its officers and directors) and the Affiliate of Lender that (i) has filed the registration statement, if any, relating to the Securitization and/or (ii) which is acting as issuer, depositor, sponsor and/or a similar capacity with respect to the Securitization (any Person described in (i) or (ii), an “Issuer Person”), and each director and officer of any Issuer Person, and each Person or entity who controls any Issuer Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Issuer Group”), and each Person which is acting as an underwriter, manager, placement agent, initial purchaser or similar capacity with respect to the Securitization, each of its directors and officers and each Person who controls any such Person within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Disclosed Materials or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the Disclosed Materials or necessary in order to make the statements in the Disclosed Materials or in light of the circumstances under which they were made, not misleading (collectively the “Securities Liabilities”) and (C) agreeing to reimburse Lender, the Issuer Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Issuer Group in connection with investigating or defending the Securities Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such Securities Liabilities arise out of or is based upon any such untrue statement or omission made therein in reliance upon the Disclosed Materials or any reports delivered by or on behalf of Borrower or Borrower Principal in connection with the underwriting of the Loan, including, without limitation, financial statements of Borrower or Borrower Principal, operating statements, rent rolls, environmental site assessment reports and Property condition reports with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower and Borrower Principal may otherwise have. Moreover, the indemnification provided for in Clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and, if Borrower or Borrower Principal do not provide the indemnification certificate, shall be applicable based on information previously provided by Borrower and Borrower Principal or their Affiliates.
(c)    In connection with filings under the Exchange Act or any information provided to holders of Securities on an ongoing basis, Borrower and Borrower Principal agree to indemnify (i) Lender, the Issuer Group and the Underwriter Group for Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Securities Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Issuer Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Issuer Group or the Underwriter Group in connection with defending or investigating the Securities Liabilities; provided, however, that Borrower and Borrower Principal will be liable in any such case under clauses (i) or (ii) above only to the extent that (I) such Mortgagor Information is accurately set forth in such filings under the Exchange Act or is accurately disclosed to the holders of Securities (as applicable), and (II) any such Securities Liabilities arise out of or are based upon any such untrue statement or omission of a material fact made therein in reliance upon and in conformity with the Mortgagor Information.
(d)    Promptly after receipt by an indemnified party under this Section 13.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 13.5, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 13.5 the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.
(e)    In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 13.5(c) or Section 13.5(d) is or are for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 13.5(c) or Section 13.5(d), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the indemnified party’s, Borrower’s and Borrower Principal’s relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender, Borrower and Borrower Principal hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f)    The liabilities and obligations of Borrower, Borrower Principal and Lender under this Section 13.5 shall survive the satisfaction of this Agreement and the satisfaction and discharge of the Debt.
Section 13.6.    Regulation AB Information
(a)    If, at the time one or more Disclosure Documents are being prepared for a securitization, Lender expects that Borrower alone or Borrower and one or more affiliates of Borrower collectively, or the Property alone or the Property and any other parcel(s) of real property, together with improvements thereon and personal property related thereto, that is “related”, within the meaning of the definition of Significant Obligor, to the Property (a “Related Property”) collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request (i) the selected financial data or, if applicable, net operating income, required under Item 1112(b)(1) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan, together with any loans made to an affiliate of Borrower or secured by a Related Property that is included in a securitization with the Loan (a “Related Loan”), as of the cut-off date for such securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization and at any time during which the Loan and any Related Loans are included in a securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the securitization or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization and at any time during which the Loan and any Related Loans are included in a securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the securitization, (B) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (C) not later than seventy-five (75) days after the end of each fiscal year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Securities Exchange Act of 1934 in connection with or relating to the securitization (an “Exchange Act Filing”) is not required. As used herein, “Regulation AB” shall mean Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934 (as amended). As used herein, “Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB.
(b)    If requested by Lender, Borrower shall furnish, or shall cause the applicable tenant to furnish, to Lender financial data and/or financial statements in accordance with Regulation AB (as defined above) for any tenant of any Property if, in connection with a securitization, Lender expects there to be, with respect to such tenant or group of affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in such securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor (as defined above); provided, however, that in the event the related lease does not require the related tenant to provide the foregoing information, Borrower shall use commercially reasonable efforts to cause the applicable tenant to furnish such information.
ARTICLE 14
INDEMNIFICATIONS
Section 14.1.    General Indemnification
Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (f) the holding or investing of the Reserve Accounts in accordance with this Agreement or the performance of the Required Work, Additional Required Repairs or Additional Replacements or (g) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.
Section 14.2.    Mortgage and Intangible Tax Indemnification
Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.
Section 14.3.    Intentionally Deleted
Section 14.4.    Survival
The obligations and liabilities of Borrower under this Article 14 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the

Mortgage. Notwithstanding the foregoing, if the Loan is paid off in full on the Maturity Date, Borrower shall have no further liability under this Article 14 with respect to any event that occurs subsequent to the Maturity Date.
ARTICLE 15
EXCULPATION
Section 15.1.    Exculpation
(a)    Except as otherwise provided herein or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower or Borrower Principal, as applicable, to perform and observe the obligations contained herein or in the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or Borrower Principal, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Mortgage and the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Mortgage and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower or Borrower Principal, as applicable, only to the extent of Borrower’s or Borrower Principal’s interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note, the Mortgage and the other Loan Documents, agrees that it shall not, except as otherwise provided in this Section 15.1, sue for, seek or demand any deficiency judgment against Borrower or Borrower Principal in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Mortgage or the other Loan Documents. The provisions of this Section 15.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Mortgage or the other Loan Documents; (ii) impair the right of Lender to name Borrower or Borrower Principal as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement and the Mortgage; (iii) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity, Section 13.5 and Article 14 of this Agreement), guaranty, master lease or similar instrument made in connection with this Agreement, the Note, the Mortgage and the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the assignment of leases provisions contained in the Mortgage; or (vi) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower or Borrower Principal if necessary to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under this Agreement; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.
(b)    Notwithstanding the provisions of this Section 15.1 to the contrary, Borrower and Borrower Principal shall be personally liable to Lender on a joint and several basis for Losses due to:
(i)    fraud or intentional misrepresentation by Borrower, Borrower Principal or any other Affiliate of Borrower or Borrower Principal in connection with the execution and the delivery of this Agreement, the Note, the Mortgage, any of the other Loan

Documents, or any certificate, report, financial statement or other instrument or document furnished to Lender in connection with the Loan either at the time of the closing of the Loan or during the term of the Loan (provided that if the applicable fraud or intentional misrepresentation is made by Borrower Principal, Borrower Principal, but not Borrower, shall have liability hereunder);
(ii)    Borrower’s misapplication or misappropriation of Rents received by Borrower after the occurrence of an Event of Default;
(iii)    Borrower’s misapplication or misappropriation of tenant security deposits or Rents collected in advance;
(iv)    Borrower’s misapplication or misappropriation of Insurance Proceeds or Awards;
(v)    Borrower’s failure to pay Taxes and Other Charges, in each case to the extent that the net operating cash flow of the Property is sufficient therefor (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms hereof and there exists no impediment to Lender’s utilization thereof), and in each case beyond any applicable notice and cure periods specified herein;
(vi)    Borrower’s failure to return or to reimburse Lender for all Personal Property taken from the Property by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value;
(vii)    any act of intentional waste or arson by Borrower, any principal, Affiliate, member or general partner thereof or by Borrower Principal, any principal, Affiliate, member or general partner thereof;
(viii)    Borrower’s failure following any Event of Default to deliver to Lender upon demand all Rents and books and records relating to the Property; or
(ix)    Borrower’s failure to maintain the Policies in accordance with this Agreement.
(c)    Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability against Borrower and Borrower Principal as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall be fully recourse to Borrower and Borrower Principal jointly and severally in the event of (i) a default by Borrower or Borrower Principal of any of the covenants set forth in Section 6.1, provided that (x) such breach was material and (y) within fifteen (15) days of notice from Lender, Borrower or Borrower Principal fails to cure such breach and fails to deliver to Lender a new or revised substantive non-consolidation opinion, in form and substance and from counsel reasonably satisfactory to Lender in accordance with the Rating Agency standards for the same, to the effect that such failure does not negate/impair the opinion previously delivered to Lender, and provided further that the Debt shall be recourse to Borrower Principal only if Borrower Principal itself breaches, or causes or permits Borrower to breach, such covenants, (ii) a default by Borrower or Borrower Principal under any of the prohibitions on transfers of the Property or direct or indirect interest of Borrower set forth in Article 7 hereof (except as may be expressly permitted under the Loan Documents), provided that the Debt shall be recourse to Borrower Principal in connection with a default of such Article 7 prohibitions only if Borrower Principal itself breaches, or causes or permits Borrower to breach, such prohibitions, or (iii) if (A) a voluntary bankruptcy or insolvency proceeding is commenced by Borrower, (provided that the Debt shall be recourse to Borrower Principal in connection with a voluntary bankruptcy or insolvency proceeding of Borrower only if Borrower Principal commences or causes or permits Borrower to commence such a voluntary proceeding) or (B) an involuntary bankruptcy or insolvency proceeding is commenced against Borrower which is not dismissed within ninety (90) days of filing (provided, however, that Borrower and Borrower Principal shall not have recourse liability hereunder in connection with any involuntary bankruptcy or insolvency proceeding unless such involuntary proceeding is solicited, procured, consented to or acquiesced in by Borrower, any Affiliate of Borrower or Borrower Principal in bad faith collusion with an intent to circumvent the prohibition on recourse liability against the Borrower or Borrower Principal set forth herein).
(d)    Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgage or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Mortgage or the other Loan Documents.
(e)    Notwithstanding any provisions of this Article 15 to the contrary, in no event shall Borrower’s failure to pay Operating Expenses in the event cash flow is insufficient to pay such expenses be considered an act of waste.
ARTICLE 16
NOTICES
Section 16.1.    Notices
All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid overnight delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or by (c) telecopier (with answer back acknowledged provided an additional notice is given pursuant to subsection (b) above), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):
If to Lender:               Bank of America, N.A.
Capital Markets Servicing Group
900 West Trade Street, Suite 650
NC1-026-06-01
Charlotte, North Carolina 28255

Attn: Servicing Manager
Telephone No: (866) 531-0957
Facsimile No.: (704) 317-4501
If to Borrower:             Maguire Properties – 777 Tower, LLC
1733 Ocean Avenue, 4th floor
Santa Monica, California 90404
Attention: Paul S. Rutter, Esq.
Facsimile No.: (213) 533-5100
With a copy to:          Cox, Castle & Nicholson LLP
2049 Century Park East, 28th floor
Los Angeles, California 90067-3284
Attn: Douglas P. Snyder, Esq.
Facsimile: (310) 277-7889

If to Borrower:             Maguire Properties, L.P.
Principal                       1733 Ocean Avenue, 4th floor
Santa Monica, California 90404
Attention: Paul S. Rutter, Esq.
Facsimile No.: (213) 533-5100
With a copy to:            Cox, Castle & Nicholson LLP
2049 Century Park East
Los Angeles, California 90067-3284
Attn: Douglas P. Snyder, Esq.
Facsimile: (310) 277-7889

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.
ARTICLE 17
FURTHER ASSURANCES
Section 17.1.    Replacement Documents
Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record: (i) with respect to any Loan Document other than the Note, Borrower will issue, in lieu thereof, a replacement of such other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Loan Document in the same principal amount thereof and otherwise of like tenor and (ii) with respect to the Note, (a) Borrower will execute a reaffirmation of the Debt as evidenced by such Note acknowledging that Lender has informed Borrower that the Note was lost, stolen destroyed or mutilated and that such Debt continues to be an obligation and liability of the

Borrower as set forth in the Note, a copy of which shall be attached to such reaffirmation and (b) if requested by Lender, Borrower will execute a replacement note and Lender or Lender’s custodian (at Lender’s option) shall provide to Borrower Lender’s (or Lender’s custodian’s) then standard form of lost note affidavit and indemnity, which such form shall be reasonably acceptable to Borrower.
Section 17.2.    Recording of Mortgage, Etc.
Borrower forthwith upon the execution and delivery of the Mortgage and thereafter, from time to time, will cause the Mortgage and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Mortgage, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgage, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.
Section 17.3.    Further Acts, Etc.
Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, security agreements, control agreements, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Mortgage, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements and financing statement amendments to evidence more effectively, perfect and maintain the priority of the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, in each case to the extent permitted under the Loan Documents, including without limitation, such rights and remedies available to Lender pursuant to this Section 17.3.

Section 17.4.    Changes in Tax, Debt, Credit and Documentary Stamp Laws
(a)    If any law is enacted or adopted or amended after the date of this Agreement which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property (other than income, franchise or similar taxes), Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.
(b)    Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Mortgage or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.
If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Mortgage, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.
Section 17.5.    Expenses
Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable, actual attorneys’ fees and disbursements and the allocated costs of internal legal services and all actual disbursements of internal counsel) reasonably incurred by Lender in accordance with this Agreement in connection with (a) the underwriting and closing of the Loan, including, without limitation, expenses related to Lender’s legal representation, underwriting, third party reports, travel and site inspections, interest rate hedging and other customary items and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (b) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (c) following a request by Borrower, Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (d) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (e) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (f) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (g) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (h) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Notwithstanding the foregoing, in connection with a Securitization of the Loan, Borrower’s costs in connection therewith shall be limited as provided in Section 13.4.
ARTICLE 18
WAIVERS
Section 18.1.    Remedies Cumulative; Waivers
The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or Borrower Principal pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.
Section 18.2.    Modification, Waiver in Writing
No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 18.3.    Delay Not a Waiver
Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 18.4.    Trial by Jury
TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, BORROWER, BORROWER PRINCIPAL AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, BORROWER PRINCIPAL AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER, BORROWER PRINCIPAL AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER, BORROWER PRINCIPAL AND LENDER.
Section 18.5.    Waiver of Notice
Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.
Section 18.6.    Remedies of Borrower
In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages (except to the extent that Borrower can prove Lender’s bad faith or willful misconduct), and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.
Section 18.7.    Waiver of Marshalling of Assets
To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.
Section 18.8.    Waiver of Statute of Limitations
Borrower hereby expressly waives and releases, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations (as defined in Section 2.2 of the Mortgage).
Section 18.9.    Waiver of Counterclaim
Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.
Section 18.10.    Gradsky Waivers
Borrower Principal hereby waives each of the following:
(a)    Any rights of Borrower Principal of subrogation, reimbursement, indemnification, and/or contribution against Borrower or any other person or entity, and any other rights and defenses that are or may become available to Borrower Principal or any other person or entity by reasons of Sections 2787-2855, inclusive of the California Civil Code, or arising from the payment by Borrower Principal of any reimbursement obligations with respect to the Reserve Letter of Credit;
(b)    Any rights or defenses that may be available by reason of any election of remedies by Lender (including, without limitation, any such election which in any manner impairs, effects, reduces, releases, destroys or extinguishes Borrower Principal’s subrogation rights, rights to proceed against Borrower for reimbursement, or any other rights of Borrower Principal to proceed against any other person, entity or security, including but not limited to any defense based upon an election of remedies by Lender under the provisions of Section 580d of the California Code of Civil Procedure or any similar law of California or of any other State or of the United Sates); and
(c)    Any rights or defenses Borrower Principal may have because its obligations under this Agreement (the “Borrower Principal Obligations”) are secured by real property or any estate for years. These rights or defenses include, but are not limited to, any rights or defenses that are based upon, directly or indirectly, the application of Section 580a, Section 580b, Section 580d or Section 726 of the California Code of Civil Procedure to the Borrower Principal Obligations.
The provisions of this subsection (c) mean, among other things:
(y)    Lender may collect from Borrower Principal without first foreclosing on any real or personal property collateral pledged by Borrower for the Debt; and
(z)    If Lender forecloses on a real property pledged by Borrower:
(A)    The Borrower Principal Obligations shall not be reduced by the price for which the collateral sold at the foreclosure sale or the value of the collateral at the time of the sale.
(B)    Lender may collect from Borrower Principal even if Lender, by foreclosing on the real property collateral, has destroyed any right of Borrower Principal to collect from Borrower. Further, the provisions of this Agreement constitute an unconditional and irrevocable waiver of any rights and defenses Borrower Principal may have because Borrower’s obligations are secured by real property. These rights and defenses, include, but are not limited to, any rights or defenses based upon Section 580a, Section 580b, Section 580d or Section 726 of the California Code of Civil Procedure.
ARTICLE 19
GOVERNING LAW
Section 19.1.    Choice of Law
This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York (without regard to the principles of conflicts of laws that would result in the application of the laws of any other jurisdiction), provided however, (a) that (except as set forth in clause (b) below and in each case as expressly set forth in any Loan Document) with respect to the creation, perfection, priority and enforcement of any Lien created by the Loan Documents, and the determination of deficiency judgments, the laws of the state where the portion of the Property constituting real property is located shall apply, and (b) with respect to the creation, perfection, priority and enforcement of the security interest in each of the Reserve Accounts, the Cash Management Account and the Lockbox Account, the laws of the state where each such account is located shall apply.
Section 19.2.    Severability
Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 19.3.    Preferences
Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
ARTICLE 20
MISCELLANEOUS
Section 20.1.    Survival
This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
Section 20.2.    Lender’s Discretion
Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.
Section 20.3.    Headings
The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 20.4.    Cost of Enforcement
In the event (a) that the Mortgage is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or (c) Lender exercises any of its other remedies under this Agreement or any of the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.
Section 20.5.    Schedules Incorporated
The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 20.6.    Offsets, Counterclaims and Defenses
Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 20.7.    No Joint Venture or Partnership; No Third Party Beneficiaries
(a)    Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.
(b)    This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
(c)    The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

(d)    Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.
(e)    By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Mortgage, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.
(f)    Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Mortgage and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy in all material respects of the representations and warranties set forth in Article 4 of this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Mortgage and the other Loan Documents in the absence of the warranties and representations as set forth in Article 4 of this Agreement.
Section 20.8.    Publicity
All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan, Lender, Banc of America Securities LLC, or any of their Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld. After the closing of the Loan, Lender shall be permitted to make any news releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to the Loan, the Property, Borrower, Borrower Principal and their respective Affiliates without the approval of Borrower or any such Persons. Borrower also agrees that Lender may share any information pertaining to the Loan with Bank of America Corporation, including its bank subsidiaries, Banc of America Securities LLC and any other Affiliates of the foregoing, in connection with the sale or transfer of the Loan or any Participations and/or Securities created. Nothing in this paragraph shall prevent Borrower, its Affiliates or Lender from disclosing any information otherwise deemed confidential under this paragraph (i) in connection with that party’s enforcement of its rights hereunder; (ii) pursuant to any legal requirement, any statutory reporting requirement or any accounting or auditing disclosure requirement applicable to Borrower or Lender; (iii) in connection with performance by either party of its obligations under this Agreement (including, but not limited to, the delivery and recordation of instruments, notices or other documents required hereunder); or (iv) to existing or potential investors, participants or assignees in or of the transaction contemplated by this Agreement or such party’s rights therein.

Section 20.9.    Conflict; Construction of Documents; Reliance
In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
Section 20.10.    Entire Agreement
This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.
Section 20.11. Liability
If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several. This Loan Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

MAGUIRE PROPERTIES – 777 TOWER, LLC, a Delaware limited liability company

By:	/s/ PAUL S. RUTTER
	Name:	Paul S. Rutter
	Title:	Vice President and Secretary

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

BORROWER PRINCIPAL:

Acknowledged and agreed to with respect to its obligations set forth in Article 4, Article 13, Article 15 and Article 18 hereof:

MAGUIRE PROPERTIES, L.P., a Maryland limited partnership

By:	MAGUIRE PROPERTIES, INC., a Maryland corporation, its general partner

By:	/s/ PAUL S. RUTTER
	Name:	Paul S. Rutter
	Title:	Executive Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

LENDER:

BANK OF AMERICA, N.A., a national banking association

By:	/s/ DEAN C. RAVOSA
	Name:	Dean C. Ravosa
	Title:	Principal

EXHIBIT A
[Intentionally Omitted]

EXHIBIT B
Borrower Equity Ownership Structure
[Attached]

Maguire Properties – 777 Tower, LLC
Proposed Ownership Structure
January 2005

Maguire
Properties, Inc. (MD) (REIT)
(1)
Limited Partners (2)
Maguire Properties, L.P. (MD)
(OP) (3)
Maguire
Properties-777
Tower, LLC
(DE) (4)

(1) Sole General Partner (80% interest holder)

(2) Minority Limited Partners (20% interest holders)

(3) Operating Partnership is the sole managing member and holder of 100% of the LLC interest of Borrower entity.

(4) Single Purpose, Bankruptcy Remote Entity

EXHIBIT C
Form of Lease

[Attached]

10/11/2006

777 TOWER
OFFICE LEASE

By and Between

MAGUIRE PROPERTIES – 777 TOWER, LLC,
a Delaware limited liability company,
as Landlord

and

__________________________,
a _________________________,
as Tenant

Dated as of __________________, ______

EXHIBIT A    Depiction of the Premises
EXHIBIT A-1    Depiction of the Project
EXHIBIT B    Notice of Lease Term Dates
EXHIBIT C    Work Letter Agreement
EXHIBIT D    Rules and Regulations
EXHIBIT E    Form of Tenant Estoppel Certificate

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OFFICE LEASE
THIS OFFICE LEASE (“Lease”) is made and entered into by and between MAGUIRE PROPERTIES–777 TOWER, LLC, a Delaware limited liability company (“Landlord”) and the Tenant described in Item 1 of the Basic Lease Provisions as of ___________________________ (the “Effective Date”).
BASIC LEASE PROVISIONS

1.	Tenant: _______________________________, a _____________________________ (“Tenant”)

2.	Description of Premises/Building/Project:

2.1	Premises: Suite _______ (the Premises is shown on Exhibit A)

2.2	Rentable Area: Stipulated to contain ___________ square feet (Section 1.3)

2.3
Building:     The 53-story office building located at 777 South Figueroa Street, Los Angeles, California, and commonly known as 777 Tower, all tenant improvements and fixtures and other improvements and fixtures thereto and all portions of the Project leased or designated for lease to tenants of the Building for office use, office parking, storage or support facilities, but excluding any portions of the Building below lobby level that are leased or designated for lease for use as retail or service stores.

2.4
Project:    That certain project including the Building, with all common areas and appurtenant parking facilities, and all other developments and improvements from time to time located on that certain parcel of real property outlined on Exhibit A‑1, attached hereto and made a part hereof. Notwithstanding the foregoing, Landlord and Tenant agree that the definition of Project may change from time to time in the event Landlord elects to add or revise buildings or parcels of land to or from the Project. In such event, the definition of “Project” shall be deemed to be amended without any further action of the parties herein to reflect such addition or deletion of building(s) or parcel(s) of land to or from the Project.

3.	Term:

3.1	Initial Term: _____________________

3.2	[*If applicable: Options to Extend the Term: __________.*]

3.3	Commencement Date: See Section 2.2.

4.	Base Rent (Article 3):

Months	Monthly Base Rent	Annual Base Rent
___________	$ _____________	$ _____________

5.	Tenant’s Percentage Share: ________ (Section 4.2)

6.	Security Deposit: $___________ (Article 6)

7.
Parking Privileges: Tenant shall lease from Landlord [______ (__)] parking spaces in the Adjacent Parking Structure (defined below) (“Unreserved Parking Privileges”) and ___________ (__) parking spaces in the Executive Parking Garage (defined below) (“Reserved Parking Privileges”). Tenant shall pay, as Additional Rent, on the first day of each calendar month during the Term, Landlord’s then prevailing charge for the Reserved Parking Privileges and the Unreserved Parking Privileges then rented by Tenant for such calendar month. As of the Effective Date, Landlord’s prevailing charge for Unreserved Parking Privileges is _____________________ Dollars ($_________) per Unreserved Parking Privilege per month and for Reserved Parking Privileges is ____________________ Dollars ($_________) per Reserved Parking Privilege per month. (Article 20)

8.	Broker(s): ________________________, representing Tenant, and Maguire Properties, representing Landlord (Article 27)

9.	Permitted Use: General office use consistent with a first-class high-rise office project. (Section 7.1)

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10.    Addresses for Notices (Article 26):

To: Tenant

Prior to the Commencement Date: , Suite	After the Commencement Date At the Premises: Attn:

Attn:

To: Landlord

Maguire Properties 333 South Grand Avenue, Suite 400 Los Angeles, California 90071

With a copy to:

DLA Piper Rudnick Gray Cary US LLP 550 South Hope Street, Suite 2300 Los Angeles, California 90071-0478 Attn: Michael E. Meyer, Esq.

11.	Address for Payments: All payments payable to Landlord under this Lease shall be sent to the following address or to such other address as Landlord may designate, or by wire transfer.

Credit:

Bank of the West – Corporate Branch
1977 Saturn Street Monterey Park, CA 91755 ABA#: 181-100-782 Account name: Maguire Properties – 777 Tower, LLC – Lockbox
Reference: ____________________________
____________________________
Lockbox:

Maguire Properties – 777 Tower, LLC Post Office Box 54117 Los Angeles, California 90054-0117

12.	Guarantor: ______________
This Lease shall consist of the foregoing Basic Lease Provisions, and the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Sections 1 through 30 which follow) and Exhibits A through E, inclusive, all of which are incorporated herein by this reference as of the Effective Date. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control. Any initially capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Standard Lease Provisions.
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STANDARD LEASE PROVISIONS
ARTICLE 1 - PREMISES
1.1    Lease of Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease. Except as specifically provided in this Lease to the contrary, all provisions of this Lease shall become in full force and effect when this Lease is executed by Landlord and Tenant.
1.2    Acceptance of Premises. Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises, the Building or the Project with respect to the suitability or fitness of any of the same for the conduct of Tenant’s Permitted Use, its business or for any other purpose.
1.3    Measurement of the Rentable Area of Premises and the Building.
1.3.1    For purposes of this Lease, subject to the provisions of Section 1.3.2, the parties hereby stipulate that the number of rentable square feet contained within the Premises is as set forth in Item 2.2 of the Basic Lease Provisions.
1.3.2    The “Rentable Area” or “rentable square feet” and “Usable Area” or “usable square feet” shall be calculated by Landlord substantially in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1996 (“BOMA”). Landlord reserves the right to modify (i) the standards utilized hereunder for the measurement of Rentable Area and Usable Area (so long as any such modification is reasonably consistent with then prevailing Institutional Owner Practices (defined below)) and (ii) consistent with any such modifications of measurement standards, the totals of Rentable Area and Usable Area set forth or utilized herein with respect to the Premises, the Building and/or portions thereof and any economic terms set forth herein (such as Annual Base Rent, Security Deposit and Tenant’s Percentage Share) (“Economic Terms”) calculated on the basis thereof.
1.4    Common Areas. “Common Areas” shall mean those portions of the Project not leased or designated for lease to tenants from time to time that are provided for use in common by Landlord, Tenant and other landlords or tenants of the Project, whether or not any such area is open to the general public, including all fixtures, goods, decor, signs, facilities and landscaping located in or used in connection with those areas, and including without limitation city sidewalks adjacent to the Project and pedestrian walkways; parking areas and roads; ramps, stairways, elevators and escalators; restrooms; patios; plazas; malls; landscaped areas; decorative walls; tunnels; service corridors; throughways; loading areas; and parcel pick-up stations; and also including any park, parking and other facilities open to the general public for which Landlord is subject to obligations arising from the Project. Common Areas shall also mean the lobby, plaza and sidewalk areas, accessways, Parking Facilities (defined below), and the area on individual floors in the Building devoted to corridors, fire vestibules, elevators, foyers, lobbies, electric and telephone closets, restrooms, mechanical rooms, janitor’s closets, and other similar facilities for the benefit of all tenants and invitees and shall also mean those areas of the Building devoted to mechanical and service rooms servicing the Building. The Common Areas shall be subject to the exclusive management and control of Landlord, and Tenant shall comply with all Rules and Regulations (defined in Section 21) pertaining to the Common Areas. Landlord shall have the right from time to time to designate, relocate and limit the use of particular areas or portions of the Common Areas. Landlord shall also have the right to close all or any portion of the Common Areas as may, in the sole discretion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights in any person.
ARTICLE 2 - TERM
2.1    Term. Unless earlier terminated in accordance with the provisions hereof, the initial term of this Lease shall be the period shown in Item 3.1 of the Basic Lease Provisions. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the twelfth (12th) month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month. As used herein, “Term” shall refer to the initial term described in Item 3.1 of the Basic Lease Provisions [and, provided the same is duly exercised and commences, the Extension Term(s), if any, described in Section ___].
[*OPTION A: USE WHEN TENANT IMPROVEMENTS ARE TO BE CONSTRUCTED BY LANDLORD IN THE PREMISES*]
[2.2    Commencement Date. The Term of this Lease shall commence on the earliest of: (i) the date that the Tenant Improvements are substantially completed; or (ii) the date the Tenant Improvements would have been substantially completed except for Tenant Delays; or (iii) the date that Tenant, or any person occupying any of the Premises with Tenant’s permission, commences business operations from any portion of the Premises (“Commencement Date”). The terms “Tenant Improvements” and “Tenant Delays” are defined in the Work Letter Agreement attached hereto as Exhibit C and made a part hereof.]
[2.3    Delivery of Premises. The Premises will initially be delivered to Tenant in its “as is” condition, subject to Landlord’s obligation to have the Tenant Improvements substantially completed. Delay of the Commencement Date to the extent not attributable to Tenant Delays shall be Tenant’s sole remedy for any delay in the substantial completion of the Tenant Improvements. Tenant understands that it is in Landlord’s best economic interests to have the Tenant Improvements completed as soon as reasonably possible in order to have the Commencement Date occur as early as possible, and Tenant understands that to the extent that the Tenant Improvements are not completed because of Tenant

Delays, the Commencement Date will nevertheless occur on the date the Tenant Improvements would have been completed except for Tenant Delays.]
[2.4    Early Entry Into Premises. Tenant may enter into the Premises upon receipt of Landlord’s consent, for the purpose of installing furniture, special flooring or carpeting, trade fixtures, telephones, computers, photocopy equipment, and other business equipment. Such early entry will not advance the Commencement Date, provided (i) Tenant does not commence business operations from any part of the Premises, and (ii) Tenant’s early entry does not interfere with, or delay, the completion of the Tenant Improvements. If Tenant is allowed early entry, Landlord shall not be responsible for, and Tenant is required to obtain insurance covering, any loss, including theft, damage or destruction to any work or material installed or stored by Tenant or Landlord, or any contractor or individual involved in the completion of the Tenant Improvements, or for any injury to Tenant or Tenant’s employees, agents, contractors, licensees, directors, officers, partners, trustees, visitors or invitees (collectively, “Tenant’s Employees”) or to any other person. Landlord shall have the right to post the appropriate notices of non-responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide
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insurance pursuant to this Lease. To the extent any such early entry actually delays the substantial completion of the Tenant Improvements, such delay, but only to the extent that such early entry actually delays the completion of the Tenant Improvements, shall constitute a Tenant Delay.]
[*OPTION B: USE WHEN TENANT IMPROVEMENTS ARE TO BE CONSTRUCTED BY TENANT IN THE PREMISES*]
[2.2    Commencement Date. The Term of this Lease shall commence on the earliest of: (i) ________; (ii) _______ (___) days (“Construction Period”) following the date of mutual execution of this Lease; or (iii) the date that Tenant, or any person occupying any of the Premises with Tenant’s permission, commences business operations from the Premises (“Commencement Date”). The term “Tenant Improvements” is defined in the Work Letter Agreement attached hereto as Exhibit C and made a part hereof.]
[2.3    Delivery of Premises. The Premises will be delivered to Tenant in its “as-is” condition.]
[2.4    Entry into Premises. Tenant, upon providing Landlord with at least two (2) business days’ prior notice but in no event prior to _______________________, may enter the Premises after the execution and delivery of this Lease by Landlord and Tenant in order to commence construction of the Tenant Improvements; provided, however, that Landlord shall not be responsible for, and Tenant is required to obtain insurance covering, any loss, including theft, damage or destruction to any work or material installed or stored by Tenant or Landlord, or any contractor or individual involved in the construction of the Tenant Improvements, or for any injury to Tenant or Tenant’s employees, agents, contractors, licensees, directors, officers, partners, trustees, visitors or invitees (collectively, “Tenant’s Employees”) or to any other person and provided further that Landlord shall have the right to post the appropriate notices of non-responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to this Lease.]
2.5    Notice of Commencement Date. At any time during the Lease Term, Landlord may send Tenant notice of the occurrence of the Commencement Date in the form of the attached Exhibit B, which notice Tenant shall acknowledge by executing a copy of the notice and returning it to Landlord. If Tenant fails to sign and return the notice to Landlord within ten (10) days of receipt of the notice from Landlord, the notice as sent by Landlord shall be deemed to have correctly set forth the Commencement Date. Failure of Landlord to send such notice shall have no effect on the Commencement Date.
ARTICLE 3 - RENT; LATE CHARGES
3.1    Base Rent; Rent.
3.1.1    Tenant agrees to pay during each Lease Year of the Term of this Lease as Base Rent (“Base Rent”) for the Premises the sums shown for such periods in Item 4 of the Basic Lease Provisions.
3.1.2    Except as expressly provided to the contrary herein, Annual Base Rent shall be payable in equal consecutive monthly installments, in advance, without abatement, deduction or offset, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter. The first full monthly installment of Annual Base Rent, described in Item 4 of the Basic Lease Provisions, shall be payable upon Tenant’s execution of this Lease. If the Commencement Date is a day other than the first day of a calendar month, then the Base Rent for the Partial Lease Month (the “Partial Lease Month Rent”) shall be calculated on a per diem basis determined by dividing the initial Monthly Base Rent shown in Item 4 of the Basic Lease Provisions by the actual number of days of such month and by multiplying such amount by the number of remaining days of such month from and including the Commencement Date. The Partial Lease Month Rent shall be payable by Tenant prior to the date that Tenant takes possession or commences use of the Premises for any business purpose (including moving in). Annual Base Rent, all forms of Additional Rent (defined below) payable hereunder by Tenant and all other amounts, fees, payments or charges payable hereunder by Tenant shall (i) each constitute rent payable hereunder (and shall sometimes collectively be referred to herein as “Rent”), (ii) be payable to Landlord when due without any prior notice or demand therefor in lawful money of the United States and, except as may be expressly provided to the contrary herein, without any abatement, offset or deduction whatsoever and (iii) be payable to Landlord at the address of Landlord described in Item 10 of the Basic Lease Provisions or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant.
3.1.3    No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.
3.2    Late Charge; Interest. Tenant acknowledges that the late payment of Base Rent, Additional Rent or any other amounts payable by Tenant to Landlord hereunder will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Landlord and Tenant agree that if Landlord does not receive any such payment on or before the date five (5) days after the date the payment is due, Tenant shall pay to Landlord, as Additional Rent, (i) a late charge (“Late Charge”) equal to five percent (5%) of the overdue amount to cover such additional administrative costs, and (ii) interest on all delinquent amounts at the lesser of (a) eighteen percent (18%) per annum or (b) the maximum amount allowed by Law, from the date due until the date paid.
3.3    Additional Rent. For purposes of this Lease, all amounts (other than Base Rent) payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute additional rent (“Additional Rent”) hereunder.

ARTICLE 4 - ADDITIONAL RENT
4.1    Payment of Operating Expenses and Property Taxes.
4.1.1    Subject to the provisions of this Lease, in addition to paying Base Rent pursuant to Article 3 of this Lease, with respect to each Expense Year (defined below) Tenant shall also pay as Additional Rent Tenant’s Percentage Share (defined below) of Operating Expenses (defined below) for the Project allocable hereunder to such Expense Year.
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4.1.2    Subject to the provisions of this Lease, in addition to paying Base Rent pursuant to Article 3 of this Lease, with respect to each Expense Year Tenant shall also pay as Additional Rent Tenant’s Percentage Share of the Property Taxes (defined below) for the Project allocable hereunder to such Expense Year.
4.2    Definitions.
4.2.1    “Property Taxes” shall mean all real property taxes, assessments, fees, charges, or impositions and other similar governmental or quasi-governmental ad valorem or other charges levied on or attributable to the Building and/or the Project or its ownership, operation or transfer of any and every type, kind, category or nature, whether direct or indirect, general or special, ordinary or extraordinary and all taxes, assessments, fees, charges or similar impositions imposed in lieu or substitution (partially or totally) of the same including, without limitation, all taxes, assessments, levies, charges or impositions (i) on any interest of Landlord or any mortgagee of Landlord in the Project, the Building, the Premises or in this Lease, or on the occupancy or use of space in the Building and/or the Project; (ii) on the gross or net rentals or income from the Building and/or the Project, including, without limitation, any gross income tax, excise tax, sales tax or gross receipts tax levied by any federal, state or local governmental entity with respect to the receipt of Rent; (iii) on any transit taxes or charges, business or license fees or taxes, annual or periodic license or use fees, park and/or school fees, arts charges, parks charges, housing fund charges; (iv) imposed for street, refuse, police, sidewalks, fire protection and/or similar services and/or maintenance, whether previously provided without charge or for a different charge, whether provided by governmental agencies or private parties, and whether charged directly or indirectly through a funding mechanism designed to enhance or augment benefits and/or services provided by governmental or quasi-governmental agencies; (v) on any possessory taxes charged or levied in lieu of real estate taxes; and (vi) any costs or expenses incurred or expended by Landlord in investigating, calculating, protesting, appealing or otherwise attempting to reduce or minimize such taxes. There shall be excluded from Property Taxes all income taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord’s gross income or profits unless the same is specifically included within the definition of Property Taxes above or otherwise shall be imposed in lieu of real estate taxes or other ad valorem taxes.
4.2.2    “Operating Expenses” shall mean all costs, fees, amounts, disbursements and expenses of every kind and nature paid or incurred by or on behalf of Landlord with respect to any Expense Year in connection with the operation, ownership, maintenance, insurance, restoration, management, replacement or repair of the Project in a first-class manner, including, without limitation, any amounts paid or incurred with respect to:
(i)    Premiums for property, casualty, liability, rent interruption, earthquake, flood or other types of insurance carried by Landlord from time to time, and any deductibles thereunder actually paid by Landlord with respect to the Project.
(ii)    Salaries, wages and other amounts paid or payable for personnel (including, without limitation, the Building manager, superintendent, operation and maintenance staff, the Parking Facilities (defined below) manager, concierge (if any) and other employees of Landlord) involved in the maintenance and operation of the Building and/or the Project, including contributions and premiums towards fringe benefits, unemployment taxes and insurance, social security taxes, disability and worker’s compensation insurance, pension plan contributions and similar premiums and contributions which may be levied on such salaries, wages, compensation and benefits and the total charges of any independent contractors or property managers engaged in the operation, repair, care, maintenance and cleaning of any portion of the Building and/or the Project.
(iii)    Cleaning expenses, including without limitation, janitorial services, window cleaning, and garbage and refuse removal.
(iv)    Landscaping and hardscape expenses, including without limitation, irrigating, trimming, mowing, fertilizing, seeding, and replacing plants, trees and hardscape.
(v)    The cost of providing fuel, gas, electricity, water, sewer, telephone, steam and other utility services.
(vi)    Subject to the provisions of Section 4.2.2(x) below, the cost of maintaining, operating, restoring, renovating, managing, repairing and replacing components of equipment or machinery, including, without limitation, heating, refrigeration, ventilation, electrical, plumbing, mechanical, elevator, escalator, sprinklers, fire/life safety, security and energy management systems, including service contracts, maintenance contracts, supplies and parts with respect thereto.
(vii)    The costs of security for, and supervision of, the Building and/or the Project.
(viii)    Rental, supplies and other costs with respect to the operation of the management office for the Building.
(ix)    All cost and fees for licenses, certificates, permits and inspections, and the cost incurred in connection with the implementation of a transportation system management program or similar program.

(x)    The cost of replacement, repair, acquisition, installation and modification of (A) carpeting and wallcoverings, ceiling systems and fixtures in the Common Areas, and other furnishings in the Common Areas, (B) materials, tools, supplies and equipment purchased by Landlord which are used in the maintenance, operation and repair of the Building and/or the Project, and (C) any other form of improvements, additions, repairs, or replacements to the Building and/or the Project or the systems, equipment or machinery operated or used in connection with the Building and/or the Project; provided, however, that with respect to the items described in clauses (A), (B) and (C) above which constitute a capital item, addition, repair or improvement (collectively “Capital Items”) under sound accounting and property management principles consistently applied and determined by Landlord, in each case the cost of such Capital Items shall be amortized (with interest at the Interest Rate) over the useful life (the “Useful Life”) of such Capital Item, as determined by the Landlord in accordance with sound accounting and property management principles consistently applied or such other period as shall be consistent with Institutional Owner Practices.
(xi)    Attorneys’, accountants’ and consultants’ fees and expenses in connection with the management, operation, administration, maintenance and repair of the Building and/or the Project, including, but not limited to,
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such expenses that relate to seeking or obtaining reductions in or refunds of Property Taxes, or components thereof, or the costs of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses.
(xii)    Fees for the administration and management of the Project in an amount equal to three percent (3%) of the gross revenues of the Project (which shall be grossed by Landlord up to one hundred percent (100%) occupancy on an annual basis), without regard to whether actual fees so paid are greater or less than such amount.
(xiii)    Sales, use and excise taxes on goods and services purchased by Landlord for the management, maintenance, administration or operation of the Building and/or the Project.
(xiv)    Fees for local civic organizations and dues for professional trade associations.
(xv)    Payments under any covenants, conditions and restrictions pertaining to the Building and/or the Project or any easement, license or operating agreement or similar instrument which affects the Building and/or the Project.
(xvi)    Costs and expenses of investigating, testing, documenting, monitoring, responding to, abating and remediating Hazardous Materials (defined below), other than abatement and remediation costs with respect to Hazardous Materials actually known by Landlord (on the Effective Date) to require abatement and/or remediation under applicable Environmental Laws (defined below).
(xvii)    The costs of repairing, restoring and maintaining the Parking Facilities of the Project, including, without limitation, the resurfacing, restriping and cleaning of such facilities.
(xviii)    Any costs, fees, amounts, disbursements and expenses which are generally included in Operating Expenses under Institutional Owner Practices.
4.2.3    The following costs and expenses shall be excluded from Operating Expenses:
(i)    expenses relating to leasing space in the Building and/or the Project (including tenant improvements, leasing and brokerage commissions and advertising expenses);
(ii)    legal fees and disbursements incurred for collection of tenant accounts or negotiation of leases, or relating to disputes between Landlord and other tenants and occupants of the Building and/or the Project;
(iii)    Capital Items unless specifically permitted by Section 4.2.2, parts (i) through (xviii), inclusive;
(iv)    Property Taxes;
(v)    amounts received by Landlord on account of proceeds of insurance to the extent the proceeds are reimbursement for expenses which were previously included in Operating Expenses;
(vi)    except to the extent specifically provided in Section 4.2.2, parts (i) through (xviii), inclusive, depreciation or payments of principal and interest on any mortgages upon the Building and/or the Project;
(vii)    payments of ground rent pursuant to any ground lease covering the Building and/or the Project;
(viii)    subject to Section 4.3.1, the costs of gas, steam or other fuel; operation of elevators and security systems; heating, cooling, air conditioning and ventilating; chilled water, hot and cold domestic water, sewer and other utilities or any other service work or facility, or level or amount thereof, provided to any other tenant or occupant in the Building and/or the Project which either (a) is not required to be supplied or furnished by Landlord to Tenant under the provisions of this Lease or (b) is supplied or furnished to Tenant pursuant to the terms of this Lease with separate or additional charge;
(ix)    the cost of any Landlord Work (defined in the Work Letter Agreement); and
(x)    any cost expressly excluded from Operating Expenses in an express provision contained in this Lease.
4.2.4    “Tenant’s Percentage Share” shall mean the percentage set forth in Item 5 of the Basic Lease Provisions; provided, however, that Landlord reserves the right from time to time during the Term of this Lease to recalculate Tenant’s Percentage Share, in which case Tenant’s Percentage Share shall be calculated by dividing the number of square feet of Rentable Area in the Premises by the number of square feet of Rentable Area in the Building, and expressing such quotient in the form of a percentage.

4.3    Calculation Methods and Adjustments.
4.3.1    The variable components of Operating Expenses (“Variable Expenses”) for all or any portion of any Expense Year during which actual occupancy of the Building and/or the Project is less than one hundred percent (100%) of the Rentable Area of the Building and/or the Project with all tenants paying full rent as contrasted with free rent, half rent and the like shall be adjusted by Landlord, as determined in good faith by Landlord applying sound accounting and property management principles (and the provisions of this Lease) to reflect one hundred percent (100%) occupancy of the Rentable Area of the Building and/or the Project during such period with all tenants paying full rent as contrasted with free rent, half rent and the like. If during all or any part of any Expense Year, Landlord does not provide any particular Item of benefit, work or service (the cost of which is a Variable Expense) to portions of the Building and/or the Project due to the fact that such Item of benefit, work or service is not required or desired by the tenant of such space, or such tenant is itself obtaining and providing such Item of benefit, work or service, or for any other reason, then for purposes of computing Variable Expenses for such Expense Year, Operating Expenses shall be increased by an amount equal to the additional Variable Expenses which would have been paid or incurred by
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Landlord during such period if it had furnished such Item of benefit, work or service to such portions of the Building and/or the Project.
4.3.2    Subject to the provisions of this Section 4.3, all calculations, determinations, allocations and decisions to be made hereunder with respect to Operating Expenses or Property Taxes shall be made in accordance with the good faith determination of Landlord applying sound accounting and property management principles consistently applied which are consistent with the practices of the majority of the institutional owners of institutional grade first-class office projects in Los Angeles County, California (“Institutional Owner Practices”). Landlord shall have the right to equitably allocate some or all of Operating Expenses among particular classes or groups of tenants in the Building and/or the Project to reflect Landlord’s good faith determination that measurably different amounts or types of services, work or benefits associated with Operating Expenses are being provided to or conferred upon such classes or groups. Subject to the provisions of this Section 4.3, from time to time Landlord shall have the right to expand or contract the amount, scope, level or types of services, work, items or benefits, the cost of which is included within Operating Expenses, so long as Landlord’s treatment of the same for purposes of the calculation of Operating Expenses is generally consistent with Institutional Owner Practices. Whenever services, benefits or work are provided to the Building and/or the Project and to additional projects (where allocation of the cost thereof among such projects is required for calculation of Operating Expenses hereunder), in allocating the overall cost thereof (for all such projects) to Operating Expenses hereunder, there shall be excluded from Operating Expenses Landlord’s good faith determination of the additional overall cost comparison allocable to the provision of such services, benefits or work to the additional projects. All discounts, reimbursements, rebates, refunds, or credits (collectively, “Reimbursements”) attributable to Operating Expenses or Property Taxes received by Landlord in a particular year shall be deducted from Operating Expenses or Property Taxes in the year the same are received; provided, however, if such practice is consistent with Institutional Owner Practices, Landlord may treat Reimbursements generally (or under particular circumstances) on a different basis. All assessments and premiums of Operating Expenses or Property Taxes which can be paid by Landlord in periodic installments shall be paid by Landlord in the maximum number of periodic installments permitted by Law; provided, however, that if the then prevailing Institutional Owner Practice is to pay such assessments or premiums on a different basis, Landlord may utilize such different basis of payment.
The parties acknowledge that the Building and the 42‑story office tower located at 725 South Figueroa Street (“725 Building”) are a part of a multi-building project (the “7th & Fig Project”) and that certain costs and expenses are shared between the tenants of the Building and the tenants of the 725 Building. Accordingly, such shared expenses shall be determined annually for the 7th & Fig Project as a whole, and a portion of the shared expenses, which portion shall be equitably and reasonably agreed to by Landlord and the landlord of the 725 Building, shall be allocated to the Building and the 725 Building. Such portion of the shared expenses allocated to the Building shall be included in Operating Expenses for purposes of this Lease.
4.4    Payment Procedure; Estimates. During each Expense Year, Landlord may elect to give Tenant written notice of its estimate of any amounts payable under Section 4.1 for that Expense Year. On or before the first day of each calendar month during such Expense Year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however, that, not more often than quarterly, Landlord may, by written notice to Tenant, revise its estimate for such Expense Year, and all subsequent payments under this Section 4.4 by Tenant for such Expense Year shall be based upon such revised estimate. Landlord shall endeavor to deliver to Tenant within one hundred fifty (150) days after the close of each Expense Year or as soon thereafter as is practicable, a statement of that year’s Property Taxes and Operating Expenses, and Tenant’s Percentage Share of actual Property Taxes and actual Operating Expenses payable for such Expense Year pursuant to Section 4.1, as determined by Landlord (the “Landlord’s Statement”) and such Landlord’s Statement shall be binding upon Landlord and Tenant, except as provided in Section 4.5. If the amount of Tenant’s Percentage Share of actual Property Taxes and Operating Expenses for any Expense Year is more than the estimated payments with respect thereto made by Tenant, Tenant shall pay the deficiency to Landlord upon receipt of Landlord’s Statement. If the amount of Tenant’s Percentage Share of actual Property Taxes and Operating Expenses for any Expense Year is less than the estimated payments for such Expense Year made by Tenant, such excess payments shall be credited against Rent next payable by Tenant under this Lease or, if the Term of this Lease has expired, such excess shall be paid to Tenant. No delay in providing any Landlord’s Statement described in this Section 4.4 shall act as a waiver of Landlord’s right to receive payment from Tenant under Section 4.1 above with respect to Tenant’s Percentage Share of Property Taxes and/or Operating Expenses for the period covered thereby. If this Lease shall terminate on a day other than the end of a calendar year, the amount of Tenant’s Percentage Share of actual Property Taxes and actual Operating Expenses payable under Section 4.1 that is applicable to the calendar year in which such termination occurs shall be prorated on the basis that the number of days from January 1 of such calendar year to the termination date bears to 365. The expiration or early termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to this Section 4.4 to be performed after such expiration or early termination.
4.5    Review of Landlord’s Statement.
4.5.1    Provided that Tenant is not then in default with respect to its obligations under this Lease and provided further that Tenant strictly complies with the provisions of this Section 4.5, Tenant shall have the right to reasonably review Landlord’s supporting books and records for any portion of the Property Taxes or Operating Expenses for a particular Expense Year covered by Landlord’s Statement, in accordance with the following procedure:
4.5.2    Tenant shall, within sixty (60) days after any such Landlord’s Statement is delivered to Tenant, deliver a written notice (a “Dispute Notice”) to Landlord specifying the items described in the Landlord’s Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts that are due from Tenant to Landlord as specified in the Landlord’s Statement, including such amounts that Tenant claims are incorrect. Except as expressly set forth in Section 4.5.4, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under this Lease (including without limitation, Tenant’s obligation to make all payments of Base Rent and all payments of Additional Rent pending the completion of and regardless of the results of any review of records under this Section 4.5). The right of Tenant under this Section 4.5 may only be exercised once for each Expense Year covered by any Landlord’s Statement, and if Tenant fails to deliver a Dispute Notice within the sixty (60) day period described above or fails to initiate and complete its review of Landlord’s records for the Building within ninety (90) days after the delivery of a Dispute Notice or fails to meet any of the other above conditions of exercise of such right, the right of Tenant to audit a particular Landlord’s Statement (and all of Tenant’s rights to make any claim relating thereto) under this Section 4.5 shall automatically be deemed waived by Tenant.
4.5.3    Tenant acknowledges that Landlord maintains its records for the Building at Landlord’s manager’s corporate offices and Tenant agrees that any review of records under this Section 4.5 shall be at the sole expense of Tenant and shall be conducted by independent certified public accountants of national standing which are not compensated on a contingency fee or similar basis relating to the results of such audit. Tenant acknowledges and agrees that any records of Landlord reviewed under this Section 4.5 (and the information contained therein) constitute confidential information of Landlord, which Tenant shall not disclose, nor permit to be disclosed by Tenant’s accountant, to anyone other than the Tenant’s accountants performing the
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review and the principals of Tenant who receive the results of the review. The disclosure of such information by Tenant or any of Tenant’s employees or contractors (including, without limitation, Tenant’s accountant) to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.
4.5.4    If Landlord disagrees with Tenant’s contention that an error exists with respect to Landlord’s Statement (and the Operating Expenses and Real Property Taxes described therein) in dispute, Landlord shall have the right to cause another review of that portion of Landlord’s Statement (and the Operating Expenses and Real Property Taxes stated therein) to be made by a firm of independent certified public accountants of national standing selected by Landlord (“Landlord’s Accountant”). In the event of a disagreement between the two accounting firms, the review of Landlord’s Accountant shall be deemed to be correct and shall be conclusively binding on both Landlord and Tenant. In the event that the results of Landlord’s Accountant’s review of a particular Landlord’s Statement indicates that total Operating Expenses and Property Taxes for the period covered by the Landlord’s Statement in question have been overstated by more than five percent (5%), then Landlord shall reimburse Tenant for the reasonable cost of Tenant’s accountant and the amount of any overpayment by Tenant of estimated excess Operating Expenses and/or Property Taxes for the period in question shall be credited against Tenant’s obligations to pay Additional Rent next coming due; in all other cases, Tenant shall be liable for Landlord’s Accountant’s actual fees and expenses, and the amount of any underpayment shall be paid by Tenant to Landlord with the next succeeding installment of estimated excess Property Taxes and Operating Expenses. Tenant agrees that its sole remedy for an overcharge of Property Taxes and Operating Expenses shall be as set forth in this Section 4.5 and that under no circumstance shall an overcharge be deemed to constitute a default by Landlord or a breach of the Lease
ARTICLE 5 - ADDITIONAL TAXES
In addition to the Base Rent and all other forms of Additional Rent payable by Tenant hereunder, Tenant shall reimburse Landlord upon demand as Additional Rent for any and all taxes, impositions or similar fees or charges (other than any of the same actually included by Landlord in Property Taxes with respect to the Expense Year in question) payable by or imposed or assessed upon Landlord upon or with respect to (or measured by or otherwise attributable to the cost or value of): (i) any fixtures, equipment or other personal property located in or about the Premises; (ii) any leasehold improvements made in or to the Premises by or for Tenant (without regard to ownership of such improvements) if and to the extent the original cost, replacement cost or value thereof exceeds the cost of Landlord’s then effective “Building Standard” tenant improvements, as determined in good faith by Landlord; (iii) the Rent payable hereunder, including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority; (iv) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Premises; or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
ARTICLE 6 - SECURITY DEPOSIT
Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit described in Item 6 of the Basic Lease Provisions. The Security Deposit is made by Tenant to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default by Tenant. If Tenant commits an Event of Default with respect to any provision of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (i) for the payment of any Rent or any other sum in default, (ii) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of such default by Tenant, and (iii) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of such default by Tenant. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor by Landlord, deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the amount required to be maintained by Tenant hereunder. Upon expiration or the sooner termination of this Lease, provided that Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the remaining portion of the Security Deposit no later than two weeks after the date Landlord receives possession of the Premises in accordance with the provisions of this Lease. The Security Deposit may be commingled by Landlord with Landlord’s other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, then Landlord may assign the Security Deposit to the transferee and thereafter Landlord shall have no further liability or obligation for the return of the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of Law, now or hereinafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.
ARTICLE 7 - USE OF PREMISES
7.1    Tenant’s Permitted Use. Tenant shall use the Premises only for Tenant’s Permitted Use as set forth in Item 9 of the Basic Lease Provisions and shall not use or permit the Premises to be used for any other purpose. Tenant shall, at its sole cost and expense, obtain and maintain in full force and effect all governmental licenses, approvals and permits required to allow Tenant to conduct Tenant’s Permitted Use. Landlord disclaims any warranty that the Premises are suitable for Tenant’s use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard. In no case shall Tenant use any portion of the Premises for (i) offices of any division, agency or bureau of the United States or any state or local government of any foreign government or subdivision thereof, (ii) offices of any health care professionals or for the provision of any health care services, (iii) any schools or other training facility, (iv) any retail or restaurant uses, (v) any residential use, or (vi) any communications uses such as broadcasting radio and/or television stations. Tenant shall not permit any use of the Premises or any portion thereof for any occupancy density which is greater than the average occupancy density associated with the occupancies of the other tenants of the Project.

7.2    Compliance With Laws and Other Requirements.
7.2.1    Tenant shall timely take all action required to cause the Premises to comply in all respects with all laws, ordinances, building codes, rules, regulations, orders and directives of any governmental authority having jurisdiction (including without limitation any certificate of occupancy) now or in the future applicable to the Premises (collectively, “Laws”), including, without limitation, any Law requiring any form of improvement or alteration to the Premises.
7.2.2    Tenant shall not use the Premises, or permit the Premises to be used, in any manner, or do or suffer any act in or about the Premises which: (i) violates or conflicts with any applicable Law; (ii) causes or is reasonably likely to cause damage to the Project, the Premises or the Building systems, including, without limitation, the life safety, electrical, heating, ventilation and air conditioning (“HVAC”), plumbing or sprinkler systems (collectively, the “Building Systems”) for the Building and/or the Project; (iii) violates a requirement or condition of any policy of insurance covering the Project and/or the
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Premises, or increases the cost of such policy; (iv) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Project or its equipment, facilities or systems; (v) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone, or other communication signals by antennae or other facilities located in the Project; or (vi) violates the Rules and Regulations. Should any federal, state or local governmental agency having jurisdiction with respect to the establishment, regulation or enforcement of occupational, health or safety standards for employers, employees or tenants impose on Landlord or on Tenant at any time now or in the future any requirement or Law relating in any manner to the Premises or occupancy thereof, Tenant shall, at its sole cost and expense, comply promptly (or at Landlord’s election, bear the cost of such compliance as effected by Landlord) with such requirement or Law.
7.3    Hazardous Materials. No Hazardous Materials (defined below) shall be Handled (defined below) upon, about, in, above or beneath the Premises or any portion of the Project by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, directors, employees, agents, or invitees (collectively, a “Tenant Party”). Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies) may be used and stored at the Premises without Landlord’s prior written consent, but only in compliance with all applicable Environmental Laws (defined below), and with the highest prevailing industry standards. Tenant shall, at its sole cost and expense, promptly take all actions (or at Landlord’s election, reimburse Landlord for taking all actions) required by any Law or necessary for Landlord to make full economic use of the Premises or any portion of the Project which arises in connection with the Handling (defined below) of Tenant’s Hazardous Materials upon, about, above or beneath the Premises or any portion of the Project. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall take all actions (or at Landlord’s election, reimburse Landlord for taking all actions) necessary to restore the Premises or any portion of the Building to the condition existing prior to the introduction of Tenant’s Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws. “Environmental Laws” means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment. “Hazardous Materials” means: (a) any material or substance: (i) which is defined or becomes defined as a “hazardous substance”, “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB’s); (iv) which constitutes asbestos or asbestos-containing material; (v) which is radioactive; (vi) which is infectious; or (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense. “Handle,” “Handled,” or “Handling” shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.
ARTICLE 8 - UTILITIES AND SERVICES
8.1    Building Services. As long as Tenant is not committing an Event of Default under this Lease, Landlord agrees to furnish or cause to be furnished, subject to the provisions of this Lease, as part of Operating Expenses to the Premises, the following utilities and services, subject to the conditions and standards set forth herein:
8.1.1    Non-attended automatic elevator service.
8.1.2    Subject to all governmental Laws, rules, regulations and guidelines applicable thereto, HVAC to the Premises, which in Landlord’s good faith judgment, is required for the comfortable use and occupancy of the Premises from 7:00 A.M. to 9:00 P.M. Monday through Friday and 8:00 A.M. to 3:00 P.M. on Saturday (collectively, the “Business Hours”), except for the date of observation of New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, and Christmas Day, and at Landlord’s discretion, other state and nationally recognized holidays selected by Landlord which are consistent with Institutional Owner Practices (collectively, the “Holidays”); provided, however, that if Tenant desires to use HVAC during hours (“Non-Business Hours”) other than Business Hours (“After Hours HVAC”), Tenant shall provide Landlord with prior written notice (which at a minimum shall be 24 hours’ written notice for weekday use (and written notice prior to 12 Noon on Friday for weekend use) of Tenant’s desired After Hours HVAC use and upon such additional conditions as shall be determined by Landlord from time to time. Tenant shall pay to Landlord Landlord’s then prevailing charges (the “After Hours HVAC Rate”) for supplying such After Hours HVAC within ten (10) days of receipt of a reasonably detailed bill therefor. Tenant shall be responsible for and shall pay to Landlord any additional costs (including, without limitation, the costs of installation of additional HVAC equipment) incurred by Landlord because of the failure of the HVAC system to perform its function due to arrangement of partitioning in the Premises or changes or alterations thereto or from any use by Tenant of heat-generating machinery or equipment other than normal office equipment, including small photocopying machines and personal computers not linked to a central mainframe at the Premises.
8.1.3    At all reasonable times, electric current as required for Building Standard lighting and fractional horsepower office machines and adequate electrical wiring and facilities for connection to the lighting fixtures and incidental use equipment of Tenant; provided, however, that notwithstanding any provision of this Lease to the contrary the total connected electrical load for all of the incidental use equipment located in the Premises shall in no case exceed an average of two and one-half (2.5) watts per usable square foot of the Premises during Business Hours, with the electricity so furnished for incidental use equipment to be at a nominal one hundred twenty (120) volts and with no electrical circuit for the supply of such equipment to require a current capacity exceeding twenty (20) amperes, and the total connected electrical load for Tenant’s lighting fixtures within the Premises shall in no case exceed Landlord’s per usable square foot Business Hours standard, and the electricity so furnished for Tenant’s lighting to be at a nominal one hundred twenty (120) volts. Without Landlord’s consent, Tenant shall not install, or permit the installation, in the Premises of any computers, word processors, electronic data processing equipment or other type of equipment or machines which will increase Tenant’s use of electric current in excess of that which Landlord is obligated to provide pursuant to this Section 8.1.3 (“Excess Electrical Requirements”). If Tenant shall require or utilize Excess Electrical Requirements or electric current which may disrupt the provision of electrical service to other tenants in the Building or the Project, Landlord, at its election (i) may refuse to grant its consent or (ii) may condition its consent upon Tenant’s payment in advance of Landlord’s total direct and indirect cost (including, without limitation, a reasonable administration fee) of designing, installing, maintaining and providing any additional facilities determined by Landlord to be required to satisfy such Excess Electrical Requirements (or otherwise related to the additional wear on Building Systems associated therewith). If Tenant’s actual electricity consumption for any portion of the Premises, as determined in good faith by Landlord pursuant to such measurement method or methods as Landlord shall employ from time to time (including, without limitation, the use of submeters and/or pulse meters, electrical surveys and/or engineer’s estimates) exceeds Landlord’s nondiscriminatory standard for excess
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electrical consumption for any reasonable calculation period determined by Landlord, Tenant shall pay to Landlord, as Additional Rent, the sum of (a) Landlord’s actual direct and indirect costs of supplying such excess consumption, including, without limitation, all taxes thereon, and the cost of additional wear on Building Systems resulting from such excess consumption, (b) all of Landlord’s costs of monitoring and measuring such excess consumption and (c) Landlord’s reasonable administration fee. If Tenant’s increased electrical requirements will materially affect the temperature level in the Premises or in the Building, Landlord’s consent may be conditioned upon Tenant’s payment of all direct and indirect costs of installation and operation of any machinery or equipment necessary to restore the temperature level to that otherwise required to be provided by Landlord, including, but not limited to, the cost of modifications to the Building Systems and increased wear and tear on existing HVAC equipment. Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense which Tenant may incur or sustain if, for any reasons beyond Landlord’s reasonable control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Tenant covenants that at all times its use of electric current shall never exceed the capacity of the feeders, risers or electrical installations of the Building or the Project.
8.1.4    City water for drinking and rest room purposes.
8.1.5    Janitorial and cleaning services conforming to the Landlord’s Project standards in effect from time to time (which shall be consistent with Institutional Owner Practices), provided that the Premises are used exclusively for office purposes and are kept reasonably in order by Tenant. Landlord shall not be required to provide janitorial services for portions of the Premises used for preparing or consuming food or beverages, for storage, as a mailroom, or for a lavatory (other than the Common Area lavatory rooms) other than normal “light” janitorial services such as emptying of waste containers, standard vacuuming, mopping and sweeping. Landlord shall not be responsible for more extensive lunch room cleaning such as the washing of dishware or cleaning any refrigerator located therein. In all events, Tenant shall pay to Landlord the cost of removal of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish attendant to normal office usage.
Any amounts which Tenant is required to pay to Landlord pursuant to this Section 8.1 shall be payable upon demand by Landlord and shall constitute Additional Rent. From time to time during the Term, Landlord shall have the right to modify the services provided to Tenant hereunder; provided such modified services are consistent with Institutional Owner Practices.
8.2    Interruption of Services. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Section 8.1 when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord’s reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant’s obligation to pay Base Rent and Additional Rent required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. In the event any governmental or quasi-governmental authority or public utility promulgates or revises any Law or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such Law, mandatory control or voluntary guideline without affecting Tenant’s obligations hereunder. Tenant recognizes that any security services provided by Landlord at the Project are for the protection of Landlord’s property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the Premises or the Project. Landlord makes no representation with respect to the adequacy or fitness of the Project’s HVAC system to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment.
ARTICLE 9 - MAINTENANCE AND REPAIRS
9.1    Landlord’s Obligations. Landlord shall endeavor to keep the Common Areas of the Building and the Project in a clean and neat condition. Subject to Section 9.2 below, Landlord shall make all necessary repairs, within a reasonable period following receipt of notice of the need therefor from Tenant, to the foundation, roof, and all structural aspects of the Building (collectively, the “Building Structure”), exterior doors and windows of the Building, and to public corridors and other public areas of the Project not constituting a portion of any tenant’s premises and shall use commercially reasonable efforts to keep all Building Systems used by Tenant in common with other tenants in reasonable condition and repair, reasonable wear and tear excepted. Notwithstanding the foregoing, Tenant shall be solely responsible for the repair and maintenance of, and all damage to, the Building or the Project (or any component thereof) resulting from the design and operation of all improvements which are not Building Standard improvements (described in the Work Letter Agreement) in or serving the Premises installed at the request of Tenant (regardless of whether installed by Landlord, its agents or contractors or third party contractors). Except as provided in Article 12, there shall be no abatement of Rent, nor shall there be any liability of Landlord, by reason of any injury to, or damage suffered by Tenant, including without limitation, any inconvenience to, or interference with, Tenant’s business or operations arising from the making of, or failure to make, any maintenance or repairs, alterations or improvements in or to any portion of the Building. Tenant waives the right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code, and under all other similar laws, statutes or ordinances now or hereafter in effect. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.
9.2    Tenant’s Obligations. No representations, except as contained herein or endorsed hereon, have been made to Tenant respecting the condition of the Premises, and the acceptance of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises are now in tenantable and good condition. During the Term of this Lease, Tenant shall, at its sole cost and expense, maintain the Premises in good order and repair and in a safe, clean and neat condition. Tenant shall make all repairs to the Premises not required to be made by Landlord under Section 9.1 above (including, without limitation, all damaged and broken fixtures and appurtenances) with replacements of any materials to be made by use of materials of equal or better quality. Further, Tenant shall be responsible for, and upon demand by Landlord shall promptly reimburse Landlord for, any damage to any portion of the Project or the Premises caused by (a) activities of Tenant or any Tenant Party in the Building or the Premises; (b) the performance or existence of any alterations, additions or improvements made by Tenant or any Tenant Party in or to the Premises; (c) the installation, use, operation or movement of Tenant’s property in or about the Building or the Premises; or (d) any act or omission by Tenant or any Tenant Party or any other person permitted in or invited to the Premises or the Project by Tenant or any Tenant Party.
9.3    Landlord’s Rights. Landlord and its contractors shall have the right, at all reasonable times, to enter upon the Premises to make any repairs to the Premises or the Building or the Project reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs. In the event of any failure of Tenant to perform any of its obligations under this Article 9, or under Article 7, 10 or 11, where such failure remains uncured for ten (10) days after delivery by Landlord to Tenant of written notice of such failure (or in the case of
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an emergency, after such oral or written notice, if any, as may be practical under the circumstances), Landlord may (but shall not be obligated to) elect to perform such obligation of Tenant at Tenant’s sole cost and expense, and in the event of such performance by Landlord, Tenant shall pay to Landlord within ten (10) days of written demand therefor one hundred ten percent (110%) of Landlord’s actual direct and indirect costs (including interest, overhead, general conditions and administration) in performing such obligations of Tenant.
ARTICLE 10 - ALTERATIONS, ADDITIONS AND
IMPROVEMENTS
10.1    Landlord’s Work. Landlord’s sole construction obligation under this Lease is set forth in the Work Letter Agreement attached hereto as Exhibit C.
10.2    Landlord’s Consent; Conditions. Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises (“Alterations”) without first obtaining the prior written consent of Landlord, which consent shall be requested in writing not less than fifteen (15) business days prior to the scheduled and actual commencement of any work therein. All such Alterations (i) shall comply with all applicable Laws, (ii) shall be compatible (as determined in good faith by Landlord) with the Building and its mechanical, electrical, heating, ventilating, air-conditioning, and life safety systems; (iii) shall not interfere with the use and occupancy of any other portion of the Building or the Project by any other tenant or their invitees; (iv) shall not be visible from the exterior of the Building or from any Common Areas; and (v) shall not affect the integrity of the structural portions of the Building. In addition, Landlord may impose as a condition to such consent such additional requirements as Landlord in its sole discretion deems necessary or desirable including without limitation: (A) Tenant’s submission to Landlord, for Landlord’s prior written approval, of all plans and specifications relating to the Alterations; (B) Landlord’s prior written approval of the time or times when the Alterations are to be performed; (C) Landlord’s prior written approval of the contractors and subcontractors performing work in connection with the Alterations; (D) Tenant’s receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; (E) Tenant’s written notice of whether the Alterations include the Handling of any Hazardous Materials; (F) Tenant’s delivery to Landlord of such bonds and insurance as Landlord shall customarily require; (G) Tenant’s payment to Landlord within ten (10) days of written demand therefor of all costs and expenses incurred by Landlord because of Tenant’s Alterations, including but not limited to costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations and Landlord’s supervision fee (which shall equal ten percent (10%) of the cost of the Alterations in question) and (H) Tenant’s (and Tenant’s contractor’s) compliance with such construction rules and regulations and building standards as Landlord may promulgate from time to time. All direct and indirect costs relating to any modifications, alterations or improvements of the Project or the Building, whether outside or inside of the Premises, required by any governmental agency or by Law as a condition or as the result of any Alteration requested or effected by Tenant shall be borne by Tenant, and in connection therewith, Landlord may elect to perform such modifications, alterations or improvements (at Tenant’s sole cost and expense) or require such performance directly by Tenant.
10.3    Performance of Alterations Work. All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction (including without limitation Title 24 of the California Administrative Code) and the requirements of all carriers of insurance on the Premises and the Building, the Board of Underwriters, Fire Rating Bureau, or similar organization. All work shall be performed by Tenant at Tenant’s sole cost and expense and shall be prosecuted to completion in a diligent, first-class manner and so as not to interfere with any other tenants or occupants of the Building. Without Landlord’s prior written consent, which Landlord may withhold in its sole and absolute discretion, Tenant shall not use any portion of the Common Areas in connection with the making of any Alterations, and Tenant shall not modify or alter any improvements or components of the Building or the Project outside of the Premises. Upon completion of any Alterations, Tenant agrees to cause a timely Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with the terms of Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office, within thirty (30) days following completion of the Alterations, a reproducible copy of the “as built” drawings of the Alterations together with a CAD file of the “as built” documents of the Alterations (current version of AutoCad).
10.4    Liens. Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Project free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by Tenant and Tenant shall indemnify, defend and hold harmless Landlord, the Premises and the Project of and from any and all loss, cost, damage, liability and expense, including attorneys’ fees, arising out of or related to any such liens or notices. Tenant shall give Landlord not less than seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of non-responsibility. Tenant shall also secure, prior to commencing any Alterations, at Tenant’s sole expense, a completion and lien indemnity bond satisfactory to Landlord for such work. During the progress of such work, Tenant shall, upon Landlord’s request, furnish Landlord with sworn contractor’s statements and lien waivers covering all work theretofore performed. Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within ten (10) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed. If Tenant fails to pay and remove such lien, claim or encumbrance within such ten (10) day period, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the Interest Rate, shall be deemed to be Additional Rent due and payable by Tenant at once without notice or demand.
10.5    Surrender. Except as provided in Section 7.3 and in this Section 10.5, upon expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as when received at the inception of this Lease, subject to ordinary wear and tear. All Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of Tenant’s Alterations, in which event Tenant shall promptly remove prior to the date of such expiration or termination the Alterations designated by Landlord to be so removed and shall promptly restore, patch and repair any resulting damage, all at Tenant’s sole expense. Failure by Tenant to strictly comply with the provisions of this Section 10.5 shall constitute a failure of Tenant to validly surrender the Premises. In the event of any failure of Tenant to perform its obligations under this Section 10.5, in addition to (and without prejudice to) any and all other remedies of Landlord, Landlord may use, apply or retain all or any part of the Security Deposit with respect to such failure. All business and trade fixtures, machinery and equipment, furniture, movable partitions, wallcoverings, telecommunications equipment, data cabling and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant; upon the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Project caused by such removal. If Tenant fails to remove any such items or repair such damage promptly after the expiration or earlier termination of this Lease, Tenant shall be deemed to have abandoned the same, in
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which case Landlord may store the same at Tenant’s expense (and Tenant shall pay Landlord the cost thereof upon demand), or appropriate the same for itself, and/or sell the same in its discretion, with no liability to Tenant.
ARTICLE 11 - INDEMNIFICATION AND INSURANCE
11.1    Waiver of Liability and Indemnification.
Except to the extent expressly provided to the contrary herein, Tenant hereby waives all claims and causes of action against Landlord, its partners, advisors, mortgagees and ground lessors and each of their respective officers, managers, directors, employees, contractors, agents, successors and assigns (collectively, “Landlord Parties”) for any damage to persons or property (including, without limitation, loss of profits and intangible property) in any way relating to Tenant’s use and occupancy of the Premises. Tenant shall indemnify, defend, protect and hold harmless Landlord and each of the Landlord Parties (except to the extent of the losses described below are caused by the gross negligence or willful misconduct of Landlord, its agents or employees), from and against:
(a) any and all claims, losses, damages, obligations, liabilities, costs and expenses (including but not limited to reasonable attorneys’ fees and legal costs) (collectively, “Claims, Damages and Costs”) which arises out of, is occasioned by or is in any way attributable to (i) the use or occupancy of the Premises or any portion of the Project by Tenant, (ii) or the acts or omissions of Tenant or any Tenant Party or (iii) any default of this Lease by Tenant.
(b) any and all environmental damages which arise from: (i) the Handling of any Tenant’s Hazardous Materials, or (ii) the breach of any of the provisions of this Lease. For the purpose of this Lease, “environmental damages” shall mean (X) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including without limitation, diminution in the value of the Premises or any portion of the Project, damages for the loss of or restriction on use of rentable space, and from any adverse impact of Landlord’s marketing of space); (Y) all sums paid for settlement of claims, reasonable attorneys’ fees, consultants’ fees and experts’ fees; and (Z) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant’s Hazardous Materials, necessary for Landlord to make full economic use of the Premises.
11.2    Property Insurance.
11.2.1    At all times during the Term of this Lease, Tenant shall procure and maintain, at its sole expense, “All-Risk” (including earthquake, earthquake sprinkler leakage and flood) property insurance, in an amount not less than one hundred percent (100%) of replacement cost covering (i) all leasehold and tenant improvements in and to the Premises; (ii) all floor and wall coverings; and (iii) Tenant’s office furniture, business and personal trade fixtures, equipment, furniture system and other personal property from time to time situated in the Premises. The proceeds of such insurance shall be used for the repair and replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant’s personal property shall be paid to Tenant.
11.2.2    At all times during the Term of this Lease, Tenant shall procure and maintain business interruption and/or extra expense insurance in such amount as will allow Tenant to continue to meet its financial obligations to Landlord during the restoration period attributable to all perils insured against in Section 11.2.1 for a period of not less than twelve (12) months.
11.2.3    At all times during the Term of this Lease, if Tenant installs any boiler, pressure object, machinery, fire suppression system, supplemental air conditioning or other mechanical equipment within the Premises, Tenant shall also obtain and maintain, at Tenant’s expense, insurance covering loss arising from the use of such equipment in an amount not less than one hundred percent (100%) of replacement value. Such coverage may be provided via a boiler and machinery policy or may be included in Tenant’s other insurance policies.
11.3    Liability Insurance.
11.3.1    At all times during the Term of this Lease, Tenant shall procure and maintain, at its sole expense for the protection of Landlord and Tenant, commercial general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least $1,000,000 per occurrence and a general aggregate limit of at least $2,000,000, and Tenant shall provide excess liability insurance on a following form basis, excess of the primary liability policies with overall limits of at least $5,000,000. All such policies shall be written to apply to all bodily injury (including death), property damage and personal injury losses, shall include blanket contractual liability, broad form property damage, independent contractor’s coverage, completed operations, products liability, cross liability and severance of interest clauses, and shall be endorsed to include Landlord, the State of California Public Employees’ Retirement System (“CalPERS”), and each of their respective agents, beneficiaries, partners, employees, and any Holder (defined in Section 18.1) of any Security Document (defined in Section 18.1) designated by Landlord as additional insureds.
11.3.2    At all times during the Term of this Lease, Tenant shall procure and maintain, at its sole expense for the protection of Landlord and Tenant, primary automobile liability insurance with limits of not less than $1,000,000 per occurrence covering owned, hired and non-owned vehicles used by Tenant.
11.3.3    Prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person, Tenant, at its own expense, shall obtain a policy or policies of insurance issued by a responsible insurance company and in a form acceptable to Landlord saving harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments, expenses and costs, including actual attorneys’ fees, arising under any present or future law, statute, or ordinance of the State of California or other governmental authority having jurisdiction of the Premises, by reason of any storage, sale, use or giving away of alcoholic beverages on or from the Premises. Such policy or policies of insurance shall have a minimum combined single limit of $3,000,000 per occurrence and shall apply to bodily injury, fatal or nonfatal; injury to means of support; and injury to property of any person. Such policy or policies of insurance shall name the Landlord and its agents, beneficiaries, partners, employees and any Holder of any Security Document designated by Landlord as additional insureds.
11.3.4    At all times during the Term of this Lease, Tenant shall procure and maintain Workers’ Compensation Insurance in accordance with the laws of the State of California, and Employer’s Liability insurance with a limit
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not less than $1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease - Each Person; and $1,000,000 Bodily Injury By Disease - Policy Limit.
11.4    Policy Requirements. All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the State of California and rated not less than A:VII in Best’s Insurance Guide. All such insurance policies shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to Landlord or to the additional insureds. A certificate of insurance (or, at Landlord’s option, copies of the applicable policies) evidencing the insurance required under this Article 11 shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any Holder of any Security Document designated by Landlord and such policy shall be endorsed to provide that the insurer thereunder shall provide Landlord with written notice of any failure by Tenant to pay any premium thereunder when due and such failure continues for a period of ten (10) days after such date. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the insurance required by this Article 11 pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and the Landlord as required by this Lease without regard to claims made under such policies with respect to other persons.
11.5    Waiver of Subrogation. Notwithstanding any provision of this Article 11 to the contrary, in the event that Landlord’s insurance policies with respect to the Premises, the Building or the Project permit a waiver of subrogation, Landlord hereby waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of, the Premises, the Building or the Project from causes then included under standard “All-Risk” insurance policies or endorsements; provided, however, that such waiver of subrogation shall be limited exclusively to insurance proceeds actually received by Landlord for such damage or destruction. In the event that Tenant’s insurance policies with respect to the Premises permit a waiver of subrogation, Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of, any property of Tenant, from causes then included under standard “All Risk” insurance policies or endorsements. Tenant represents that its present insurance policies now in force permit such waiver. If at any time during the Term of this Lease (i) either party shall give less than five (5) days’ prior written notice to the other party certifying that any insurance carrier which has issued any such policy shall refuse to consent to the aforesaid waiver of subrogation, or (ii) such insurance carrier shall consent to such waiver only upon the payment of an additional premium (and such additional premium is not paid by the other party hereto), or (iii) such insurance carrier shall revoke a consent previously given or shall cancel or threaten to cancel any policy previously issued and then in force and effect, because of such waiver of subrogation, then, in any of such events, the waiver of subrogation contained herein shall thereupon be of no further force or effect as to the loss, damage or destruction covered by such policy. If, however, at any time thereafter, a consent to such waiver of subrogation shall be obtainable without a substantial additional premium from any existing or substitute insurance carrier, the waiver hereinabove provided for shall again become effective.
11.6    Failure to Insure. If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article 11, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Landlord shall have the right, in its sole discretion, to procure and maintain such insurance which Tenant is required to maintain hereunder and the cost thereof shall be deemed Additional Rent due and payable by Tenant. Tenant may not self-insure against any risks required to be covered by insurance provided by Tenant hereunder.
11.7    Miscellaneous. Landlord makes no representation that the insurance coverage specified to be carried by Tenant pursuant to this Article 11 is adequate to protect Tenant against Tenant’s undertaking under the terms of this Lease or otherwise, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate. Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Premises, the Building or the Project. If any of Landlord’s insurance policies shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee, subtenant, licensee or invitee of Tenant and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, or threatened reduction of coverage, within 48 hours after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as Additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable, or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease upon the occurrence of an Event of Default. Tenant shall not do or permit to be done any act or things upon or about the Premises or the Project, which will (i) result in the assertion of any defense by the insurer to any claim under, (ii) invalidate or (iii) be in conflict with, the insurance policies of Landlord or Tenant covering the Building, the Premises or fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building or the Project to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon or about the Premises or the Building which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property. If, as a result of any act or omission by or on the part of Tenant or violation of this Lease, whether or not Landlord has consented to the same, the rate of “All Risk” or other type of insurance maintained by Landlord on or with respect to the Building and fixtures and property therein, shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord’s insurance premiums so caused within ten (10) days after delivery of written demand therefor by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make-up” of rates for the Project or the Premises issued by the body making fire insurance rates or established by insurance carrier providing coverage for the Building or demised premises shall be presumptive evidence of the facts stated therein including the items and charges taken into consideration in fixing the “All Risk” insurance rate then applicable to the Building or the Premises.

ARTICLE 12 - DAMAGE OR DESTRUCTION
12.1    Repair of the Premises. Tenant shall promptly notify Landlord in writing (a “Damage Notice”) of any casualty event, damage or condition to which this Article 12 is or may be applicable. Landlord shall, within a reasonable time after the discovery by Landlord of any damage resulting from any casualty event (“Casualty”), subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 12, begin to repair the damage to the Project and the Premises resulting from such Casualty and shall proceed with reasonable diligence to restore the Project and Premises to substantially the same condition as existed immediately before such Casualty, except for modifications required by applicable Laws or covenants, conditions and restrictions, and modifications to the Building or the Project deemed desirable in good faith by Landlord; provided, however, that Landlord shall not be required to repair or replace any of the Alterations, furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Project or the Premises. Landlord shall have no liability for any inconvenience or annoyance to Tenant or injury to Tenant’s business as a result of any Casualty, or Landlord’s Restoration (defined in
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Section 12.2) activities hereunder, regardless of the cause therefor. Base Rent, and Additional Rent payable under Article 4, shall abate if and to the extent a Casualty damages the Premises and as a result thereof all or any material portion of the Premises are rendered unfit for occupancy, and are not occupied by Tenant, for the period of time commencing on the date Tenant vacates the portion of the Premises affected on account thereof and continuing until the date the Restoration to be performed by Landlord hereunder with respect to the Premises is substantially complete, as determined by Landlord’s architect; provided, however, that such abatement shall be limited to the proceeds of rental interruption insurance proceeds with respect to the Premises and such Casualty collected by Landlord. Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under this Lease with respect to the leasehold improvements in the Premises, provided that if the cost of Restoration of improvements in the Premises by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of repairs to such improvements shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage, or at Landlord’s election, at any later time following Landlord’s discovery of any insufficiency of such insurance proceeds.
12.2    Exceptions to Landlord’s Obligations. Notwithstanding anything to the contrary contained in this Article 12, Landlord shall have no obligation to repair the Premises and shall have the right to terminate this Lease in any case where (a) any portion of the Premises or any material portion of the Project is damaged and (b) (i) Landlord estimates in good faith that the repair and restoration of such damage under Section 12.1 (“Restoration”) cannot reasonably be completed (without the payment of overtime) within one hundred eighty (180) days of Landlord’s actual discovery of such damage, (ii) the Holder of any Security Document requires the application of any insurance proceeds with respect to such Casualty to be applied to the outstanding balance of the obligation secured by such Security Document, (iii) the cost of such Restoration is not fully covered by insurance proceeds available to Landlord and/or payments received by Landlord from tenants, (iv) Tenant shall be entitled to an abatement of rent under this Section 12 for any period of time in excess of thirty-three percent (33%) of the remainder of the Term, or (v) such Casualty occurs (or Landlord discovers the damage relating thereto) at any time within the last eighteen (18) months of the then applicable Term (disregarding Extension Terms if any). Such right of termination shall be exercisable by Landlord by delivery of written notice to Tenant at any time following the Casualty until forty-five (45) days following the later of (X) delivery of the Damage Notice or (Y) Landlord’s discovery or determination of any of the events described in clauses (i) through (v) of the preceding sentence and shall be effective upon delivery of such notice of termination (or if Tenant has not vacated the Premises, upon the expiration of thirty (30) days thereafter).
12.3    Waiver. Landlord and Tenant agree that the provisions of this Article 12 and the remaining provisions of this Lease shall exclusively govern the rights and obligations of the parties with respect to any and all damage to, or destruction of, all or any portion of the Premises or the Project, and Landlord and Tenant hereby waive and release each and all of their respective common law and statutory rights inconsistent herewith, whether now or hereinafter in effect (including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, as amended from time to time).
ARTICLE 13 - CONDEMNATION
13.1    Taking. In the event the whole or a material portion of the Premises, the Building or the Project shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the date of such Taking. In the event of a Taking of such portion of the Project, the Building or the Premises as shall, in the opinion of Landlord, substantially interfere with Landlord’s operation thereof, Landlord may terminate this Lease upon thirty (30) days’ written notice to Tenant given at any time within sixty (60) days following the date of such Taking. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking.
13.2    Restoration of Premises. In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall, with reasonable diligence, proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) the Premises (other than Tenant’s personal property and fixtures, and tenant improvements not constituting Building Standard Installations) to a complete, functioning unit, to the extent of the condemnation award received by Landlord. In such case, the Annual Base Rent shall be reduced proportionately based on the portion of the Premises so taken.
13.3    Award. In the event of any Taking, the entire award for such taking shall belong to Landlord, except that Tenant shall be entitled to independently pursue a separate award relating to the loss of, or damage to, Tenant’s personal property and trade fixtures and Tenant’s relocation costs directly associated with the taking. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant.
13.4    Temporary Taking. No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Term of this Lease and to Landlord to the extent that the award applies to any time period outside the Term.
13.5    Exclusive Remedy. This Article 13 shall be Tenant’s sole and exclusive remedy in the event of a Taking. Each party hereby waives the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.

ARTICLE 14 - RELOCATION
Landlord shall have the right, in its sole discretion, upon not less than thirty (30) days prior written notice to Tenant, to relocate Tenant and to substitute for the Premises described above to other space in the Project containing at least as much rentable area as the Premises described in Item 2 of the Basic Lease Provisions. If Tenant is already in occupancy of the Premises, then Landlord shall also reimburse Tenant for Tenant’s reasonable moving and telephone relocation expenses and for reasonable quantities of new stationery upon submission to Landlord of receipts for such expenditures incurred by Tenant.
ARTICLE 15 - ASSIGNMENT AND SUBLETTING
15.1    Restriction. Without the prior written consent of Landlord, Tenant shall not, either involuntarily or voluntarily or by operation of law or otherwise, assign, mortgage, pledge, hypothecate, encumber or permit any lien to attach to, or transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by
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anyone other than Tenant or Tenant’s employees (each a “Transfer” and any person or entity to whom a Transfer is made or sought to be made is referred to herein as a “Transferee”). Any Transfer in violation of the provisions of this Article 15 shall be void and, at Landlord’s option, shall constitute an Event of Default. For purposes of this Lease, the term “Transfer” shall also include (i) if a Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, members or managers thereof, or transfer of twenty-five percent (25%) or more of partnership or membership interests therein within a twelve (12) month period, or the dissolution of the partnership or the limited liability company without immediate reconstitution thereof, and (ii) if Tenant is a corporation whose stock is not publicly held and not traded through an exchange or over the counter or any other form of entity, (A) the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares or other interests of or in Tenant (other than to immediate family members by reason of gift or death), within a twelve (12) month period, or (B) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period. Notwithstanding anything contained in this Article 15 to the contrary, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void.
15.2    Notice to Landlord. If Tenant desires to Transfer this Lease or any interest herein, then at least twenty (20) business days (but no more than one hundred eighty (180) days) prior to the effective date of the proposed Transfer, Tenant shall submit to Landlord a written request (a “Transfer Notice”) for Landlord’s consent, which notice shall include:
15.2.1    A statement containing (i) the name and address of the proposed Transferee; (ii) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information and materials (including, without limitation, credit reports, business plans, operating history, bank and character references) required by Landlord to assist Landlord in reviewing the financial responsibility, character, and reputation of the proposed Transferee; (iii) the nature of such Transferee’s business and proposed use of the Premises; (iv) the proposed effective date of the Transfer; (v) a description of the portion of the Premises subject to the proposed Transfer; (vi) all of the principal terms of the proposed Transfer (including a calculation of the Transfer Profits (defined below)); and (vii) such other information or materials as Landlord may reasonably request (provided, that if Landlord requests such additional information or materials, the Transfer Notice shall not be deemed to have been received until Landlord receives such additional materials).
15.2.2    Four (4) originals of the proposed assignment or sublease or other Transfer on a form approved by Landlord and four (4) originals of the Landlord’s Consent to Sublease or Assignment and Assumption of Lease and Consent executed by Tenant and the proposed Transferee.
15.2.3    If Tenant modifies any of the terms and conditions relevant to a proposed Transfer specified in the Transfer Notice such that Landlord would be entitled to withhold its consent to such Transfer under Section 15.4, Tenant shall re-submit such Transfer Notice to Landlord for its consent pursuant to all of the terms and conditions of this Article 15.
15.3    Landlord’s Recapture Rights. At any time within twenty (20) business days after Landlord’s receipt of all (but not less than all) of the information and documents described in Section 15.2, Landlord may, at its option, in its sole and absolute discretion, by written notice to Tenant, elect to: (i) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (ii) take an assignment of this Lease upon the same terms as those offered to the proposed assignee; or (iii) terminate this Lease in its entirety or as to the portion of the Premises subject to the proposed Transfer, with a proportionate adjustment in the Rent payable hereunder if this Lease is terminated as to less than all of the Premises. If Landlord does not exercise any of the options described in the preceding sentence, then, during the above-described twenty (20) business day period, Landlord shall either consent or deny its consent to the proposed Transfer.
15.4    Landlord’s Consent; Standards.
15.4.1    Subject to the provisions of Section 15.3, Landlord’s consent to any proposed Transfer shall not be unreasonably withheld; provided, however, that in addition to any other grounds available hereunder or under applicable Law for properly withholding consent to such proposed Transfer, Landlord’s consent with respect thereto shall be deemed reasonably withheld if in Landlord’s good faith judgment: (i) the proposed Transferee does not have the financial strength (taking into account all of the Transferee’s other actual or potential obligations and liabilities) to perform its obligations with respect to the proposed Transfer (or otherwise does not satisfy Landlord’s standards for financial standing with respect to tenants under direct leases of comparable economic scope); (ii) the business and operations of the proposed Transferee are not of comparable quality to the business and operations being conducted by direct tenants of Landlord in the Project; (iii) the proposed Transferee intends to use any part of the Premises for a purpose not permitted under this Lease; (iv) either the proposed Transferee, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed Transferee occupies space in the Project or has negotiated with Landlord within the preceding one hundred eighty (180) days (or is currently negotiating with Landlord) to lease space in the Project; (v) the proposed Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Project as evidenced by the parameters consistently applied in Landlord’s direct leasing activities; (vi) the use of the Premises, the Building or the Project by the proposed Transferee would, in Landlord’s judgment, significantly increase the pedestrian traffic in and out of the Building and/or the Project, would generate increased loitering in Common Areas, would increase security risk, or would require any alterations to the Building or the Project to comply with applicable Laws; (vii) the proposed Transfer would result in more than three subleases per each full floor of the Premises being in effect at any one time during the Term; (viii) any ground lessor or mortgagee whose consent to such Transfer is required fails to consent thereto; (ix) at the time Tenant delivers the Transfer Notice, there is then in effect an uncured Event of Default; (x) the terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar rights held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); (xi) the proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party or would give an occupant of the Project a right to cancel or modify its lease; (xii) the proposed Transfer would be on economic terms (based upon effective rental rates) more favorable to the Transferee than the economic terms then being accepted by Landlord for comparable direct leasing transactions in the Project; or (xiii) the proposed Transferee has the power of eminent domain, is a governmental agency or an agency or subdivision of a foreign government.
15.4.2    Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent or otherwise acted in a manner not permitted under this Article 15, then the sole remedy of Tenant and such proposed Transferee if such claim is determined by a court of competent jurisdiction to be successful shall be a declaratory judgment and an injunction for the relief sought without any monetary
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damages or other monetary relief. Tenant and each proposed Transferee hereby waive to the maximum extent permitted by Law any and all other remedies, including, without limitation, any right at law or equity to terminate this Lease with respect to any such claim. Tenant shall indemnify, defend, protect and hold harmless Landlord from any and all Claims, Damages and Costs involving or asserted by any third party or parties (including, without limitation, Tenant’s proposed Transferee and any broker representing Tenant and/or such Transferee) claiming they were damaged by Landlord’s wrongful withholding or delaying of Landlord’s consent to such proposed Transfer or other breach of this Article 15. Tenant acknowledges that Tenant’s rights under this Article 15 satisfy the conditions set forth in Section 1951.4 of the California Civil Code with respect to the availability to Landlord of certain remedies for a default by Tenant under this Lease.
15.5    Transfer Profits. Subject to the provisions of this Article 15, if Landlord consents to any Transfer, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Profits (defined below). “Transfer Profits” shall mean all rent, additional rent or other consideration paid by or on behalf of such Transferee in connection with the Transfer in excess of the sum of (i) Monthly Base Rent and Additional Rent payable by Tenant under this Lease during the Term of the Transfer and (ii) any improvement allowance or other economic concession paid by Tenant to Transferee and (iii) brokers’ commissions paid by Tenant in connection with the Transfer. Tenant shall provide Landlord with a detailed statement setting forth the calculation of any Transfer Profits Tenant either has or will derive from such Transfer. In addition, Landlord or its representative shall have the right at all reasonable times to audit the books and records of Tenant with respect to the calculation of the Transfer Profits. If such inspection reveals that the amount of Transfer Profits paid to Landlord was incorrect, then within ten (10) days of Tenant’s receipt of the results of such audit, Tenant shall pay Landlord the deficiency and the cost of Landlord’s audit.
15.6    Landlord’s Costs. With respect to each Transfer proposed to be consummated by Tenant, whether or not Landlord shall grant consent, Tenant shall pay all of Landlord’s review and processing fees, and costs, as well as any reasonable professional, attorneys’, accountants’, engineers’ or other consultants’ fees incurred by Landlord relating to such proposal Transfer within thirty (30) days after written request by Landlord.
15.7    Continuing Liability of Tenant. Notwithstanding the consummation or attempted consummation of any Transfer under this Article 15, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of tenant contained in this Lease to the same extent as if the Transfer had not occurred; provided, however, that any act or omission of any Transferee, other than Landlord, that violates the terms of this Lease shall be deemed a violation of this Lease by Tenant. If any Transferee defaults beyond applicable cure and grace periods in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting its remedies against such Transferee. Landlord may consent to subsequent Transfers of this Lease with Transferees of Tenant, upon notice to Tenant, but without obtaining its or their consent thereto, and such action shall not relieve Tenant of its liability under this Lease.
15.8    Non-Waiver. The consent by Landlord to any Transfer shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Article 15, to any further Transfer. In the event of a Transfer, Landlord may collect rent from the Transferee without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord’s rights under this Article 15, an acceptance of Transferee as Tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease.
ARTICLE 16 - DEFAULT AND REMEDIES
16.1    Events of Default By Tenant. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant (an “Event of Default”):
16.1.1    Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within three (3) days of notice that the same is due, which notice shall be in lieu of any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law.
16.1.2    The abandonment of the Premises by Tenant, or the vacation of the Premises by Tenant for a period of ten (10) consecutive days (with or without the payment of Rent), or the failure of Tenant to take occupancy of the Premises within thirty (30) days of the Commencement Date, it being agreed that the fact that any of Tenant’s Property remains in the Premises shall not be evidence that Tenant has not vacated or abandoned the Premises.
16.1.3    Any failure by Tenant to execute and deliver any statement or document described in Articles 18 and 22 requested by Landlord within the time periods specified therein, where such failure continues for three (3) days after delivery of written notice of such failure by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq., of the California Code of Civil Procedure.
16.1.4    The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Sections 16.1.1, 16.1.2 and 16.1.3 above, if such failure continues for twenty (20) days (except where a different period of time is specified in this Lease, in which case such different time period shall apply) after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that it cannot be cured within the twenty (20) day period, no default shall exist if Tenant commences the curing of the default within the twenty (20) day period and thereafter diligently prosecutes the same to completion. The twenty (20) day notice described herein shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California

Code of Civil Procedure or any other law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.
16.1.5    The making or furnishing by Tenant of any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, which is false or misleading in any material respect when made or furnished.
16.1.6    The assignment, subletting or other Transfer, or any attempted assignment, subletting or other Transfer, of this Lease in violation of Article 15.
16.1.7    Any instance whereby Tenant or any general partner of Tenant shall cease doing business as a going concern, make an assignment for the benefit of creditors, generally not pay its debts as they become due or admit in writing its inability to pay its debts as they become due, file a petition commencing a voluntary case under any chapter of the Bankruptcy Code, be adjudicated an insolvent, file a petition seeking for itself any reorganization, composition, readjustment, liquidation, dissolution or similar arrangement under the Bankruptcy Code or any other present or future similar statute, law, rule or
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regulation, or file an answer admitting the material allegations of a petition filed against it in any such proceeding, consent to the filing of such a petition or acquiesce in the appointment of a trustee, receiver, custodian or other similar official for it or of all or any substantial part of its assets or properties, or take any action looking to its dissolution or liquidation.
16.1.8    Any instance whereby a case, proceeding or other action shall be instituted against Tenant or any general partner of Tenant seeking the entry of an order for relief against Tenant or any general partner thereof as debtor, to adjudicate Tenant or any general partner thereof as a bankrupt or insolvent, or seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief against Tenant or any general partner thereof under the Bankruptcy Code or any other present or future similar statute, law, rule or regulation, which case, proceeding or other action either results in such entry, adjudication or issuance or entry of any other order or judgment having a similar effect, or remains undismissed for 60 days, or within 60 days after the appointment (without Tenant’s or such general partner’s consent) of any trustee, receiver, custodian or other similar official for it or such general partner, or of all or any substantial part of its or such general partner’s assets and properties, such appointment shall not be vacated.
16.1.9    The appointment of a receiver, trustee or custodian to take possession of all or any substantial portion of the assets of Tenant, or the formation of any committee of Tenant’s creditors, or any class thereof, for the purpose of monitoring or investigating the financial affairs of Tenant or enforcing such creditors’ rights.
16.1.10    The default by any guarantor of Tenant’s obligations hereunder under any guaranty of this Lease, the attempted repudiation or revocation of any such guaranty or the participation by any such guarantor in any other event described in this Section 16.1 (as if this Section 16.1.10 referred to such guarantor in place of Tenant).
16.2    Landlord’s Right To Terminate Upon Tenant Default. In the event of any default by Tenant as provided in Section 16.1 above, Landlord shall have the right to terminate this Lease and recover possession of the Premises by giving written notice to Tenant of Landlord’s election to terminate this Lease, in which event Landlord shall be entitled to receive from Tenant:
16.2.1    The worth at the time of award or any unpaid Rent which had been earned at the time of such termination; plus
16.2.2    The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus
16.2.3    The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus
16.2.4    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and
16.2.5    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in Sections 16.2.1 and 16.2.2 above, “worth at the time of award” shall be computed by allowing interest at the then highest lawful contract rate of interest. As used in Section 16.2.3 above, “worth at the time of award” shall be computed by discounting such amount at the Interest Rate. As used herein, the term “Interest Rate” means the lesser of (i) the “prime rate” or “reference rate” announced from time to time by Bank of America, N.T. & S.A. (or such reasonable comparable national banking institution as is selected by Landlord in the event Bank of America, N.T. & S.A. ceases to publish a prime rate or reference rate) (the “Reference Rate”), plus one percent (1%), or (ii) the maximum rate permitted by Law.
16.3    Landlord’s Right To Continue Lease Upon Tenant Default. In the event of a default of this Lease and abandonment of the Premises by Tenant, if Landlord does not elect to terminate this Lease as provided in Section 16.2 above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease. Without limiting the foregoing, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). To the fullest extent permitted by law, the proceeds of any reletting shall be applied first to pay to Landlord all costs and expenses of such reletting (including without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, including expenses for redecoration, alterations and other costs in connection with preparing the Premises for the new tenant, and if Landlord shall maintain and operate the Premises, the costs thereof) and receivers’ fees incurred in connection with the appointment of and performance by a receiver to protect the Premises and Landlord’s interest under this Lease and any necessary or reasonable alterations; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue. No re-entry or taking of possession of the Premises by Landlord pursuant to this Section 16.3 shall be construed as an election to terminate this Lease unless a written notice of such election shall be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord, Landlord may, at any time after such reletting, elect to terminate this Lease for any such default. Upon the occurrence of a default by Tenant under Section 16.1 above, if the Premises or any portion thereof are sublet, Landlord, in addition and without prejudice to any other remedies herein provided or provided by Law, may, at its option, collect directly from the sublessee all rentals becoming due to the Tenant and apply such rentals against other sums due hereunder to Landlord.

16.4    Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense. If Tenant shall fail to pay any sum of money, other than Annual Base Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, then, in addition to and without prejudice to any other right or remedy of Landlord (including, without limitation, any right or remedy provided under Article 9), Landlord may cure the same at the expense of Tenant (i) immediately and without notice in the case (a) of emergency, (b) where such default unreasonably interferes with any other tenant in the Project, or (c) where such default will result in the violation of Law or the cancellation of any insurance policy maintained by Landlord and (ii) in any other case if such default continues for ten (10) days from the receipt by Tenant of notice of such default from Landlord. Any sums so paid by Landlord and all incidental costs, together with interest thereon at the maximum rate permitted by law from the date of such
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payment, shall be payable to Landlord as Additional Rent on demand, and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.
16.5    Late Payments of Rent. Following the occurrence of three instances of payment of Rent more than 10 days late in any twelve month period, Landlord may, without prejudice to any other rights or remedies available to it, upon written notice to Tenant, (i) require that all remaining monthly installments of Rent shall be payable three months in advance; and in addition or in the alternative at Landlord’s election, (ii) require that Tenant increase the amount of the Security Deposit (if any) by an amount equal to one month’s Rent.
16.6    Default Under Other Leases. If the term of any lease, other than this Lease, heretofore or hereafter made by Tenant for any space in the Project shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord’s sole option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in Section 16.2.
16.7    Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 16, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
16.8    Efforts to Relet. For the purposes of this Article 16, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.
16.9    Waiver of Right of Redemption. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease. Notwithstanding any provision of this Lease to the contrary, the expiration or termination of this Lease and/or the termination of Tenant’s rights to possession of the Premises shall not discharge, relieve or release Tenant from any obligation or liability whatsoever under any indemnity provision of this Lease, including without limitation the provisions of Section 11.1 hereof.
16.10    Non-Waiver. Nothing in this Article 16 shall be deemed to affect Landlord’s rights to indemnification for liability or liabilities arising prior to termination of this Lease for personal injury or property damages under the indemnification clause or clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.
16.11    Waiver of Trial by Jury. Landlord and Tenant each expressly waive their right to trial by jury in any trial held as a result of a claim arising out of or in connection with this Lease in which Landlord and Tenant are adverse parties. The filing of a cross-complaint by one against the other is sufficient to make the parties “adverse.”
16.12    Cumulative Remedies. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.
16.13    Default by Landlord. Landlord’s failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, that is reasonably necessary promptly and diligently to cure the failure) after Landlord receives written notice from Tenant specifying the default, which notice shall describe in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s) in question. Subject to the remaining provisions of this Lease, following the occurrence of any such default, Tenant shall have the right to pursue any remedy available under Law for such default by Landlord; provided, however, that in no case shall Tenant have any right to terminate this Lease on account of any such default.
ARTICLE 17 - ATTORNEYS FEES; COSTS OF SUIT
17.1    Attorneys Fees. If either Landlord or Tenant shall commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys’ fees. In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys’ fees incurred in collecting Rent or otherwise seeking enforcement against Tenant, its sublessees and assigns, of Tenant’s obligations under this Lease.
17.2    Indemnification. Should Landlord be made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys’ fees, in connection with the litigation.
ARTICLE 18 - SUBORDINATION AND ATTORNMENT
18.1    Subordination. This Lease, and the rights of Tenant hereunder, are and shall be subordinate to the interests of (i) all present and future ground leases and master leases of all or any part of the Building; (ii) present and future mortgages and deeds of trust encumbering all or any part of the Building; (iii) all past and future advances made under any such mortgages or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases,
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mortgages and deeds of trust (collectively, “Security Documents”) which now or hereafter constitute a lien upon or affect the Project, the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Project by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Furthermore, Tenant shall within ten (10) days of demand therefor execute any instruments or other documents which may be required by Landlord or the holder (“Holder”) of any Security Document and specifically shall execute, acknowledge and deliver within five (5) days of demand therefor a subordination of lease or subordination of deed of trust, in the form required by the Holder of the Security Document requesting the document; the failure to do so by Tenant within such time period shall be a material default hereunder. Such instruments may contain, among other things, provisions to the effect that such lessor, mortgagee or beneficiary (hereafter, for the purposes of this Section 18.1, a “Successor Landlord”) shall (a) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord’s succession to Landlord’s interest under this Lease; (b) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord’s succession to Landlord’s interest under this Lease; (c) not be liable for the return of any security deposit under this Lease unless the same shall have actually been deposited with such Successor Landlord; and (d) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default. Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact of Tenant to execute and deliver all such subordination instruments in the event that Tenant fails to execute and deliver said instruments within five days after notice from Landlord requesting execution and delivery thereof.
18.2    Attornment. If requested to do so, Tenant shall attorn to and recognize as Tenant’s landlord under this Lease any superior lessor, superior mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, and Tenant shall, within five (5) days of demand therefor execute any instruments or other documents which may be required by Landlord or the Holder of any such Security Document to evidence the attornment described in this Section 18.2.
18.3    Mortgage and Ground Lessor Protection. Tenant agrees to give each Holder of any Security Document, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing of the address of such Holder (hereafter the “Notified Party”). Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then prior to Tenant pursuing any remedy for such default provided hereunder, at law or in equity, the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default).
ARTICLE 19 - QUIET ENJOYMENT
Provided that Tenant performs all of its obligations hereunder, Tenant shall have and peaceably enjoy the Premises during the Term of this Lease, subject to all of the terms and conditions contained in this Lease, from and against all persons holding an interest in the Project from and through Landlord.
ARTICLE 20 - PARKING
20.1    Tenant shall lease from Landlord each month during the Term (i) the number of Unreserved Parking Privileges pursuant to Item 7 of the Basic Lease Provisions in the “Adjacent Parking Structure” which shall mean the parking structure located at the Project and bordered by the Harbor Freeway, 7th Street and 8th Street, and (ii) the number of Reserved Parking Privileges pursuant to Item 7 of the Basic Lease Provisions in the “Executive Parking Garage” which shall mean the parking garage located beneath the Building. The Adjacent Parking Structure and the Executive Parking Garage are referred to herein collectively as “Parking Facilities”. All Reserved Parking Privileges and Unreserved Parking Privileges are referred to herein collectively as “Parking Privileges”).
20.2    Tenant shall pay, as Additional Rent, on the first day of each calendar month during the Term, Landlord’s then prevailing charge for the Reserved Parking Privileges (if any) and the Unreserved Parking Privileges then rented by Tenant for such calendar month. Such parking charges shall be in addition to all taxes, assessments or other impositions imposed by any governmental entity (“Parking Taxes”) in connection with Tenant’s use of such Parking Privileges, which Parking Taxes shall be paid by Tenant, or if required to be paid by Landlord, shall be reimbursed to Landlord by Tenant (in either case as Additional Rent) concurrently with the payment of the parking charges described above.
20.3    The specific location of the Reserved Parking Privileges in the Executive Parking Garage shall be specified by, and may, from time to time, be relocated by Landlord in its sole discretion to any other location within the Executive Parking Garage. Landlord shall have the right to modify, change, add to or delete the design, configuration, layout, size, ingress, egress, areas, method of operation, and other characteristics of or relating to the Parking Facilities at any time, and/or to provide for nonuse, partial use or restricted use of portions thereof.

20.4    Tenant shall cause each of its employees and occupants utilizing Tenant’s Parking Privileges to abide by all rules and regulations for the use of the Parking Facilities prescribed from time to time by Landlord. If any employee, contractor or other individual using one of Tenant’s Parking Privileges violates any of the terms and conditions of this Article or such parking rules and regulations, then Landlord may revoke the license granted hereunder with respect to the particular violating party’s use of the Parking Facilities. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The Parking Privileges provided to Tenant pursuant to this Article 20 are provided to Tenant solely for use by officers, directors, and employees of Tenant, its Affiliates, sublessees and assignees, and such passes may not otherwise be transferred, assigned, subleased or otherwise alienated by Tenant to any other type of transferee without Landlord’s prior approval.
20.5    Tenant’s business visitors may park in the Adjacent Parking Structure on a space-available basis, upon payment of the prevailing fee for parking charged to visitors to the Project.
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ARTICLE 21 - RULES AND REGULATIONS
The “Rules and Regulations” attached hereto as Exhibit D are hereby incorporated by reference herein and made a part hereof. Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any reasonable and non-discriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises and/or the Project. Landlord shall not be liable to Tenant for any violation of such Rules and Regulations by any other tenant or occupant of the Project.
ARTICLE 22 - ESTOPPEL CERTIFICATES
Tenant agrees at any time and from time to time upon not less than five (5) days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Annual Base Rent, Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as Exhibit E is hereby approved by Tenant for use pursuant to this Article 22; however, at Landlord’s option, Landlord shall have the right to use other forms for such purpose. Tenant’s failure to execute and deliver such statement within such time shall, at the option of Landlord, constitute a material default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. In the event that such certificate is being given to any Holder or ground lessor, such statement may contain any other provisions customarily required by such Holder or ground lessor including, without limitation, an agreement on the part of Tenant to furnish to such Holder or ground lessor, as applicable, written notice of any Landlord default and a reasonable opportunity for such Holder or ground lessor to cure such default prior to Tenant being able to terminate this Lease. In addition, Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact of Tenant to execute and deliver such statement in the event that Tenant fails to execute and deliver such statement within five (5) days after notice from Landlord requesting execution and delivery thereof. Any statement delivered pursuant to this Article 22 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Project.
ARTICLE 23 - ENTRY BY LANDLORD
Landlord may enter the Premises at all reasonable times to: inspect the same; exhibit the same to prospective purchasers, lenders or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Project or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of Tenant’s duties under this Lease. If Landlord shall be required to obtain entry by means other than a key provided by Tenant, the cost of such entry shall be payable by Tenant to Landlord as Additional Rent.
ARTICLE 24 - LANDLORD’S LEASE UNDERTAKINGS-EXCULPATION FROM PERSONAL LIABILITY
Notwithstanding anything to the contrary contained in this Lease or in any exhibits, riders or addenda hereto attached (collectively the “Lease Documents”), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord (and the liability of Landlord to Tenant, its successors and assigns) with respect to (i) any actual or alleged breach or breaches by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or (ii) any matter relating to Tenant’s occupancy of the Premises (collectively, “Landlord’s Lease Undertakings”) shall be limited to solely an amount equal to the lesser of (x) only to Landlord’s interest in the Project and (y) the equity interest Landlord would have in the Project if the Project were encumbered by independent secured financing equal to eighty percent (80%) of the value of the Project; (b) Tenant shall have no recourse against any other assets of Landlord or its officers, directors or shareholders; (c) except to the extent of Landlord’s interest in the Project, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, CalPERS, CWP Capital Management, LLC, CommonWealth Pacific, LLC, CommonWealth Partners, LLC, CommonWealth Partners Management Services, L.P. or against any of their respective directors, officers, shareholders, members, employees, agents, constituent partners, beneficiaries, trustees or representatives, and (d) at no time shall Landlord be responsible or liable to Tenant for any lost profits, lost economic opportunities or any form of consequential damage as the result of any actual or alleged breach by Landlord of Landlord’s Lease Undertakings.

ARTICLE 25 - HOLDOVER TENANCY
If Tenant holds possession of the Premises after the expiration or termination of the Term of this Lease, by lapse of time or otherwise, with or without the express or implied consent of Landlord, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Term and Base Rent and any other provision reasonably determined by Landlord to be inapplicable. During such holdover period, Tenant shall pay to Landlord a monthly Base Rent equivalent to the greater of two hundred percent (200%) of (i) Landlord’s then published asking rental rate or (ii) the Base Rent and Additional Rent payable by Tenant to Landlord during the last month of the Term of this Lease. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Neither any provision hereof nor any acceptance by Landlord of any rent after any such expiration or earlier termination shall be deemed a consent to any holdover hereunder or result in a renewal of this Lease or an extension of the Term, or any waiver of any of Landlord’s rights or remedies with respect to such holdover. Notwithstanding any provision to the contrary contained herein, (a) Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term of this Lease or upon the earlier termination hereof or at any time during any holdover and the right to assert any remedy at law or in equity to evict Tenant
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and collect damages in connection with any such holdover, and (b) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, proceedings, losses, damages, liabilities, obligations, penalties, costs and expenses, including, without limitation, all lost profits and other consequential damages, attorneys’ fees, consultants’ fees and court costs incurred or suffered by or asserted against Landlord by reason of Tenant’s failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.
ARTICLE 26 - NOTICES
All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, or by a reputable overnight courier service, which provides evidence of delivery, addressed to the Landlord at the address for Landlord set forth in Item 10 of the Basic Lease Provisions and to Tenant at the address for Tenant set forth in Item 10 of the Basic Lease Provisions, or, from and after the Commencement Date, to the Tenant at the Premises whether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any notice shall be deemed to have been served at the time the same was posted.
ARTICLE 27 - BROKERS
The parties recognize as the broker(s) who procured this Lease the firm(s) specified in Item 8 of the Basic Lease Provisions and agree that Landlord shall be solely responsible for the payment of any brokerage commissions to said broker(s), and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made a part of this Lease. If Tenant has dealt with any other person or real estate broker in respect to leasing, subleasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.
ARTICLE 28 - SIGNAGE RIGHTS
28.1    Except to the extent expressly provided in this Section 28, Tenant shall not (i) place or install (or permit to be placed or installed by any Tenant Party) any signs, advertisements, logos, identifying materials, pictures or names of any type on the roof, exterior areas or Common Areas of the Building or the Project or in any area of the Building, Premises or Project which is visible from the exterior of the Building or outside of the Premises or (ii) place or install (or permit to be placed or installed by any Tenant Party) in or about any portion of the Premises any window covering (even if behind Building standard window coverings) or any other material visible from outside of the Premises or from the exterior of the Building.
28.2    Subject to compliance with applicable Laws and such Building signage criteria as Landlord shall apply from time to time and subject to receipt of Landlord’s prior written consent, (i) in the case where Tenant occupies an entire floor in the Building, Tenant may place in any portion of such floor which is not visible from the exterior of the Building such identification signage as Tenant shall desire and (ii) in the case where Tenant occupies less than an entire floor in the Building (A) Tenant may require Landlord to install, at Tenant’s sole cost and expense, in such portion of the multi-tenant corridor on such floor as is called for by Landlord’s signage program (as the same may exist from time to time) identification signage of the type prescribed by Landlord’s signage program identifying Tenant and (B) Tenant may place in any portion of the inside of the Premises not visible from the exterior of the Building or from outside of the Premises such identification signage as Tenant shall desire. All signage described in this Section 28 shall be treated as Tenant’s personal property under the provisions of Section 10.5 with respect to Tenant’s obligation at the expiration or early termination of this Lease.
ARTICLE 29 - FINANCIAL STATEMENTS
Prior to execution of this Lease, Tenant shall provide Landlord with current financial statements for each of the three (3) calendar (or fiscal) years immediately prior to the execution date of this Lease. Thereafter, at any time during the Term, Tenant shall, upon ten (10) days’ prior notice from Landlord, provide Landlord with then current financial statements and financial statements for each of the two (2) years prior to the then current calendar year for each of Tenant and Tenant’s Guarantor; provided, however, (i) if the financial statements of either Tenant or the Guarantor are not available to the general public, except in the case where Landlord is requesting such financial statements for delivery to an existing or prospective lender (a “Requesting Lender”) (A) in connection with a new loan (a “Project Loan”) (or modification or extension of an existing loan) secured in whole or in part by some form of mortgage, deed of trust or other security interest in the Project (or some interest therein) or (B) under circumstances where the failure to so deliver such financial statements would (or could, with notice, the passage of time, or both) constitute a default under any document relating to a Project Loan, Tenant shall not be required to provide those financial statements which are not available to the general public; provided, further, however, that notwithstanding the foregoing, in the circumstances described in either exception (A) or (B) of the foregoing proviso, Tenant shall be required to provide the financial statements of Tenant and Guarantor in the form required hereunder only to the Requesting Lender (but not to Landlord). Such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall be audited by an independent certified public accountant.
ARTICLE 30 - MISCELLANEOUS
30.1    Entire Agreement. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

30.2    Amendments. This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by the Landlord.
30.3    Successors. Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind or inure to the benefit of Landlord and Tenant and their respective successors and assigns, provided this clause shall not permit any Transfer by Tenant contrary to the provisions of Article 15.
30.4    Sale by Landlord. A sale or conveyance by Landlord of the Project shall operate to release Landlord from any future liability upon any of the agreements, obligations, covenants or conditions, express or implied, herein contained in
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favor of Tenant, and Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease except for obligations and liabilities incurred by Landlord prior to such sale or conveyance. This Lease shall not be affected by any such sale, however, and Tenant agrees to attorn to the purchaser or assignee, such attornment to be effective and self-operative without the execution of any further instruments by any of the parties to this Lease.
30.5    Force Majeure. Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord’s obligations hereunder if such failure is caused by any reason beyond the control of Landlord including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services. The amount of time for Landlord to perform any of Landlord’s obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason or any force majeure occurrence whether similar to or different from the foregoing types of occurrences.
30.6    Survival of Obligations. Any obligations of Tenant accruing prior to the expiration of this Lease shall survive the termination of this Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired.
30.7    Light and Air. No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.
30.8    Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the state of California.
30.9    Prohibition Against Recording. Neither this Lease nor any memorandum, affidavit or other writing with respect thereto shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant
30.10    Severability. In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.
30.11    Captions. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.
30.12    Interpretation. Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.
30.13    Independent Covenants. Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of this Lease.
30.14    Number and Gender. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.
30.15    Time is of the Essence. Time is of the essence of this Lease and the performance of all obligations hereunder.
30.16    Joint and Several Liability. If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant’s obligations hereunder.
30.17    No Offer to Lease. The submission of this Lease to Tenant or its Broker or other agent, does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until (i) it is executed and delivered by Tenant to Landlord and (ii) it is fully reviewed and executed by Landlord; provided, however, that, upon execution of this Lease by Tenant and delivery to Landlord, such execution and delivery by Tenant shall, in consideration of the time and expense incurred by Landlord in reviewing this Lease and Tenant’s credit, constitute an offer by Tenant to Lease the Premises upon the terms and conditions set forth herein (which offer to Lease shall be irrevocable for twenty (20) business days following the date of delivery).
30.18    No Counterclaim; Choice of Laws. It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. In addition, Tenant hereby submits to local jurisdiction in the State of California and agrees that any action by Tenant against Landlord shall be instituted in the State of California and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the State of California.
30.19    Rights Reserved by Landlord. Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being, deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (i) to change the name or street address of the Building and/or the Project;

(ii) to install, affix and maintain all signs on the exterior and/or interior of the Building and/or the Project; (iii) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises and, notwithstanding the provisions of Article 10, the design, arrangement, style, color and general appearance of the portion of the Premises visible from the exterior, and contents thereof, including, without limitation, furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and removals thereto, shall, at all times have the appearance of premises having the same type of exposure and used for substantially the same purposes that are generally prevailing in first-class office buildings in the area. Any violation of this provision shall be deemed a material breach of this Lease; (iv) to display the Premises and/or the Building and/or the Project to mortgagees, prospective mortgagees, prospective purchasers and ground lessors at reasonable hours upon reasonable advance notice to Tenant; (v) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building and/or the Project, provided no such change shall materially adversely affect access to the Premises; (vi) to
22

grant any party the exclusive right to conduct any business or render any service in the Building or in the Project, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (vii) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant’s employees; (viii) to prohibit the placement of video or other electronic games in the Premises; (ix) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office and to discontinue any mail chute business in the Building and/or the Project; (x) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (xi) to install, operate and maintain security systems which monitor, by closed circuit television or otherwise, all persons entering or leaving the Building and/or the Project; (xii) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building and/or the Project; and (xiii) to retain at all times master keys or pass keys to the Premises.
30.20    Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building require a modification or modifications of the Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor.
30.21    Authority. If Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this Lease, and that each of both of the persons signing on behalf of Tenant are authorized to do so. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties. The person executing this Lease on behalf of Landlord hereby covenants and warrants that Landlord has full right and authority to enter into this Lease and that the person signing on behalf of Landlord is authorized to do so.
30.22    Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.
30.23    The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, in its sole and absolute discretion, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Operating Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.
30.24    Renovation of the Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. It is expressly understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, or the Project or any portion thereof. It is further agreed and acknowledged that no representations respecting the condition of the Premises, the Building or the Project have been made by Landlord to Tenant except as specifically set forth in this Lease. Tenant acknowledges and agrees that Landlord may alter, remodel, improve and/or renovate (collectively, the “Renovation Work”) the Building, Premises, and/or the Project, and in connection with any Renovation Work, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, or the Project, restrict access to portions of the Project, including portions of the Common Areas, or perform work in the Building and/or the Project. Tenant hereby agrees that such Renovation Work and Landlord’s actions in connection with such Renovation Work shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or liability to Tenant for any injury to or interference with Tenant’s business arising from any such Renovation Work, and Tenant shall not be entitled to any damages from Landlord for loss of use of the Premises, in whole or in part, or for loss of Tenant’s personal property or improvements, resulting from the Renovation Work or Landlord’s actions in connection therewith or for any inconvenience occasioned by such Renovation Work or Landlord’s actions in connection therewith.
30.25    No Partnership or Joint Venture. Nothing contained in this Lease shall be deemed or construed to create the relationship of principal and agent, or partnership, or joint venturer, or any other relationship between Landlord and Tenant other than landlord and tenant.
30.26    Right to Lease. Landlord reserves the absolute right to lease space in the Project and to create such other tenancies in the Project as Landlord, in its sole business judgment, shall determine is in the best interests of the Project. Landlord does not represent and Tenant does not rely upon any specific type or number of tenants occupying any space in the Building and/or the Project during the Term of this Lease.

30.27    Building Name and Signage. Landlord shall have the right at any time to change the name of the Building and/or the Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Building and/or the Project as Landlord may so desire, in its sole discretion. Tenant shall not, without the prior written consent of Landlord, use the name of the Building and/or the Project, or any pictures or illustrations of the Building and/or the Project, in Tenant’s advertising or in any other publicity.
30.28    Confidentiality. Tenant agrees that (i) the terms and provisions of this Lease are confidential and constitute proprietary information of Landlord and (ii) it shall not disclose, and it shall cause its partners, officers, directors, shareholders, employees, brokers and attorneys to not disclose any term or provision of this Lease to any other person without first obtaining the prior written consent of Landlord.
23

30.29    Right to Eliminate Lease Concessions by Purchase. Upon written notice to Tenant, Landlord shall have the right (but not the obligation) at any time during the Term of this Lease to eliminate all or any portion of the Lease Concessions from Tenant by purchasing from Tenant such Lease Concessions at the Concession Amount (as each such term is defined in this Section 30.29). As used herein, “Lease Concessions” shall mean [the Additional Allowance, the Moving Allowance, the Abated Monthly Base Rent], and/or any other payment, offset, deduction or economic concessions (or any portion thereof as determined by Landlord) of which the timing and amount can be reasonably quantified or estimated by Landlord and which would be payable by Landlord to Tenant or would be deducted from or otherwise reduce Tenant’s obligation to pay to Landlord Rent. As used herein, “Concession Amount” shall mean the present value of the Lease Concessions to be eliminated by Landlord by purchase as of the date of payment by Landlord to Tenant of the Concession Amount. The present value of the Lease Concessions shall be calculated by Landlord (i) by reasonably estimating the date that such Lease Concession would be payable by Landlord to Tenant (or the date that such Lease Concession or portion thereof would otherwise be deducted from or otherwise reduce Tenant’s obligation to pay to Landlord Rent), and (ii) using a discount rate for each such Lease Concession or portion thereof equal to eleven percent (11%) per annum. Upon such payment by Landlord to Tenant of any Concession Amount, the Lease Concession (or portion thereof) purchased by Landlord shall be eliminated and shall be deemed null, void and of no further force or effect. Landlord and Tenant shall memorialize any such agreement pursuant to this Section 30.29 in an amendment to this Lease prepared by Landlord and signed by Landlord and by Tenant.
30.30    OFAC. Neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.
IN WITNESS WHEREOF, this Lease is hereby executed as of the Effective Date.
LANDLORD:

MAGUIRE PROPERTIES – 777 TOWER, LLC,
a Delaware limited liability company

By:	Maguire Properties, L.P.,
a Maryland limited partnership
Its Sole Member

By:	Maguire Properties, Inc.,
a Maryland corporation
Its General Partner
By:
Name:
Title:

TENANT:

                                                                                         ,
a,

By:
Name:
Its:
By:
Name:
Its:

24

EXHIBIT A

DEPICTION OF THE PREMISES

A-1

EXHIBIT A-1

DEPICTION OF THE PROJECT

A-1-1

EXHIBIT B
NOTICE OF LEASE TERM DATES
To:          _______________________
_______________________
_______________________
_______________________
Re: Office Lease dated ______________ __, 20__ (the “Lease”) between MAGUIRE PROPERTIES – 777 TOWER, LLC, a Delaware limited liability company (“Landlord”), and _____________, an ______________ (“Tenant”) concerning Suite ___ on floor _____ of the office building located at 777 South Figueroa Street, Los Angeles, California.
Ladies and Gentlemen:
In accordance with the Lease, we wish to advise you and/or confirm as follows:
1.    The Premises are substantially completed, and the Term shall commence on or has commenced on _________________ for a term of __________ (___) months ending on __________________.
2.    Monthly Base Rent commenced to accrue on _____________, in the amount of $_____________ per month and as more particularly set forth in Item 4 of the Basic Lease Provisions of the Lease.
3.    If the Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.
4.    Your rent checks should be made payable to Maguire Properties – 777 Tower, LLC, P.O. Box 54117, Los Angeles, CA 90054.
5.    The approximate number of rentable square feet within the Premises is _____________ rentable square feet.
6.    Tenant’s Proportionate Share is ________%.
“Landlord”:

MAGUIRE PROPERTIES – 777 TOWER, LLC,
a Delaware limited liability company

By:	Maguire Properties, L.P.,
a Maryland limited partnership
Its Sole Member

By:	Maguire Properties, Inc.,
a Maryland corporation
Its General Partner
By:
Name:
Title:

Agreed to and Accepted as
of                      , 20

“Tenant”:

By:
Name:
Its:

B-1

[*OPTION A: USE WHEN TENANT IMPROVEMENTS ARE TO
BE CONSTRUCTED BY LANDLORD WITH AN ALLOWANCE*]
EXHIBIT C
WORK LETTER AGREEMENT
(Landlord Constructs)
This Work Letter Agreement (“Agreement”) is being entered into as of ____________________, ______, between MAGUIRE PROPERTIES–777 TOWER, LLC, a Delaware limited liability company (“Landlord”) and _____________________________________, a ______________________(“Tenant”), in connection with the execution of the Lease (“Lease”) between Landlord and Tenant dated as of the date hereof:
1.    General.
1.1    Purpose of Agreement. The purpose of this Agreement is to set forth how certain interior improvements in the Building and in the Premises (“Tenant Improvements”) are to be constructed, who will do such construction, who will pay for such construction, and the time schedule for completion of such construction.
1.2    Defined Terms. Except as defined in this Agreement to the contrary, all capitalized terms used in this Agreement shall have the same meaning as in the Lease.
1.3    Lease Provisions. The provisions of the Lease, except where clearly inconsistent or inapplicable to this Agreement, are incorporated into this Agreement.
1.4    Acceptance of Premises. Except for the improvements to be constructed pursuant to this Agreement, Tenant accepts the Premises in its “as is” condition and acknowledges that it has had an opportunity to inspect the Premises prior to signing the Lease.
2.    Landlord’s Work. Landlord shall, at Landlord’s sole cost and expense and without any deduction from the Tenant Improvement Allowance described below, perform the work (“Landlord’s Work”) listed on Schedule 1.
3.    Tenant’s Designer. Tenant shall, at Tenant’s sole cost and expense, retain [*_____________*] as designer (“Tenant’s Designer”) to prepare the Space Plan, Working Drawings and Final Plans (as defined in Sections 4.1, 4.2 and 4.4, respectively) for the Tenant Improvements (as defined in Section 13.2). Tenant’s Designer shall be familiar with the Building and with all applicable laws, statutes, codes, rules or regulations, including regulations and procedures promulgated by Landlord (collectively “Laws”) applicable to tenant construction in the Building.
4.    Plans and Specifications.
4.1    Preparation and Approval of Space Plan. On or before [*________, __*], Tenant shall submit to Landlord a space plan prepared by Tenant’s Designer (“Space Plan”) showing all demising walls, corridors, entrances, exits, doors, stairwells, interior partitions, and the locations of all offices, rooms and other spaces, including any conference rooms, computer rooms, mini-service kitchens, and reception areas.
Within five (5) business days after Landlord receives the Space Plan, Landlord shall by notice to Tenant either approve the Space Plan or disapprove it for reasonable and material reasons (which shall be limited to the following: (i) affect on the structural integrity of the Building, (ii) possible damage to the Building Systems, (iii) non-compliance with applicable codes or insurance requirements, (iv) adverse affect on the exterior appearance of the Building or (v) use of materials or fixtures of a lesser quality than the Building Standards (as hereinafter defined in Section 13.4) (each, a “Design Problem”)). Within [*________ (__)*] business days after receipt of notice of Landlord’s disapproval, Tenant shall make any changes necessary to correct any Design Problem and shall return the revised Space Plan to Landlord, who shall approve or disapprove it within two (2) business days after Landlord receives it. This procedure shall be repeated until Landlord’s final written approval of the Space Plan has been delivered to Tenant.
4.2    Preparation and Approval of Working Drawings. Within [*________ (__)*] business days after Landlord’s final approval of the Space Plan has been delivered to Tenant, Tenant shall submit to Landlord drawings prepared by Tenant’s Designer (“Working Drawings”) which shall be compatible with the design, construction and equipment of the Building, comply with all Laws, be capable of logical measurement and construction, contain all information required for the preparation of the Engineering Drawings (as defined in Section 4.3) and for the construction of the Tenant Improvements, including but not limited to all architectural plans and specifications and all partition locations, plumbing locations, special air-conditioning requirements, reflected ceiling plans, office equipment locations, security systems and locations of electrical and computer outlets and all telephone switches and outlets. The Working Drawings may be submitted in one or more stages and at one or more times.
Within ten (10) business days after Landlord receives the Working Drawings (or such portion as has from time to time been submitted), Landlord shall by notice to Tenant either approve them or designate the specific changes reasonably required to correct any Design Problem.

Within [*________ (__)*] business days after receipt of Landlord’s notice designating any changes, Tenant shall make any changes necessary to correct any Design Problem and shall return the revised Working Drawings to Landlord, who shall approve or disapprove them within five (5) business days after Landlord receives them. This procedure shall be repeated until Landlord’s final written approval of all of the Working Drawings has been delivered to Tenant.
4.3    Preparation and Approval of Engineering Drawings. Within [*________ (__)*] business days after Landlord’s final approval of the Working Drawings has been delivered to Tenant, Tenant shall submit to Landlord for Landlord’s review and approval (a) engineering drawings prepared by John A. Martin & Associates showing all structural steel modifications to the base building within the Premises, (b) engineering drawings prepared by Innovative Engineering Group, Inc. showing complete mechanical and plumbing plans relating to the Tenant Improvements, (c) engineering drawings prepared by Levine/Seegel Associates showing complete electrical plans relating to the Tenant Improvements, and (d) engineering drawings prepared by an engineer or contractor selected by Tenant and approved by Landlord showing all telecommunication and computer cabling plans and all other engineering relating to the Tenant Improvements (collectively, “Engineering Drawings”). The Engineering Drawings may be submitted in one or more stages and at one or more times.
C-1

Within ten (10) business days after Landlord receives the Engineering Drawings (or such portion as has from time to time been submitted), Landlord shall by notice to Tenant either approve them or designate the specific changes reasonably required to be made to the Engineering Drawings. Within [*________ (_)*] business days after receipt of Landlord’s notice designating any changes, Tenant shall make any necessary changes and shall return the revised Engineering Drawings to Landlord, who shall approve or disapprove them within five (5) business days after Landlord receives them. This procedure shall be repeated until Landlord’s final written approval of all of the Engineering Drawings has been delivered to Tenant.
4.4    Integration of Working Drawings and Engineering Drawings into Final Plans. Within [*___________ (_)*] business days after Landlord has finally approved the Engineering Drawings, Tenant shall cause Tenant’s Designer to integrate the approved Working Drawings with the approved Engineering Drawings into final plans (collectively “Final Plans”) and deliver the Final Plans to Landlord.
Within five (5) business days after Landlord receives the Final Plans, Landlord shall by notice to Tenant either approve them or designate the specific changes reasonably required to correct any Design Problem. Within [*________ (__)*] business days after receipt of Landlord’s notice designating any changes, Tenant shall make any changes necessary to correct any Design Problem and shall return the revised Final Plans to Landlord, who shall approve or disapprove them within three (3) business days after Landlord receives them. This procedure shall be repeated until Landlord’s final written approval of the Final Plans has been delivered to Tenant.
4.5    Cost of Design and Engineering. The cost of all architectural and design work, as well as the cost of all engineering and all permits, licenses and fees relating to the development of the Tenant Improvements, shall be paid by Tenant, but may be deducted from the Tenant Improvement Allowance.
4.6    Landlord’s Review of Final Plans. Tenant agrees and understands that Landlord shall not be the guarantor of, or responsible for, the correctness or accuracy of the Final Plans or compliance of the Final Plans with any Laws.
4.7    Permits and Approvals. Tenant shall be solely responsible for obtaining all governmental approvals of the Final Plans to the full extent necessary for the issuance of a building permit for the Tenant Improvements based on the Final Plans. Landlord’s Contractor shall be responsible for obtaining the temporary or permanent certificates of occupancy from the appropriate governmental agency.
5.    Contractors and Subcontractors. Designers, contractors, subcontractors, workmen and other agents engaged by Tenant or Tenant’s Designer from time to time to perform services with respect to the Tenant Improvements shall be subject to Landlord’s prior approval. [*Each of the contractors and subcontractors listed on Schedule 2, is deemed approved by Landlord for work in the Building. All building automation system work shall be performed by the building automation system subcontractor listed on Schedule 2 and all fire life safety work shall be performed by the fire life safety subcontractor listed on Schedule 2.*]
A licensed contractor (“Landlord’s Contractor”) selected by Landlord shall be retained by Landlord to construct the Tenant Improvements. Landlord’s Contractor shall be duly licensed in the State of California and shall be experienced in the construction of tenant improvements in similar high rise office buildings in the downtown Los Angeles financial district. Landlord shall enter into a construction contract with Landlord’s Contractor.
6.    Construction of the Tenant Improvements. Promptly following the execution of the construction contract pursuant to Section 5, Landlord shall direct Landlord’s Contractor immediately to commence and diligently to prosecute, in accordance with industry custom and practice, construction of the Tenant Improvements in accordance with the Final Plans. All Tenant Improvement work shall be carried out at such times as Landlord directs, in accordance with reasonable rules and regulations from time to time promulgated by Landlord and in such manner as to minimize, as much as reasonably possible, interference with other tenants and with the use of the common areas of the Building.
7.    Tenant Improvement Allowance. Landlord will, for the initial premises demised to Tenant under the Lease (“Initial Premises”), pay $[*________*] (“Tenant Improvement Allowance”) toward the Total Cost (as defined in Section 13.3) of the design, engineering and construction of the Tenant Improvements in the Initial Premises. In the event the Total Cost of the Tenant Improvements in the Initial Premises exceeds the Tenant Improvement Allowance, the difference shall be paid by Tenant to Landlord not less than five (5) business days prior to the signing of the construction contract, and that amount shall be disbursed by Landlord prior to Landlord’s disbursement of any of the Tenant Improvement Allowance. If the Total Cost of the Tenant Improvements is less than the Tenant Improvement Allowance, the difference shall be retained by Landlord, [*OPTIONAL: provided, however, that Tenant may utilize up to $________ to pay space planning, design and construction fees and to pay for built-in or movable furniture and artwork and any other relocation-related matter desired by Tenant and/or as a credit against the payment of Rent next due under the Lease*]. The Tenant Improvements, whether or not the cost thereof is covered by the Tenant Improvement Allowance, shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the Term of the Lease, except as may be otherwise provided in the Lease [*OPTIONAL: and except that any personal property purchased with proceeds from the Tenant Improvement Allowance shall remain the property of Tenant*].
8.    Change Orders. Tenant may authorize changes in the work during construction, only by written instructions from a designated representative of Tenant’s to Landlord on a form approved by Landlord. All such changes shall be subject to Landlord’s prior written approval. Prior to commencing any change, Landlord shall prepare and deliver to Tenant, for Tenant’s approval, a change order (“Change Order”) setting forth the additional time required to perform the change and the total cost of such change, which will include associated architectural, engineering,

Landlord’s and Landlord’s Contractor’s fees. If Tenant fails to approve such Change Order within [*________ (_)*] business days after delivery by Landlord, Tenant shall be deemed to have withdrawn the proposed Change Order and Landlord shall not proceed to perform the change. Upon Landlord’s receipt of Tenant’s approval, Landlord’s Contractor shall proceed to perform the change and Tenant shall pay for such Change Order out of its Tenant Improvement Allowance or, to the extent the Tenant Improvement Allowance is not sufficient, Tenant shall pay for such Change Order prior to the commencement of the work. Any delay in the construction of the Tenant Improvements resulting from the submission of any Change Order shall be deemed a Tenant Delay. Whenever possible and practical, Landlord will utilize, for the construction of the Tenant Improvements, the items and materials designated in the Final Plans. However, whenever Landlord determines in its judgment that it is not practical or efficient to use such materials, Landlord shall have the right, upon receipt of Tenant’s consent, which consent shall not be unreasonably withheld or delayed, to substitute comparable items and materials. If Tenant refuses to grant such consent, and Landlord is delayed in causing the Tenant Improvements to be
C-2

substantially complete because of Tenant’s failure to permit the substitution of comparable items and materials, such delay shall constitute a Tenant Delay.
9.    Tenant’s Punch List:
9.1    Once the Tenant Improvements are substantially complete and prior to Landlord’s delivery of the Premises to Tenant, Landlord shall give Tenant [*________ (_)*] business days prior notification of a meeting for Tenant to inspect the Tenant Improvements. Tenant’s representative shall completely examine the Premises and prepare with Landlord’s representative and Landlord’s Contractor a list of all visible items to be completed by Landlord’s Contractor to finish the Tenant Improvements. The list shall be signed by Landlord, Tenant and Landlord’s Contractor and all items shall be completed as soon as reasonably possible.
9.2    Any items damaged by Tenant or Tenant’s agents during Tenant’s move in or occupancy shall be repaired or replaced by Landlord’s Contractor at Tenant’s sole cost and expense.
10.    Default. Any default by Tenant under the terms of this Agreement shall constitute a default under the Lease and shall entitle Landlord to exercise all remedies set forth in the Lease. Tenant shall have any and all rights to remedy such default pursuant to the provisions of the Lease.
[*OPTIONAL: 11.    Clean-up Expenses. After Landlord’s Contractor has performed its clean-up and prior to the commencement of Tenant’s move into the Premises, Landlord shall, at Tenant’s request and at Landlord’s sole cost and expense, clean the Premises in accordance with Landlord’s Project standards for cleaning services.*]
11.    [Landlord’s Fee. Landlord shall be paid a fee equal to ten percent (10%) of the Total Cost of the Tenant Improvements for Landlord’s management and supervision of the construction of the Tenant Improvements, which Landlord may deduct from the Tenant Improvement Allowance. In addition, Tenant shall reimburse Landlord for the cost of outside consultants, including without limitation structural, mechanical and electrical engineers required in connection with the design and construction of the Tenant Improvements, which cost Landlord may deduct from the Tenant Improvement Allowance.*]
12.    [*OPTIONAL: 12.    No Miscellaneous Charges. Neither Tenant nor Landlord’s Contractor shall be charged for utilities, standard hoist or other building services (including HVAC and elevators) during the construction period for the Tenant Improvements so long as Landlord’s Contractor performs its work during the Building’s Business Hours. However, if the Tenant Improvements require special hoist or elevator usage or use of other building services at other than Business Hours, Tenant shall, unless provided to the contrary in the Lease or this Agreement, pay Landlord within ten (10) days of demand the actual, reasonable and documented costs (including any reasonable administrative fee) incurred by Landlord in providing those services. In addition, neither Landlord, Landlord’s base building contractor nor Landlord’s management agent shall be entitled to impose any additional charge for profit, overhead or supervision in connection with the construction of the Tenant Improvements or for the review of, and comment on, Tenant’s plans.*]
13.    Certain Definitions.
13.1    Tenant Delay. The term “Tenant Delay” as used in the Lease or this Agreement shall mean any delay that Landlord may encounter in the performance of Landlord’s obligations under the Lease or this Agreement because of any act or omission of any nature by Tenant or its agents or contractors, including without limitation any (i) delay attributable to changes in or additions to the Final Plans or to the Tenant Improvements requested by Tenant, (ii) delay attributable to the postponement of any Tenant Improvements at the request of Tenant, (iii) delay by Tenant in the submission of the Space Plan and Working Drawings and Final Plans beyond the time periods permitted by this Agreement or the giving of authorizations or approvals within the time limits set forth in this Agreement and (iv) delay attributable to the failure of Tenant to pay, when due, any amounts required to be paid by Tenant pursuant to this Agreement. Tenant shall pay all actual costs and expenses incurred by Landlord which result from any Tenant Delay, including, without limitation, any actual costs and expenses attributable to increases in the cost of labor or materials. No Tenant Delay shall be deemed to have occurred unless and until Landlord has given written notice to Tenant specifying the action or inaction which Landlord contends constitutes a Tenant Delay. If such action or inaction is not cured within one (1) business day after Tenant’s receipt of such notice, then a Tenant Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date Tenant received such notice and continuing for the number of days the Substantial Completion of the Premises was in fact delayed as a result of such action or inaction.
13.2    Tenant Improvements. “Tenant Improvements” means all improvements shown on the Final Plans as modified by any Change Order approved by Landlord, but Tenant Improvements shall not include any of Tenant’s furniture, telephone systems, computer systems or other personal property.
13.3    Total Cost. “Total Cost” includes (a) all design and engineering fees incurred in connection with the preparation of the Space Plan, Working Drawings, Engineering Drawings and Final Plans (including the cost of Landlord’s consulting engineers and other consultants), (b) costs of permits, fees and taxes, (c) testing and inspecting costs, (d) the actual costs and charges for material and labor, contractor’s profit and contractor’s general overhead incurred by Landlord in having the Tenant Improvements constructed, (e) Landlord’s fee under Section 11 and (f) all other costs incurred in connection with the design and construction of the Tenant Improvements.

13.4    Building Standards. Landlord has established (or may establish in the future) Building Standards for the components to be used in the construction of the Tenant Improvements in the Premises (“Building Standards”). The quality of all Tenant Improvements shall be equal to or of greater quality than the quality specifications of the Building Standards, provided, however that Landlord may, at Landlord’s option, require the Tenant Improvements to comply with specific Building Standards. Landlord reserves the right to promulgate, establish, modify, delete from, and make other changes to the Building Standards from time to time.
14.    Reasonable Diligence. Both Landlord and Tenant agree to use reasonable diligence in performing all of their respective obligations and duties under this Agreement and in proceeding with the construction and completion of all Tenant Improvements in the Premises.
C-3

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LANDLORD:

MAGUIRE PROPERTIES – 777 TOWER, LLC,
a Delaware limited liability company

By:	Maguire Properties, L.P.,
a Maryland limited partnership
Its Sole Member

By:	Maguire Properties, Inc.,
a Maryland corporation
Its General Partner
By:
Name:
Title:

Date:

TENANT:

                                                                                         ,
a,

By:
Its:

C-4

SCHEDULE 1
TO EXHIBIT C
LANDLORD’S WORK
Landlord shall furnish and install on all of Tenant’s floor(s), at Landlord’s sole cost and expense and without any deduction from the Tenant Improvement Allowance except as expressly set forth below, the following items:
1.    Restrooms, elevators and all other common core facilities finished in accordance with the plans for the Building’s “building standard” specifications.
2.    All core areas, including but not limited to telephone and electrical closets, per the base Building plans.
3.    The main air distribution system, sized for use as typically found in the other tenant premises in the Building. The main air-conditioning duct loop shall be furnished and installed in the Premises. Waste, vent and cold water services shall be available for Tenant’s use on each of Tenant’s floor(s).
4.    All base building electrical, which will include panels, transformers, feeders, etc. to provide up to two (2) watts per RSF of the Premises for Tenant’s lighting and up to two (2) watts per RSF of the Premises for Tenant’s power, including one (1) 277/480 volt lighting panel, one (1) 277/480 volt mechanical panel and one (1) 120/208 volt convenience receptacle panel, and connection of the electrical lighting system to the Building’s computerized lighting control system.
5.    The primary sprinkler system shall be furnished and installed, provided that distribution from the primary loop, drops and finished heads required per the Final Plans shall be charged to Tenant.
6.    The Building’s interior walls, perimeter bulkhead, core walls and interior columns will be dry-walled, taped and ready for finish.
7.    All interior signage including signage for restrooms, evacuation plans, storage, electrical closets per the Building’s “building standard” specifications.
8.    All fire and life safety equipment required by applicable building codes in the public spaces of the Building.
9.    Telecommunications wiring at the Minimum Point of Entry for the Building (as defined by and determined in accordance with regulations of the California Public Utilities Commission in effect from time to time.
C-1-1

***Confidential material redacted and filed separately with the SEC.

SCHEDULE 2
TO EXHIBIT C
SUBCONTRACTORS APPROVED BY LANDLORD
FOR WORK IN THE BUILDING

TRADE	SUBCONTRACTOR	CONTACT
***	***	***
***	***
***	***	***
***	***	***
***	***	***
OPTIONAL
***	*** *** ***	*** *** ***
***	*** *** ***	*** *** ***
***	*** *** ***	*** *** ***
***	*** *** ***	*** *** ***
***	*** ***	*** ***

The above listed subcontractors represent the craftsmanship and quality level expected at 777 Tower. This list is in no way to represent an exclusive list of subcontractors. Subcontractors, other than listed above, will require approval from the Landlord or its representative and must be associated with a labor union.
C-2-1

[*OPTION B: USE WHEN TENANT IMPROVEMENTS ARE
TO BE CONSTRUCTED BY TENANT WITH AN ALLOWANCE*]
EXHIBIT C
WORK LETTER AGREEMENT
(Tenant Constructs)
This Work Letter Agreement (“Agreement”) is being entered into as of __________, ____, between MAGUIRE PROPERTIES–777 TOWER, LLC, a Delaware limited liability company (“Landlord”) and ________________________, a __________________ (“Tenant”), in connection with the execution of the Lease (“Lease”) between Landlord and Tenant dated as of the date hereof:
1.    General.
1.1    Purpose of Agreement. The purpose of this Agreement is to set forth how certain interior improvements in the Building and in the Premises are to be constructed, who will do such construction, who will pay for such construction, and the time schedule for completion of such construction.
1.2    Defined Terms. Except as defined in this Agreement to the contrary, all capitalized terms used in this Agreement shall have the same meaning as in the Lease.
1.3    Lease Provisions. The provisions of the Lease, except where clearly inconsistent or inapplicable to this Agreement, are incorporated into this Agreement.
2.    Landlord’s Work. Landlord shall, at Landlord’s sole cost and expense and without any deduction from the Tenant Improvement Allowance described below, perform the work (“Landlord’s Work”) listed on Schedule 1.
3.    Tenant’s Designer. Tenant shall, at Tenant’s sole cost and expense, retain [*_____________*] as designer (“Tenant’s Designer”) to prepare the Space Plan, Working Drawings and Final Plans (as defined in Sections 4.1., 4.2 and 4.4, respectively) for the Tenant Improvements (as defined in Section 13.1). Tenant’s Designer shall be familiar with the Building and with all applicable laws, statutes, codes, rules or regulations, including regulations and procedures promulgated by Landlord (collectively “Laws”) applicable to tenant construction in the Building.
4.    Plans and Specifications.
4.1    Preparation and Approval of Space Plan. Tenant shall submit to Landlord a space plan prepared by Tenant’s Designer (“Space Plan”) showing all demising walls, corridors, entrances, exits, doors, stairwells, interior partitions, and the locations of all offices, rooms and other spaces, including any conference rooms, computer rooms, mini-service kitchens, and reception areas.
Within five (5) business days after Landlord receives the Space Plan, Landlord shall by notice to Tenant either approve the Space Plan or disapprove it for reasonable and material reasons (which shall be limited to the following: (i) affect on the structural integrity of the Building, (ii) possible damage to the Building Systems, (iii) non-compliance with applicable codes or insurance requirements, (iv) adverse affect on the exterior appearance of the Building or (v) use of materials or fixtures of a lesser quality than the Building Standards (as hereinafter defined in Section 13.3) (each, a “Design Problem”)). Tenant shall make any changes necessary to correct any Design Problem and shall return the revised Space Plan to Landlord, who shall approve or disapprove it within two (2) business days after Landlord receives it. This procedure shall be repeated until Landlord’s final written approval of the Space Plan has been delivered to Tenant.
4.2    Preparation and Approval of Working Drawings. Following Landlord’s final approval of the Space Plan, Tenant shall submit to Landlord drawings prepared by Tenant’s Designer (“Working Drawings”) which shall be compatible with the design, construction and equipment of the Building, comply with all Laws, be capable of logical measurement and construction, contain all information required for the preparation of the Engineering Drawings (as defined in Section 4.3) and for the construction of the Tenant Improvements, including but not limited to all architectural plans and specifications and all partition locations, plumbing locations, special air-conditioning requirements, reflected ceiling plans, office equipment locations, security systems and locations of electrical and computer outlets and all telephone switches and outlets. The Working Drawings may be submitted in one or more stages and at one or more times.
Within ten (10) business days after Landlord receives the Working Drawings (or such portion as has from time to time been submitted), Landlord shall by notice to Tenant either approve them or designate the specific changes reasonably required to correct any Design Problem. Tenant shall make any changes necessary to correct any Design Problem and shall return the revised Working Drawings to Landlord, who shall approve or disapprove them within five (5) business days after Landlord receives them. This procedure shall be repeated until Landlord’s final written approval of all of the Working Drawings has been delivered to Tenant.
4.3    Preparation and Approval of Engineering Drawings. Tenant shall submit to Landlord for Landlord’s review and approval (a) engineering drawings prepared by John A. Martin & Associates showing all structural steel modifications to the base building within the

Premises, (b) engineering drawings prepared by Innovative Engineering Group, Inc. showing complete mechanical and plumbing plans relating to the Tenant Improvements, (c) engineering drawings prepared by Levine/Seegel Associates showing complete electrical plans relating to the Tenant Improvements, and (d) engineering drawings prepared by an engineer or contractor selected by Tenant and approved by Landlord showing all telecommunication and computer cabling and all other engineering relating to the Tenant Improvements (collectively, “Engineering Drawings”). The Engineering Drawings may be submitted in one or more stages and at one or more times.
Within ten (10) business days after Landlord receives the Engineering Drawings (or such portion as has from time to time been submitted), Landlord shall by notice to Tenant either approve them or designate the specific changes reasonably required to be made to the Engineering Drawings. Tenant shall make any necessary changes and shall return the revised Engineering Drawings to Landlord, who shall approve or disapprove them within five (5) business days after Landlord receives them. This procedure shall be repeated until Landlord’s final written approval of all of the Engineering Drawings has been delivered to Tenant.
4.4    Integration of Working Drawings and Engineering Drawings into Final Plans. After Landlord has finally approved the Engineering Drawings, Tenant shall cause Tenant’s Designer to integrate the approved Working Drawings with the approved Engineering Drawings into final plans (collectively “Final Plans”) and deliver the Final Plans to Landlord.
Within five (5) business days after Landlord receives the Final Plans, Landlord shall by notice to Tenant either approve them or designate the specific changes reasonably required to correct any Design Problem. Tenant shall make any changes necessary to correct any Design Problem and shall return the revised Final Plans to Landlord, who shall approve or disapprove them within three (3) business days after Landlord receives them. This procedure shall be repeated until Landlord’s final written approval of the Final Plans has been delivered to Tenant.
4.5    Cost of Design and Engineering. The cost of all architectural and design work, as well as the cost of all engineering and all permits, licenses and fees relating to the development of the Tenant Improvements, shall be paid by Tenant, but may be deducted from the Tenant Improvement Allowance.
4.6    Landlord’s Review of Final Plans. Tenant agrees and understands that Landlord shall not be the guarantor of, or responsible for, the correctness or accuracy of the Final Plans or compliance of the Final Plans with any Laws.
4.7    Permits and Approvals. Tenant shall be solely responsible for obtaining all governmental approvals of the Final Plans to the full extent necessary for the issuance of a building permit for the Tenant Improvements based on the Final Plans. Thereafter, Tenant shall also be solely responsible for obtaining all other necessary approvals and permits, including temporary and permanent certificates of occupancy, from all governmental agencies having authority over the construction and installation of the Tenant Improvements and shall undertake all steps necessary to insure that the construction of the Tenant Improvements is accomplished in compliance with the Final Plans, all Laws and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises pursuant to the Lease.
5.    Contractors and Subcontractors. Designers, contractors, subcontractors, workmen and other agents engaged by Tenant, Tenant’s Designer or Tenant’s Contractor (as defined below) from time to time to perform services with respect to the Tenant Improvements shall be subject to Landlord’s prior approval. [*Each of the contractors and subcontractors listed on Schedule 2, if selected by Tenant, is deemed approved by Landlord for work in the Building. All building automation system work shall be performed by the building automation system subcontractor listed on Schedule 2 and all fire life safety work shall be performed by the fire life safety subcontractor listed on Schedule 2.*]
After Landlord has finally approved the Final Plans, Tenant shall then submit the approved Final Plans to licensed contractors selected by Tenant and approved by Landlord, one of whom (“Tenant’s Contractor”) shall be retained by Tenant to construct the Tenant Improvements. Tenant’s Contractor shall be duly licensed in the State of California and shall be experienced in the construction of tenant improvements in similar high rise office buildings in the downtown Los Angeles financial district. [*The following contractor, if selected by Tenant, is deemed approved by Landlord as Tenant’s Contractor: ____________________________.*]
Each contractor which Tenant proposed to use shall be notified in the bid package that Landlord and Tenant require that such general contractor identify all of the subcontractors it desires to use, which subcontractors shall be mutually approved by Landlord and Tenant. Tenant shall enter into a construction contract with Tenant’s Contractor, which contract shall provide for the retention of a percentage of any periodic progress payment in a commercially reasonable amount not less than the amount contemplated in Section 8.
6.    Tenant’s Contractors To Work in Harmony with Landlord’s Contractors. Tenant shall be solely responsible for the performance of all work performed by Tenant’s Contractor and any subcontractor, supplier and the like performing services with respect to the Tenant Improvements. At Landlord’s request, Tenant shall immediately remove from the Building any contractor or subcontractor who causes conflict with any other contractor or subcontractor acting under any union or other contract with Landlord or any other tenant, or any contractor or subcontractor of Landlord or any other tenant, and in any event, Tenant shall be solely responsible for resolving any such conflict.
7.    Construction of the Tenant Improvements. Promptly following the execution of the construction contract pursuant to Section 5, Tenant shall direct Tenant’s Contractor immediately to commence and diligently to prosecute, in accordance with industry custom and practice, construction of the Tenant Improvements in accordance with the Final Plans. All Tenant Improvement work shall be carried out at such times as Landlord directs, in accordance with reasonable rules and regulations from time to time promulgated by Landlord and in such manner as to minimize, as much as reasonably possible, interference with other tenants and with the use of the common areas of the Building. Such work shall be performed diligently in a first-class, workmanlike manner and in accordance with all Laws. Prior to commencing such work, Tenant shall furnish Landlord with evidence satisfactory to Landlord that (i) Tenant is carrying the insurance required by Article 11 of the Lease and (ii) Tenant’s Contractor is carrying the insurance required by Section 15 of this Agreement. Landlord shall have the right at all times to enter the Premises to post notices of nonresponsibility. Tenant shall ensure lien-free completion of the Tenant Improvements, and Tenant shall comply with all provisions of the Lease regarding liens.
Landlord or Landlord’s agents shall have the right at all times to inspect the work, it being understood that Landlord shall be reasonable in its inspection of the work and that Landlord shall recognize, to the extent commercially reasonable and practicable, the necessity of field changes based on field conditions. If Landlord shall give notice of faulty construction or any other deviation from the Final Plans, Tenant shall cause Tenant’s Contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections nor the making of such inspections by Landlord shall operate as a waiver of any rights of Landlord to require good and workmanlike construction of the Tenant Improvements in accordance with the Final Plans.
8.    Tenant Improvement Allowance. Landlord will, for the initial premises demised to Tenant under the Lease (“Initial Premises”), pay $[*_______*] (“Tenant Improvement Allowance”) toward the Total Cost (as defined in Section 13.2) of the design, engineering and construction of the Tenant Improvements in the Initial Premises. Landlord will make payments to Tenant’s Contractor from the Tenant Improvement Allowance not more frequently than once per month in an amount equal to [*ninety percent (90%)*] of the amount requested by Tenant within [*fifteen (15)*] days after receipt by Landlord of: (1) Tenant’s request for payment detailing the amounts requested, (2) supporting bills, invoices and such other information as

Landlord may reasonably require, and (3) conditional lien releases supporting the amounts requested in the current month’s application (in the form specified in Civil Code Section 3262(d)(1)), together with unconditional releases supporting the amounts requested in the previous month’s application (in the form specified in Civil Code Section 3262(d)(2)), such releases to be provided at Landlord’s option, by subcontractors, suppliers and/or materialmen, in addition to Tenant’s Contractor. The remaining [*ten percent (10%)*] (“Retention Amount”) shall be paid to Tenant [*forty (40)*] days after the recording of a valid Notice of Completion of the Tenant Improvements and receipt of conditional lien releases (in the form specified in Civil Code Section 3262(d)(3)) from Tenant’s Contractor, subcontractors, suppliers, and materialmen, provided, however, that (i) no Retention Amount shall be withheld where the request is for the payment of an invoice from a supplier who has no lien rights and (ii) the Retention Amount for any given trade shall be paid by Landlord upon the satisfactory completion of all of the work to be performed by that trade and Landlord’s receipt of all lien releases and any other supporting documentation reasonably requested by Landlord with respect thereto. In the event the Total Cost of the Tenant Improvements in the Initial Premises exceeds the Tenant Improvement Allowance, the difference shall be paid by Tenant to Landlord not less than five (5) business days prior to the signing of the construction contract, and that amount shall be disbursed by Landlord prior to Landlord’s disbursement of any of the Tenant Improvement Allowance. If the Total Cost of the Tenant Improvements is less than the Tenant Improvement Allowance, the difference shall be retained by Landlord [*Optional:, provided, however, that Tenant may utilize up to $______ to pay space planning, design and construction fees and to pay for built-in or movable furniture and artwork and any other relocation-related matter desired by Tenant and/or as a credit against the payment of Rent next due under the Lease*]. The Tenant Improvements, whether or not the cost thereof is covered by the Tenant Improvement Allowance, shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the Term of the Lease, except as may be otherwise provided in the Lease [*OPTIONAL: and except that any personal property purchased with proceeds from the Tenant Improvement Allowance shall remain the property of Tenant*].
9.    Change Orders. Tenant may from time to time in writing request or approve changes to the Final Plans (each, a “Change Order”). No Change Order will be effective without Landlord’s prior written consent. Landlord shall only withhold its consent to any Change Order if the Change Order involves a Design Problem. Tenant shall pay for each Change Order out of the Tenant Improvement Allowance and, to the extent the then unallocated portion, if any, of the Tenant Improvement Allowance is not sufficient, Tenant shall pay for each Change Order prior to the commencement of the work.
10.    Default. Any default by Tenant under the terms of this Agreement shall constitute a default under the Lease and shall entitle Landlord to exercise all remedies set forth in the Lease. Tenant shall have any and all rights to remedy such default pursuant to the provisions of the Lease.
11.    [*11.    Landlord’s Fee. Landlord shall be paid a fee equal to ten percent (10%) of the Total Cost of the Tenant Improvements for Landlord’s management and supervision of the construction of the Tenant Improvements, which Landlord may deduct from the Tenant Improvement Allowance. In addition, Tenant shall reimburse Landlord for the cost of outside consultants, including without limitation structural, mechanical and electrical engineers required in connection with Tenant’s design and construction of the Tenant Improvements, which cost Landlord may deduct from the Tenant Improvement Allowance.*]
12.    [*OPTIONAL: 12.    No Miscellaneous Charges. Neither Tenant nor Tenant’s Contractor shall be charged for utilities, standard hoist or other building services (including HVAC and elevators) during the construction period for the Tenant Improvements so long as Tenant’s Contractor performs its work during the Building’s Business Hours. However, if Tenant requires special hoist or elevator usage or if Tenant uses other building services at other than Business Hours, Tenant shall, unless provided to the contrary in the Lease or this Agreement, pay Landlord within ten (10) days of demand the actual, reasonable and documented costs (including any reasonable administrative fee) incurred by Landlord in providing those services. In addition, neither Landlord, Landlord’s base building contractor nor Landlord’s management agent shall be entitled to impose any additional charge for profit, overhead or supervision in connection with the construction of the Tenant Improvements or for the review of, and comment on, Tenant’s plans.*]
13.    Certain Definitions.
13.1    Tenant Improvements. “Tenant Improvements” means all improvements shown on the Final Plans as modified by any Change Order approved by Landlord, but Tenant Improvements shall not include any of Tenant’s furniture, telephone systems, computer systems or other personal property.
13.2    Total Cost. “Total Cost” includes (a) all design and engineering fees incurred in connection with the preparation of the Space Plan, Working Drawings, Engineering Drawings and Final Plans (including the cost of Landlord’s consulting engineers and other consultants), (b) costs of permits, fees and taxes, (c) testing and inspecting costs, (d) the actual costs and charges for material and labor, contractor’s profit and contractor’s general overhead incurred by Tenant in having the Tenant Improvements constructed, (e) Landlord’s fee under Section 11 and (f) all other costs incurred in connection with the design and construction of the Tenant Improvements.
13.3    Building Standards. Landlord has established (or may establish in the future) Building standards for the components to be used in the construction of the Tenant Improvements in the Premises (“Building Standards”). The quality of all Tenant Improvements shall be equal to or of greater quality than the quality specifications of the Building Standards, provided, however that Landlord may, at Landlord’s option, require the Tenant Improvements to comply with specific Building Standards. Landlord reserves the right to promulgate, establish, modify, delete from, and make other changes to the Building Standards from time to time.

14.    Reasonable Diligence. Both Landlord and Tenant agree to use reasonable diligence in performing all of their respective obligations and duties under this Agreement and in proceeding with the construction and completion of all Tenant Improvements in the Premises.
15.    Insurance Requirements. Prior to proceeding with any improvement work in the Premises (including, without limitation, the Tenant Improvements), Tenant’s contractor(s) (including Tenant’s Contractor) shall provide Landlord with evidence of the following insurance (provided, however, nothing in this Section 15 shall release Tenant of any of its insurance obligations under the Lease):
(a)    Commercial general liability insurance, including but not limited to: bodily injury, death, fire legal liability, broad form property damage and completed operations [*and host liquor liability (if applicable)*] in an amount not less than One Million Dollars ($1,000,000.00) per occurrence, Two Million Dollars ($2,000,000.00) in the aggregate, and excess liability coverage on a following form basis excess of the primary liability policy or policies, with overall limits of at least Five Million Dollars ($5,000,000.00), each occurrence. In addition, Tenant’s contractor(s) (including Tenant’s Contractor) shall carry primary automobile liability insurance in an amount not less than One Million Dollars ($1,000,000.00) per occurrence covering owned, hired and non-owned vehicles listed and moving under their own power in work under contract. Completed operations coverage shall be continued for twenty-four (24) months after acceptance of the work under contract. All such policies shall name Tenant as named insured and shall name Landlord, CalPERS, and each of their respective agents, beneficiaries, partners, employees and any other persons or entities designated by Landlord in writing from time to time as additional insureds thereunder. Such policy or policies shall contain: (i) severability of interest, (ii) cross liability, and (iii) an endorsement stating “Such insurance as is afforded by this policy for the benefit of Landlord shall be primary as respects any liability of claims arising out of the occupancy of the Premises by Tenant, or out of Tenant’s operations, and any insurance carried by Landlord shall be excess and non-contributory”.
(b)    Workers’ Compensation insurance and Employer’s Liability insurance as required by law, but in no event shall the Employer’s Liability insurance be in an amount less than One Million Dollars ($1,000,000.00).
(c)    Property insurance against fire, vandalism, malicious mischief and such other additional perils as now are or hereafter may be included in a standard “All Risks” coverage insuring all of contractor’s (including Tenant’s Contractor) materials, supplies, equipment and apparatus stored or located in on or around the Premises and the Building.
(d)    All policies of insurance required to be carried by Tenant’s contractor(s) (including Tenant’s Contractor) pursuant to these requirements shall be written by responsible insurance companies reasonably approved by Landlord. All such insurance companies shall have a rating of at least A VII as rated in the most recent edition of Best’s Insurance Reports and shall be authorized to do business in the State of California. A certificate of the insurer, certifying that such policy has been issued, providing the coverage required and containing the provisions specified herein, shall be delivered to Landlord prior to the commencement of any work, and upon renewals, not less than thirty (30) days prior to the expiration of such coverage. All insurance policies shall contain (i) an endorsement requiring thirty (30) days’ written notice from the insurance company to Landlord, CalPERS and any other persons or entities designated by Landlord in writing from time to time before cancellation, termination or any material change in the coverage, scope, or amount of any policy and (ii) an endorsement requiring ten (10) days’ written notice from the insurance company to Landlord, CalPERS and any other persons or entities designated by Landlord in writing from time to time for the non-payment of premiums.
IN WITNESS WHEREOF, the parties have executed the Construction Agreement as of the date first written above.
LANDLORD:

MAGUIRE PROPERTIES – 777 TOWER, LLC,
a Delaware limited liability company

By:	Maguire Properties, L.P.,
a Maryland limited partnership
Its Sole Member

By:	Maguire Properties, Inc.,
a Maryland corporation
Its General Partner
By:
Name:
Title:

Date:

TENANT:

                                                                                         ,
a,

By:
Its:

SCHEDULE 1
TO EXHIBIT C
LANDLORD’S WORK
Landlord shall furnish and install on all of Tenant’s floor(s), at Landlord’s sole cost and expense and without any deduction from the Tenant Improvement Allowance except as expressly set forth below, the following items:
1.    Restrooms, elevators and all other common core facilities finished in accordance with the plans for the Building’s “building standard” specifications.
2.    All core areas, including but not limited to telephone and electrical closets, per the base Building plans.
3.    The main air distribution system, sized for use as typically found in the other tenant premises in the Building. The main air-conditioning duct loop shall be furnished and installed in the Premises. Waste, vent and cold water services shall be available for Tenant’s use on each of Tenant’s floor(s).
4.    All base building electrical, which will include panels, transformers, feeders, etc. to provide up to two (2) watts per RSF of the Premises for Tenant’s lighting and up two (2) watts per RSF of the Premises for Tenant’s power, including one (1) 277/480 volt lighting panel, one (1) 277/480 volt mechanical panel and one (1) 120/208 volt convenience receptacle panel, and connection of the electrical lighting system to the Building’s computerized lighting control system.
5.    The primary sprinkler system shall be furnished and installed, provided that distribution from the primary loop, drops and finished heads required per the Final Plans shall be charged to Tenant.
6.    The Building’s interior walls, perimeter bulkhead, core walls and interior columns will be dry-walled, taped and ready for finish.
7.    All interior signage including signage for restrooms, evacuation plans, storage, electrical closets per the Building’s “building standard” specifications.
8.    All fire and life safety equipment required by applicable building codes in the public spaces of the Building.
9.    Telecommunications wiring at the Minimum Point of Entry for the Building (as defined by and determined in accordance with regulations of the California Public Utilities Commission in effect from time to time.

C-1-1

***Confidential material redacted and filed separately with the SEC.

SCHEDULE 2
TO EXHIBIT C
SUBCONTRACTORS APPROVED BY LANDLORD
FOR WORK IN THE BUILDING

TRADE	SUBCONTRACTOR	CONTACT
***	***	***
***	***
***	***	***
***	***	***
***	***	***
OPTIONAL
***	*** *** ***	*** *** ***
***	*** *** ***	*** *** ***
***	*** *** ***	*** *** ***
***	*** *** ***	*** *** ***
***	*** ***	*** ***

The above listed subcontractors represent the craftsmanship and quality level expected at 777 Tower. This list is in no way to represent an exclusive list of subcontractors. Subcontractors, other than listed above, will require approval from the Landlord or its representative and must be associated with a labor union.
C-2-1

EXHIBIT D
RULES AND REGULATIONS
Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.
1.    The sidewalks, driveways, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress.
2.    No awnings or other projection shall be attached to the outside walls of the Project without Landlord’s prior written consent.
3.    The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed, nor shall any bottles, parcels or other articles be placed on the windowsills. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent.
4.    No sign, advertisement or notice shall be exhibited, painted or affixed by Tenant on any part of, or so as to be seen from the outside of, its Premises or the Project without Landlord’s prior written consent. In the event of Tenant’s violation of the foregoing, Landlord may remove the same without any liability and may charge the expense incurred in such removal to Tenant. All signs whether on doors, directory tablets or elsewhere, shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord.
5.    The bulletin board or directory of the Project will be provided exclusively for the display of the name and location of Tenant only; and Landlord reserves the right to exclude any other names therefrom, and each and every name in addition to the name of Tenant placed upon such bulletin board or directory, shall be subject to Landlord’s prior written consent (and if approved by Landlord, all costs therefor shall be paid by Tenants). Any such listings or representations, once installed, shall be subject to relocation or removal upon Landlord’s written request for any reason (except that any such relocations or removals at Landlord’s request, unless such request is based upon Tenant’s breach of the Lease, of which these Rules and Regulations are a part, shall be paid for by Landlord), and Tenant shall pay for the removal of any such listings or representations upon its departure from its Premises.
6.    All doors opening onto public corridors shall be kept closed, except when being used for ingress and egress.
7.    Tenant shall not mark, paint, drill or bore into, cut or string wires in, lay linoleum or other floor coverings, in, or in any way deface any part of its Premises or the Project, except with Landlord’s prior written consent and as Landlord may direct.
8.    All keys shall be obtained from Landlord. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Tenant must, upon the termination of its tenancy, give to Landlord all keys pertaining to the Premises and the Project, and in the event of the loss of any keys so furnished, Tenant shall pay Landlord the cost of replacing same or changing the lock or locks opened by such lost key(s) if Landlord shall deem it necessary to make such change.
9.    No window or other air conditioning or heating units or other similar apparatus shall be installed or used by Tenant without Landlord’s prior written consent.
10.    The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by Tenant or its servants, employees, agents, visitors or licensees shall be borne by Tenant.
11.    All removals from, or carrying in or out of, the Project of any safes, freight, furniture, heavy or bulky matter of any description, must take place only prior to 7:00 A.M. and/or after 7:00 P.M. of days other than Saturdays, Sundays and holidays (no moving being permitted on Saturdays, Sundays or holidays without special permission) and must be made upon previous written notice to Landlord and under its supervision, and the persons employed by Tenant for such work must be acceptable to Landlord. Tenant shall be responsible for any damage to the Premises from any such activity. Landlord reserves the right to inspect all safes or other heavy or bulky equipment or articles to be brought into the Project and to exclude from the Project all such heavy or bulky equipment or articles, the weight of which may exceed the floor load for which the Project is designed, or such equipment or articles as may violate any of the provisions of the Lease of which these Rules and Regulations are a part. Tenant shall not use any machinery or other bulky articles in the Premises, even though its installation may have been permitted, which may cause any noise, or jar, or tremor to the floors or walks, or which by its weight might cause injury to the floor of the Project.

12.    Neither Tenant nor its servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance, except for a reasonable quantity of such material reasonably necessary for the conduct of Tenant’s business.
13.    Tenant’s Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of such Premises. Tenant shall not, without Landlord’s prior written consent, occupy or permit any portion of its Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or as a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.
14.    Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of the Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way. Neither Tenant nor its servants, employees, agents, visitors or licensees shall throw anything out of doors, windows or skylights or down the passageways.

15.    No bicycles, vehicles or animals of any kind shall be brought into or kept in or about Tenant’s Premises and no cooking shall be done or permitted by Tenant in its Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenant, its employees and visitors shall be permitted provided such activities do not otherwise violate the Lease of which these Rules and Regulations are part. Tenant shall not cause or permit any unusual or objectionable odors to be produced in or emanate from its Premises.
16.    There shall not be used in any space, or in the public halls of the building, any hand trucks except those equipped with rubber tires and side guards.
17.    No vending or coin operated machines shall be placed by Tenant within the Premises without Landlord’s prior written consent.
18.    No person shall be employed by Tenant to do janitorial, maintenance, construction or similar work in any part of said Project without Landlord’s prior written consent. Any person employed by Tenant to do janitorial, maintenance or similar work with Landlord’s consent shall, while in the Project, be subject to and under the control and direction of Landlord or its agent or representative (but not as an agent or servant of Landlord) and Tenant shall be responsible for all acts of such persons.
19.    Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as an office building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.
20.    Canvassing, soliciting and peddling in the Project are prohibited and Tenant shall cooperate to prevent same.
21.    Landlord reserves the right to control access to the Project by all persons after reasonable hours of generally recognized business days and at all hours on Sundays and legal holidays. Tenant shall be responsible for all persons for whom it requests after hours access and shall be liable to Landlord for all acts of such persons. Landlord assumes no responsibility and shall not be liable for any damage resulting from the admission of any unauthorized person to the Project.
22.    Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the Rules and Regulations of the Project.
23.    It is understood and agreed between Landlord and Tenant that no assent or consent to any waiver of any part hereof by Landlord in spirit or letter shall be deemed or taken as made except if same is done in writing and attached to or endorsed hereon by Landlord. Any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to Tenant.
24.    Landlord reserves the right at any time to change or rescind any one of more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant herein or to any other person for the nonobservance of the Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.
25.    Tenant shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Landlord or by applicable governmental agencies as nonsmoking areas.
26.    Tenant shall comply with all safety, fire protection and evacuation regulations established by Landlord or any applicable governmental agency.
27.    Tenant assumes all risks from theft or vandalism and agrees to keep the Premises locked as may be required.

PARKING RULES
The following parking rules and regulations (“Parking Rules”) shall be in effect at the Project. Landlord reserves the right to adopt reasonable, nondiscriminatory modifications and additions to the Parking Rules by written notice to Tenant. In the case of any conflict between these Parking Rules and the Lease, the Lease shall control.
1.    Parking areas shall be used only for parking vehicles no larger than full size, passenger automobiles herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles are herein referred to as “Oversized Vehicles.”
2.    Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.
3.    Parking stickers, access cards or identification devices shall be the property of Landlord and be returned to Landlord by the holder thereof upon termination of the holder’s parking privileges. Tenant shall pay to Landlord refundable deposits on such devices as reasonably established by Landlord from time to time. Tenant will pay such replacement charge as is reasonably established by Landlord for the loss of such devices.
4.    Landlord reserves the right to refuse the sale of monthly identification devices and/or parking access cards to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.
5.    Landlord reserves the right to relocate all or a part of the parking spaces on the Property from one location on the Property to another and/or to reasonably adjacent offsite location(s), and to reasonably allocate them between compact and standard size spaces, so long as the same complies with applicable laws, ordinances and regulations.
6.    Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.
7.    Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible or liable to Tenant, its visitors or employees for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.
8.    Parking validation, if established, will be permissible only by such method or methods as Landlord and/or its licensee may establish at rates generally applicable.
9.    The Parking Facilities shall be used only for parking vehicles. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or common areas of the Project is prohibited. Tenant shall have no right to install any fixtures, equipment or personal property (other than vehicles) in the Parking Facilities, nor shall Tenant make any alteration to the Parking Facilities.
10.    Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with all applicable parking rules, regulations, laws and agreements.
11.    Such parking use as is herein provided is intended only as a license and no bailment is intended or shall be created hereby.
12.    In no event shall Tenant or its employees park in reserved spaces leased to other tenants or in stalls within designated visitor parking zones. Tenant shall comply with Landlord’s Parking Rules in its use (and in the use of its visitors, patrons and employees) of the Parking Facilities.
13.    Tenant shall, upon request of Landlord from time to time, furnish Landlord with a list of its employees’ names and of Tenant’s and its employees’ vehicle license numbers. Tenant agrees to notify its employees and visitors with these Parking Rules as the same are modified from time to time, and assumes responsibility for compliance by its employees and visitors with these Parking Rules as the same are modified from time to time, and shall be liable to Landlord for all unpaid parking charges incurred by its employees. Tenant authorizes Landlord to tow away from the Building and/or Parking Facilities any vehicle belonging to Tenant or its employees or visitors parked in violation of these Parking Rules, and/or to attach violation stickers or notices to those vehicles.
14.    Persons using the Parking Facilities shall observe all directional signs and arrows and any posted speed limits. Unless otherwise posted, in no event shall the speed limit of five (5) miles per hour be exceeded. All vehicles shall be parked entirely within painted stalls, and no vehicles shall be parked in areas which are posted or marked as “no parking” or on ramps, driveways and aisles. Only one (1) vehicle may be parked in a parking space. In no event shall Tenant interfere with the use and enjoyment of the Parking Facilities by other tenants of the Building or their employees or invitees.

15.    Should any parking spaces be allotted by Landlord or Tenant, either on a reserved or unreserved basis, Tenant shall not assign or sublet any of those spaces, either voluntarily or by operation of law, without the prior written consent of Landlord, except in connection with an authorized assignment of this Lease or subletting of the Premises.
16.    Landlord reserves the right to modify these rules and regulations and to adopt such other reasonable and non-discriminatory rules and regulations as it may from time to time deem necessary for the proper operation and safety of the parking area. Tenant agrees to abide by these and such other rules and regulations.
Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such rules or regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT E
FORM OF TENANT ESTOPPEL CERTIFICATE
The undersigned as Tenant under that certain Office Lease dated ______________, 20__ (the “Lease”) between MAGUIRE PROPERTIES–777 TOWER, LLC, a Delaware limited liability company, as landlord, and the undersigned, as tenant, for Premises on the _____ floor of the Office Building located at 777 South Figueroa Street, Los Angeles, California certifies as follows:
1.    True, correct and complete copies of the Lease and all amendments, modifications and supplements thereto are attached hereto and the Lease, as so amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Landlord with respect to the Premises and the Property. There are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of such amendment, modification or supplement):
___________________________________________________________________________________________________________________________________________________________________________________________________________.
2.    The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Commencement Date of the Lease occurred on _________, 20__.
3.    Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows
___________________________________________________________________________________________________________________________________________________________________________________________________________.
4.    Base Rent became payable on _____________________.
5.    In accordance with the Lease, Rent commenced to accrue on _____________, 20__.
6.    The Term of the Lease expires on _________________.
7.    The Lease provides for an option to extend the term of the Lease for ____ years. The rental rate for such extension term is as follows: _________________________ _______________________________. Except as expressly provided in the Lease, and other documents attached hereto, Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Premises or the Property.
8.    All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. All space and improvements leased by Tenant have been completed and furnished in accordance with the provisions of the Lease, and Tenant has accepted and taken possession of the Premises.
9.    There are no offsets or credits against rentals payable under the Lease and no free periods or rental concessions have been granted to Tenant, except as follows: ___________________________________________________________________________________________________________________________________________________________________________________________________________.
10.    All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _________________. The current monthly installment of Base Rent is $__________.
11.    The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord’s prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.
12.    Each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
“Tenant”:

                                                                                         ,
a,

By:
Name:
Its:

E-1

EXHIBIT D
Tenant Direction Letter
Form of Tenant Direction Letter
[BORROWER LETTERHEAD]
                       , 20

[TENANTS UNDER LEASES]

Re:    Lease dated               between                          ,
as Landlord, and                             , as Tenant,
concerning premises known as

Gentlemen:

This letter shall constitute notice to you that the undersigned has granted a security interest in the captioned lease and all rents, additional rent and all other monetary obligations to landlord thereunder (collectively, “Rent”) in favor of Bank of America, N.A., as lender (“Lender”), to secure certain of the undersigned’s obligations to Lender. The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with Rent and hereafter to deliver all Rent to the following address:

                                                      00
                                                      00
                                                      00

The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that Lender, or any successor lender so identified by Lender, may by written notice to you rescind the instructions contained herein.

Sincerely,
[BORROWER]

ACKNOWLEDGMENT AND AGREEMENT

The undersigned acknowledges notice of the security interest of Lender and hereby confirms that the undersigned has received no notice of any other pledge or assignment of the Rent and will honor the above instructions.

[Tenant]

By:
Name:

                           Its:
Dated as of:                               , 20

EXHIBIT E
Master Lease
[Attached]

***Confidential material redacted and filed separately with the SEC.
777 TOWER
MASTER LEASE AGREEMENT

THIS LEASE (“Lease”) is made and entered into as of October 10, 2006, by and between MAGUIRE PROPERTIES – 777 TOWER, LLC, a Delaware limited liability company (“Landlord”) and MAGUIRE PROPERTIES, L.P., a Maryland limited partnership (“Tenant”), with reference to the following facts:

A.    Landlord has owns that certain real property and improvements known as “777 Tower”, and Landlord (as “Borrower”) is obtaining a loan from Bank of America, N.A. (“BofA”), to be secured by, among other things, Borrower’s interest in the Project (as defined below), all pursuant to the terms and conditions of that certain Loan Agreement and related loan documents (“Loan Documents”) by and between Borrower and BofA dated as of the date hereof.

B.    The Project contains certain space within the improvements located within the building known as 777 Tower (the Building, as more particularly described below), which is unleased and vacant on the date hereof, as depicted on the drawing attached hereto as Exhibit “A-1” (“Vacant Space”).

C.    In order to satisfy BofA’s underwriting requirements with respect to the Project, Landlord has agreed to enter into this Lease with Tenant.

D.    Landlord, Tenant and BofA have agreed in the Loan Documents that Tenant shall be released from this Lease as to all or certain portions of the Premises, from time to time, upon satisfying certain criteria with respect to subtenants and assignees of all or certain portions of the Premises, all in accordance with the terms and conditions of this Lease and the Loan Documents.

1.    Lease of Premises.

(a)    Landlord hereby master leases to Tenant, and Tenant hereby leases from Landlord, premises consisting of [***] square feet of Rentable Area located within the Vacant Space, as such premises are designated by Tenant from time to time (the “Premises”), located within the 777 Tower building which has a total square footage of approximately 1,024,838 (the `Building”), which is located on that certain real property in Los Angeles, California as legally described on Exhibit “A-2” attached hereto (the “Land”), with a street address of 777 South Figueroa Street, Los Angeles, California. The Land, the Building, all parking facilities used in connection with the Building (the “Parking Facilities”), and all other improvements, parks and plazas now or hereafter constructed on the Land, except improvements which tenants may remove pursuant to the terms of their respective leases, are collectively referred to herein as the “Project.”

(b)    Landlord and Tenant hereby stipulate and agree that the Premises contains [***] square feet of rentable area (“Rentable Area”), that the Basic Rent set forth in Article 4 below has been calculated on the basis of [***] square feet of Rentable Area in the Premises, and that the Rentable Area of the Building has been (or shall be) computed by totaling the

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***Confidential material redacted and filed separately with the SEC.

Rentable Areas of all premises in the Building. The Premises shall be “floating” such that Tenant has the right to designate as the Premises any configuration of [***] square feet of Rentable Area within the Vacant Space existing on the date hereof, at any time or times during the Term.

(c) Tenant acknowledges that the shape and size of the Project and any existing or contemplated improvements in the Project may be changed in the sole and absolute discretion of Landlord, and Tenant acknowledges and agrees that Landlord shall have the right, but not the obligation, to construct additional improvements to the Project. Tenant acknowledges that portions of the Project may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully-constructed project. Tenant hereby waives any and all rent (as defined in Section 4.2 below) offsets or claims of constructive eviction which may arise in connection with such construction. Similarly, any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to or in the vicinity of the Building and changes from time to time in the development plans for the Project shall not affect this Lease or impose any liability on Landlord. Tenant acknowledges that it has not relied on any representations, whether oral or written, regarding any improvements, other than the Premises, that may comprise the Project in entering into this Lease.

2.    Purpose.

2.1.     Use. The Premises may be used for office and any other uses incidental thereto. Without limiting the foregoing, permitted office uses do not include uses for a medical practice, modeling, personnel or counseling agency, training center, showroom, classroom, testing center or non-incidental storage. Tenant shall have the non-exclusive right to use the common areas and public areas in the Project.

2.2.     Limitation on Uses. Tenant shall not use or occupy the Premises, or permit the use or occupancy of the Premises, in any manner or for any purpose which: (a) would violate any Applicable Laws including, without limitation, those with respect to hazardous or toxic materials, or the provisions of any applicable governmental permit or document related to the Project; (b) would adversely affect or render more expensive any fire or other insurance maintained by Landlord for the Building or any of its contents; or (c) would impair or interfere with any of the services and systems of the Building, including without limitation, the Building’s electrical, mechanical, vertical transportation, sprinkler, fire and life safety, structural, plumbing, security, heating, ventilation and air conditioning systems (collectively, the “Building Systems”) or the janitorial, security and building maintenance services (collectively, the “Service Facilities”).

3.    Term.

3.1.     Commencement Date. The term of this Lease (the “Term”) shall commence on October 10, 2006 (the “Commencement Date”) and shall end seven (7) years after the Commencement Date, unless sooner terminated pursuant hereto. This Lease shall not be void, voidable or subject to termination, nor shall Landlord be liable to Tenant for any loss or damage, resulting from Landlord’s inability to deliver the Premises to Tenant, but no rent hereunder shall

2

***Confidential material redacted and filed separately with the SEC.
be payable hereunder with respect to any delay in delivery of the Premises to the extent caused by Landlord.

3.2.     Delivery and Acceptance of Premises. The Building, has been constructed. Landlord shall have no obligation to improve, repair or refurbish the Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or any other portion of the Project, including without limitation, any representation or warranty with respect to the suitability or fitness of the Premises, the Building or any other portion of the Project for the conduct of Tenant’s business. Landlord shall deliver and Tenant shall accept the Premises.

3.3.    Termination Option and Release. Landlord and Tenant hereby agree that in the event that Tenant enters into one or more Subleases (as defined in Article 13 below) with a term that is at least co-terminus with the expiration date of this Lease (“Qualifying Sublease”) Tenant shall have the option (“Termination Option”) to terminate this Lease (and all rights and obligations of the parties hereunder, except for accrued and unpaid or unperformed obligations and liabilities) and be released from its obligations under this Lease with respect to that portion of the Premises that is subject to such Qualifying Sublease(s). Such Termination Option may be exercised by written notice (“Termination Notice”) from Tenant to Landlord, with a copy to BofA at the notice address to be provided by Landlord promptly following the Commencement Date, at any time during the Term, and shall be effective at the end of the calendar month in which such Termination Notice is given. The Termination Notice shall include a copy of each Qualifying Sublease. If Tenant exercises its Termination Option, Landlord shall recognize all Subleases as direct leases with Landlord, and each such subtenant shall be required by the terms of their respective Sublease to attorn to Landlord as the direct landlord of such subtenant under the terms of such Sublease. Upon any such partial termination of this Lease, the rent payable by Tenant hereunder for the balance of the Premises shall be adjusted, if necessary, by an amendment hereto effective upon such partial termination, so that the total amount of the rent (including any Additional Rent) payable under this Lease and under all such Qualifying Subleases is equal to the amount of rent (including Additional Rent) payable by Tenant under this Lease prior to any exercise of the Termination Option.

4.    Basic Rent.

The basic annual rent payable to Landlord (“Basic Rent”) shall be as set forth in this Article 4.

4.1.    Basic Rent. Commencing on the Commencement Date, Tenant shall pay Landlord Basic Rent in the amount of [***] per year, which is equal to the total Rentable Area of the Premises multiplied by the annual full service gross rent of [***] per square foot of Rentable Area. Basic Rent shall be payable in equal monthly installments of [***], each installment being payable in advance on the first day of each calendar month during the Term.

4.2.    Other Terms. If the Term begins on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, Basic Rent for such

3

beginning or ending month shall be prorated based upon the number of days in such month occurring during, or before or after, the Term.. Basic Rent, together with any other sums due hereunder (herein called “Additional Rent”), shall be paid to the Landlord without deduction or offset of any kind, and in advance and without demand (except as otherwise herein expressly provided) in lawful money of the United States at the office of Landlord at the Project or such other location and/or to such other person as Landlord may from time to time designate in writing. The Basic Rent and Additional Rent may sometimes be referred to herein collectively as the “rent.”

5.    Abatement for Untenantability.

If the Premises or any portion thereof are rendered untenantable and are not used by Tenant or any subtenant of Tenant for a period of five (5) consecutive business days or twelve (12) business days in any twelve (12) month period (the “Eligibility Period”) as a result of failure in the water, sewage, air conditioning, heating, ventilating or electrical systems of the Project, or as a result of any Damage (as defined in Section 11.1), Tenant’s rent shall be reduced and abated (to the extent that Tenant is likewise obligated to reduce or abate any rent due under a Sublease with respect to any Sublease space) after the expiration of the Eligibility Period for such time as the Premises or such portion thereof remain untenantable and are not used by Tenant or a subtenant of Tenant, in the proportion that the Rentable Area of the portion of the Premises rendered untenantable and not used by Tenant (or such subtenant of Tenant) bears to the total Rentable Area of the Premises.

6.    Utilities and Services.

6.1.    Landlord Obligations. Landlord shall furnish the following services and utilities to the Premises during the periods from 8:00 a.m. to 6:00 p.m., Monday through Friday and 9:00 a.m. to 1:00 p.m. Saturday, except New Year’s Eve Day, New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Eve Day, Christmas Day (on the days such holidays are generally observed) and such other holidays as are generally recognized in the Los Angeles, California area, and subject to rules and regulations from time to time established by Landlord (such hours and days of operation are herein called “Normal Working Hours”):

(a)    HVAC. Landlord shall furnish heating, ventilation and air conditioning (“HVAC”) in amounts suitable for the use and occupancy of the Premises in accordance with this Lease. Landlord makes no representation with respect to the adequacy or fitness of the HVAC equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant or its subtenants (for purposes of this Lease, subtenants do not include tenants under any Qualifying Sublease), and Landlord shall have no liability for loss or damage in connection therewith.

(b)    Electricity. Landlord shall furnish to the Premises an average of three and one-half (3.5) watts of electric current (connected load) per square foot of Rentable Area for power and lighting. Tenant may, with the prior written consent of Landlord, install or operate machinery, appliances or equipment in the Premises, which may increase the amount of electricity usually furnished or supplied for use of the Premises as general office space.

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(c)    Elevators. To the extent that elevators are installed in the Building, Landlord shall furnish freight and passenger elevator services to the Premises during Normal Working Hours. During all other hours, Landlord shall furnish passenger elevator cab service on an as needed basis, and, by prior arrangement with Landlord’s project manager, freight elevator service. In addition, if Tenant requires extended or uninterrupted use of the freight elevator for other than normal deliveries to the Premises (such as for a special move or alterations), then Landlord shall provide freight elevator service by prior arrangement with the manager of the Building.

(d)    Water. Landlord shall make available water for normal lavatory and drinking purposes to be drawn from the public lavatory in the core of the floor on which the Premises are located.

(e)    Janitorial. Landlord shall provide janitorial service five (5) nights per week generally consistent with that furnished in other first-class office facilities in the Los Angeles area. Landlord shall not be required to provide other than Building standard janitorial services for portions of the Premises used for storage, mailroom, storage room or similar purposes, or preparing or consuming food or beverages, nor shall Landlord be required to provide janitorial services to areas secured, obstructed or locked by Tenant or its subtenants, or used as a lavatory, other than the lavatory rooms shown on the floor plan of the Premises attached hereto as Exhibit “A-1.”

(f)    Access. Landlord shall furnish to Tenant’s subtenants, and their employees and agents access to the Premises and Parking Facilities on a seven (7) day per week, twenty-four (24) hour per day basis, subject to compliance with such security measures as shall from time to time be in effect for the Building and/or the Project, Landlord maintenance activities and subject to rules and regulations from time to time established by Landlord.

6.2.    Interruption in Utility Services. Landlord shall not be liable for damages or otherwise for failure, stoppage or interruption of any services or utilities or unavailability of access to the Project, nor shall the same be construed either as an eviction of Tenant or its subtenants, or result in an abatement of rent (except as provided in Article 5), when such failure is caused by acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, other force majeure events, or by the making of repairs, alterations or improvements to the Premises or the Building, or the limitation, curtailment, rationing or restriction on supply of fuel, steam, water, electricity, labor or other supplies or for any other condition beyond Landlord’s reasonable control, including without limitation, any governmental energy conservation program or legal requirement. If any governmental entity imposes mandatory or voluntary controls or guidelines on Landlord or the Project or any part thereof, relating to the services provided by Landlord, or the reduction of emissions, Landlord may make such alterations to the Building or any other part of the Project related thereto and take such other steps as are necessary to comply with such controls and guidelines. Landlord shall not be liable therefor, for damages or otherwise, nor shall the same be construed either as an eviction of Tenant, or result in an abatement of rent.

7.    Alterations.

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7.1.    Restriction on Alterations. Tenant and Tenant’s subtenants (for purposes of this Article 7, subtenants do not include tenants under any Qualifying Sublease) shall make no alteration, repair, addition or improvement in, to or about the Premises (collectively, “Alterations”), without the prior written consent of Landlord, and Landlord may impose as a condition to such consent such requirements as Landlord, in its reasonable discretion, may deem necessary or desirable, including without limitation, (a) the right to approve the plans and specifications for any work, (b) the right to require supplemental insurance satisfactory to Landlord and naming Landlord as an additional insured, (c) the right to require security for the full payment for any work and to require unconditional lien releases for all work completed, (d) requirements as to the manner in which or the time or times at which work may be performed and (e) the right to approve the contractor or contractors to perform Alterations. Tenant’s subtenants shall have the right to apply directly to Landlord for Landlord’s approval of Tenant’s desired Alterations and improvements in such subtenants’ subleases premises, and Landlord shall have the exclusive right to approve, deny or conditionally approve such Alterations and improvements. All Alterations shall be compatible with the Project and completed in accordance with Landlord’s requirements and all applicable rules, regulations and requirements of governmental authorities and insurance carriers. The outside appearance, character or use of the Building shall not be affected by any Alteration, and no Alteration shall materially weaken or impair the structural strength of the Building or create the potential for unusual expenses to be incurred upon the removal of the Alterations and the restoration of the Premises upon the termination of this Lease. No part of the Building outside of the Premises shall be materially, adversely affected by any Alteration; the proper functioning of the Building Systems and Service Facilities shall not be materially, adversely affected by any Alteration and there shall be no Alteration which materially, adversely interferes with Landlord’s free access to the Building Systems or materially, adversely interferes with the moving of Landlord’s equipment to or from the enclosures containing the Building Systems. Tenant shall not be permitted to install and make part of the Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts or chattel mortgages other than trade fixtures, furniture and equipment.

7.2.    Costs and Protections. Tenant’s subtenants shall pay to Landlord upon demand from Landlord, Landlord’s actual costs incurred for reviewing and inspecting all Alterations to assure full compliance with all of Landlord’s requirements. Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by any subtenant are safe or that the same comply with any applicable laws, ordinances, codes, rules or regulations. Further, each of Tenant’s subtenants shall indemnify, protect, defend and hold Landlord harmless from any loss, cost or expense, including attorneys’ fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Alterations, except to the extent such defects are caused by Landlord, its agents, servants or employees. If requested by Landlord, Tenant’s subtenants shall provide Landlord with copies of all contracts, receipts, paid vouchers, and any other documentation (including, without limitation, “as-built” drawings, air/water balancing reports, permits and inspection certificates) in connection with the construction of such Alterations. Tenant shall promptly pay all costs incurred in connection with all Alterations. Any increase in any tax, assessment or charge levied or assessed as a result of any Alterations shall be payable by Tenant in accordance with Article 9.

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7.3.    Removal and Surrender of Fixtures and Alterations. All Alterations and all tenant improvements installed in the Premises which are attached to, or built into, the Premises, shall become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the Term; provided, however, Landlord may, by written notice to Tenant’s subtenants at least thirty (30) days prior to the end of the Term, require Tenant’s subtenants to remove any Alterations or tenant improvements designated by Landlord to be removed at the time of Landlord’s approval thereof, and to repair any damage to the Premises, the Building and any other part of the Project caused by such removal, all at such subtenant’s sole expense and to the satisfaction of Landlord. Any articles of personal property including business and trade fixtures not attached to, or built into, the Premises, machinery and equipment, free-standing cabinet work, and movable partitions, which were installed by Tenant’s subtenants in the Premises (within the respective subleased premises) at such respective subtenant’s sole expense and which were not installed in connection with a credit or allowance granted by Landlord or in replacement for an item which Tenant would not have been entitled to remove, shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term as long as Tenant is not in default hereunder and provided that Tenant repairs to Landlord’s satisfaction any damage to the Premises, the Building and any other part of the Project caused by such removal. With respect to tenant improvements installed in the Premises, Landlord and Tenant shall each own undivided interests in such tenant improvements to the extent, in the case of Landlord, paid for or provided by Landlord, and, in the case of Tenant, to the extent paid for by Tenant. For purposes of the insurance requirements of Section 10.2, Tenant’s subtenants shall be deemed to have an insurable interest in all of the tenant improvements and Alterations in the Premises, as between Landlord and Tenant, but the same shall be surrendered with the Premises on termination of this Lease, as set forth above.

8.    Maintenance and Repairs.

8.1.    Tenant’s Obligations. Except for Landlord’s obligations specifically set forth in this Lease, Tenant shall ensure that its subtenants (for purposes of this Article 8, subtenants do not include tenants under any Qualifying Sublease), at their own cost and expense, keep the Premises and every part thereof clean and in good condition and repair and Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

8.2.    Landlord’s Obligations. Subject to Article 11, Landlord shall repair and maintain with reasonable diligence after notice thereof from Tenant, defects in, and damage to, the Building Systems installed by Landlord and serving or located on the Premises. If such maintenance and repair is required in part or in whole by the act, neglect, misuse, fault or omission of any duty of Tenant, its agents, employees, contractors, licensees, Tenant’s subtenants shall pay to Landlord the cost of such maintenance and repairs, and Landlord shall have a direct right to seek such reimbursement or payment from Tenant’s subtenants (which right will be provided in each Sublease), except to the extent Tenant has been relieved of such liability under Section 10.5; provided, however, that Tenant’s direct liability to Landlord shall be limited to damage or maintenance and repair obligations arising out of Tenant’s own direct acts. Except as provided in Article 11, there shall be no abatement of rent with respect to, and Landlord shall not be liable for, any injury to or interference with Tenant’s or its subtenants’ business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Project or

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the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein. Further, neither Landlord nor any partner, director, officer, agent or employee of Landlord shall be liable for any damage caused by other lessees or persons in or about the Project, or for any consequential damages arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant. As a material inducement to Landlord entering into this Lease, Tenant waives and releases its right to make repairs at Landlord’s expense under applicable law, statute or ordinance now or hereafter in effect, and Tenant waives and releases the right to terminate this Lease under applicable law or successor statute.

9.    Tax on Tenant’s Personal Property and Leasehold Improvements.

9.1.    Personal Property Taxes. At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon Tenant’s equipment, furniture, fixtures or other personal property, Tenant shall pay Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment.

9.2.    Tax on Leasehold Improvements. Tenant shall pay Landlord, upon written demand, such portion of all real estate taxes levied or assessed against Landlord which are attributable to the value of the leasehold improvements (including, but not limited to, all tenant improvements and Alterations) installed in the Premises. If the assessing authority allocates a specific value to said leasehold improvements of Tenant, the amount payable by Tenant shall be the tax attributable to such specific value. If the assessing authority does not allocate a specific value to said leasehold improvements of Tenant, the amount payable by Tenant pursuant to this Section 9.2 shall be the amount determined by multiplying the total cost of leasehold improvements installed in the Premises by the Building’s full assessed rate, as determined by the applicable assessing authority.

10.    Insurance; Waiver of Subrogation.

10.1    Liability Insurance. Tenant shall at all times during the Term require and cause Tenant’s subtenants (excluding tenants under Qualifying Subleases) to procure and continue in force Commercial General Liability insurance adequate to protect Tenant and Landlord against liability for injury to or death of any person or damage to property in connection with the use, operation or condition of the Premises. The Commercial General Liability insurance for injuries to persons and for damage to property at all times shall be in an amount of not less than [***] per occurrence and [***]- general aggregate, Combined Single Limit, or such other amount as may be approved by Landlord pursuant to Tenant’s particular insurance program, for injuries to non-employees and property damage. Not more frequently than once each two (2) years, if, in the opinion of Landlord’s lender or of the insurance broker retained by Landlord, the amount of Employer’s Liability or Commercial General Liability coverage at that time is not adequate, Tenant shall cause its subtenants to increase the insurance coverage as required by either Landlord’s lender or Landlord’s insurance broker.

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10.2    Property Insurance. Tenant shall at all times during the Term cause Tenant’s subtenants (excluding any tenants under Qualifying Subleases) to maintain in effect policies of insurance covering all leasehold improvements (including, but not limited to, all tenant improvements and Alterations) trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises, in an amount not less than [***] of their full replacement cost from time to time during the Term, providing protection against any peril included within the classification “all risk coverage” or “causes of loss - special form” together with insurance against sprinkler water damage (including earthquake caused sprinkler damage), vandalism and malicious mischief. Such property insurance shall provide equivalent or greater coverage than that provided by ISO Form CP 10 30. The proceeds of such insurance, so long as this Lease remains in effect, shall be used for the repair or replacement of the property so insured. Upon termination of this Lease due to any casualty, the proceeds of insurance shall be paid to Landlord and Tenant and or its applicable subtenant, as their interests appear in the insured property. The full replacement value of the items to be insured under this Section 10.2 shall be determined by Tenant’s applicable subtenant and acknowledged by the company issuing the insurance policy by the issuance of an agreed amount endorsement at the time the policy is initially obtained, and shall be increased from time to time in order to maintain replacement value coverage.

10.3    Policy Requirements. All insurance required to be carried by Tenant’s subtenants (excluding any tenants under Qualifying Subleases) hereunder shall be issued by responsible insurance companies, qualified to do business in the State of California and reasonably acceptable to Landlord. Insurance companies rated A VII or better by Best’s Insurance Reports shall be deemed acceptable.

(a)    Each policy shall be written on an “occurrence” basis and shall have a deductible or deductibles, if any, which do not exceed the deductible amount(s) maintained by similarly situated tenants in first-class office buildings in the Los Angeles area. Each policy shall name Landlord, Landlord’s Project manager and Landlord’s lender as additional insureds, as their interests may appear, and copies of all policies and endorsements thereto together with certificates evidencing the existence and amounts of such insurance and further evidencing that such insurance is in full force and effect, shall be delivered to Landlord by Tenant at least thirty (30) days prior to Tenant’s occupancy of any portion of the Premises, and in any event, prior to any activity of Tenant hereunder at the Project. No such policy shall be cancelable except after thirty (30) days written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of any such policy, furnish Landlord with renewals or “binders” thereof. Should Tenant at any time neglect or refuse to provide the insurance required by this Lease, or should such insurance be canceled, Landlord shall have the right, but not the duty, to procure the same and Tenant shall pay the cost thereof promptly upon Landlord’s demand.

(b)    The policies of insurance required to be carried by Tenant’s subtenants shall be primary and non-contributing with, and not in excess of any other insurance available to Landlord. The cost of defending any claims made against any of the policies required to be carried by Tenant shall not be included in any of the limits of liability for such policies. Tenant shall immediately report to Landlord, and promptly thereafter confirm in writing, the occurrence of any injury, loss or damage incurred by Tenant, or Tenant’s receipt of notice or knowledge of any claim by a third party or any occurrence that might give rise to such claims. It shall be the

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responsibility of Tenant not to violate nor knowingly permit to be violated any condition of the policies required by this Lease.

(c) If any of the liability insurance policies required to be maintained by Tenant’s subtenants pursuant to this Article 10 contains aggregate limits which apply to operations of Tenant other than those operations which are the subject of this Lease, and such limits are diminished by more than [***] after any one or more incidents, occurrences, claims, settlements, or judgments against such insurance, Tenant shall take immediate steps to restore aggregate limits or shall maintain other insurance protection for such aggregate limits. Any policy of property insurance required hereunder may be in “blanket coverage” form, provided any such “blanket coverage” policy (i) specifically provides that the amount of insurance coverage required hereunder shall in no way be prejudiced by other losses covered by the policy or (ii) is in an amount not less than the sum of [***]- of the actual replacement costs of all of the properties covered under such “blanket coverage” insurance policy. Neither the issuance of any such property insurance policy nor the minimum limits specified in this Section 10.3 shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

10.4.    Landlord’s Requirements. Landlord shall, at all times during the Term hereof, at its sole cost and expense procure and maintain in force insurance of the type commonly referred to as an “all risk of physical loss” policy, including earthquake insurance to the extent required by any Underlying Mortgage (as defined in Section 17.1) or deemed commercially practicable by Landlord, and general public liability insurance insuring the Land, the Building and the Project against all risks and all other hazards as are customarily insured against, in Landlord’s reasonable judgment, by others similarly situated and operating like properties. Landlord shall procure and maintain in force a commercially reasonable amount (or an amount as required by any Underlying Mortgage) of rental loss insurance during the Term of this Lease.

10.5.    Waiver of Subrogation. Landlord and Tenant on behalf of its subtenants (excluding any tenants under Qualifying Subleases) each hereby releases the other, and waives its entire right of recovery against the other for any direct or consequential loss or damage arising out of or incident to the perils covered by the property insurance policy or policies carried by the waiving party, whether or not such damage or loss may be attributable to the negligence of either party or their agents, invitees, contractors, or employees. Each insurance policy carried by either Landlord or Tenant in accordance with this Lease shall include a waiver of the insurer’s rights of subrogation to the extent necessary.

11.    Damage or Destruction.

11.1.    Agreement Governs. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project by fire or other casualty (“Damage”) and no statute or regulation which is inconsistent with this Article 11, now or hereafter in effect shall have any application to this Lease with respect to any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project. This Article 11 shall not affect the provisions of Article 15 below.

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11.2.    Obligation to Repair. If the Premises, access thereto within the Project or Building Systems serving the Premises suffer Damage, subject to all other terms of this Article 11, Landlord shall diligently repair the base building improvements in a manner consistent with the provisions of any Underlying Mortgage and subject to reasonable delays for insurance adjustment and other matters beyond Landlord’s reasonable control. Upon any Damage to the Premises, Tenant shall assign and cause its subtenants (excluding any tenants under Qualifying Subleases) to assign to Landlord (or Landlord’s designee) all insurance proceeds payable to Tenant or its subtenants under insurance required pursuant to Section 10.2, and Landlord shall repair the tenant improvements and Alterations installed in the Premises. Upon termination of this Lease due to any Damage, the proceeds of insurance shall be paid to Landlord and Tenant or its subtenants as their interests appear in the insured property. Landlord shall not be liable for any loss of business, inconvenience or annoyance to Tenant or its subtenants arising from any Damage or any repair or restoration of any portion of the Premises, the Building or other portion of the Project as a result of any Damage.
11.3.    Major Damage to Premises. If the Premises, access thereto within the Project or Building Systems serving the Premises suffer Damage so that the Premises are rendered untenantable and the repair thereof cannot in the reasonable opinion of Landlord, be completed within ninety (90) days after the date Landlord is informed of the Damage (without payment of overtime or other premium) or if insurance proceeds will not be sufficient to cover the cost of repairs, then Landlord shall have the option, to be exercised by written notice to Tenant within thirty (30) days after the date Landlord is informed of the Damage, either: (a) to terminate this Lease as of the date not less than thirty (30) days nor more than sixty (60) days after Landlord’s notice to Tenant on behalf of its subtenants (although rent shall be abated until such termination in the manner and to the extent provided in Article 5); or (b) to repair the Damage in accordance with Section 11.2, in which event this Lease shall continue in full force and effect, and rent shall be abated in the manner and to the extent provided in Article 5. Landlord shall give Tenant and its subtenants written notice stating the estimated length of time that will be required to repair the Damage as soon as reasonably possible after such Damage, but in no event later than thirty (30) days following the date Landlord is informed of the Damage.

11.4.    Major Damage to Building or Project. Without limiting the provisions of Sections 11.2 and 11.3, if the Building or the Project suffers major and material Damage which, in Landlord’s reasonable opinion, cannot be repaired within one hundred eighty (180) days after the date Landlord is informed of the Damage (without payment of overtime or other premium), or if the Building, the Project or the Parking Facilities are so extensively damaged as to render it economically unviable for its existing use, in Landlord’s reasonable opinion, after the repair thereof, or if substantial alteration or reconstruction of the Building or the Project is required, in Landlord’s reasonable opinion, as a result of the Damage, or if insurance proceeds will not be sufficient to cover the cost of repairs, then Landlord shall have the option, to be exercised by written notice to Tenant within thirty (30) days after the date Landlord is informed of the Damage, either: (a) to terminate this Lease as of the date no less than thirty (30) days nor more than sixty (60) days after Landlord’s notice to Tenant and its subtenants and rent shall be abated in the manner and to the extent set forth in Article 5; or (b) subject to Section 11.2, to repair and rebuild the Building with reasonable diligence, in which event this Lease shall continue in full force and effect and rent shall be abated in the manner and to the extent provided in Article 5.

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12.    Eminent Domain.

12.1.     Taking. In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy thereof, shall be taken by any lawful power or authority by exercise of the right of eminent domain, or sold to prevent such taking, within sixty (60) days after receipt of notice of such taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority. If such portion of the Building or Project is so taken or sold so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, or which renders the Building or Project economically unviable for its use as presently intended, or requires cancellation of substantially all tenant leases in the Building, this Lease may be terminated by Landlord, as of the date of the vesting of title under such taking or sale, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which said vesting will occur. Except as provided herein, Tenant shall not because of such taking assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. If the amount of property or the type of estate taken shall not substantially interfere with Tenant’s use of the Premises, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant. In such event, Landlord shall promptly proceed to restore the Premises to substantially their condition prior to such partial taking, and the rent shall be abated in proportion to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Article 12 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

12.2. Temporary Taking. If all or any portion of the Premises are condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including without limitation, the payment of Basic Rent. Tenant shall be entitled to receive the entire award made in connection with any other temporary condemnation or other taking attributable to any period within the Term. Landlord shall be entitled to the entire award for any such temporary condemnation or other taking which relates to a period after the expiration of the Term or which is allocable to the cost of restoration of the Premises. If any such temporary condemnation or other taking terminates prior to the expiration of the Term, Tenant shall restore the .Premises as nearly as possible to the condition prior to the condemnation or other taking, at Tenant’s sole cost and expense; provided that, Tenant shall receive the portion of the award attributable to such restoration.

13.    Assignment and Subletting.

13.1. Tenant’s Right to Sublease. Tenant shall have the right to sublease all or any portion of the Premises to any Person (“Sublease”) without obtaining the prior approval or consent of Landlord by entering into a sublease, and to modify, amend, extend, alter or terminate any such Sublease in Tenant’s sole discretion. Tenant shall also have the right, after notice thereof to Landlord, to assign (an assignment or a Sublease of space, hereinafter, a “Transfer”)

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all or a portion of the Premises, or the leasehold hereunder, to an Affiliate (or a combination of Affiliates) or successor of Tenant, in each case with credit and net worth substantially similar to that of Tenant as of the date of this Lease. For purposes hereof, an “Affiliate” or “Successor” of Tenant is an entity controlling, under common control with or controlled by Tenant, including an entity resulting from a merger or consolidation by Tenant, but excluding, in each case, any entity formed to avoid the restrictions on Transfer by Tenant hereunder and excluding any agency or department of the United States Government. For purposes of this definition, the word “control,” as used above, means with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person. The word “Person” means an individual, partnership, trust, corporation, firm or other entity. Any such Affiliate or Successor of Tenant must expressly assume in writing a pro rata share of Tenant’s obligations hereunder in the proportion that the number of square feet of Rentable Area of the Premises subleased or assigned to such Affiliate or Successor of Tenant bears to the total number of square feet of Rentable Area in the Premises.

13.2.    Quiet Enjoyment of Subtenants. Landlord hereby agrees that each tenant under a Sublease from Tenant (each a “subtenant” and collectively, “subtenants”) shall be entitled to quiet enjoyment of that portion of the Premises occupied under such Sublease under the terms and conditions set forth in such Sublease for the entire term of the Sublease, so long as such subtenant is not in default of any obligations thereunder and provided further that such subtenant attorns to Landlord (or any successor landlord) in the event of the expiration or earlier termination of this Lease.

13.3.    Sublease Rent and Profits. Except for the period following the expiration or earlier termination of this Lease with respect to any Sublease space, Tenant shall be entitled to receive and retain all amounts payable or paid under any Sublease with respect to such Sublease space.

14.    Project Coordination.

14.1.    Right of Entry. Landlord and its agents and representatives shall have the right, at all reasonable times, but in such manner as to cause as little disturbance to Tenant as reasonably practicable, to enter the Premises for purposes of inspection, to post notices of non-responsibility, to protect the interest of Landlord in the Premises, to supply janitorial service and any other services to be provided by Landlord hereunder, to perform all required or permitted work therein, including the erection of scaffolding, props and other mechanical devices for the purpose of making alterations, repairs or additions to the Premises or the Building which are provided for in this Lease or required by law. Locks to the Premises, including interior areas, shall be keyed consistent with the keying system for the Building. Landlord and its agents and representatives shall also have the right, at all reasonable times, to show the Premises to prospective tenants (during the last two (2) years of this Lease), lessors of superior leases, mortgagees, prospective mortgagees or prospective purchasers of the Building. No such entry shall be construed under any circumstances as a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant, and Tenant hereby waives any claim against Landlord or

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its agents or representatives for damages for any injury or inconvenience to or interference with, Tenant’s business or quiet enjoyment of the Premises.

14.2.    Building and Common Areas. Provided Landlord does not unreasonably interfere with Tenant’s use, Landlord may: (a) install, repair, replace or relocate pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Premises or the rest of the Building; (b) repair, renovate, alter, expand or improve the Project; (c) make changes to the common areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, parking spaces, parking areas, loading and unloading areas, halls, passages, stairways and other means of ingress and egress, direction of traffic, landscaped areas and walkways; (d) close temporarily any of the common areas for maintenance purposes as long as reasonable access to the Premises remains available; (e) designate other land outside the boundaries of the Building to be a part of the common areas; (f) add additional buildings and improvements to the common areas; (g) use the common areas while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof; and (h) do and perform such other acts and make such other changes in, to or with respect to the common areas and Building and other portions of the Project as Landlord may deem appropriate.

14.3.    Name. Landlord may adopt any name for the Building and/or the Project and Landlord reserves the right to change the name and/or the address of the Building and/or the Project or any part thereof at any time.

15.    Indemnification.

Landlord and Tenant (each an “Indemnifying Party”) shall each indemnify, protect, defend and hold harmless, the other party, its officers, directors, partners, agents, attorneys and employees, and any affiliate of the other party, including without limitation, any corporations or any other entities controlling, controlled by or under common control with Landlord and Tenant, respectively (each an “Indemnified Party” and collectively, the “Indemnified Parties”), from and against any and all claims, suits, demands, liability, damages and expenses, including attorneys’ fees and costs (collectively, “Indemnified Claims”), arising from or in connection with such Indemnifying Party’s use or alteration of the Premises or the Building, or the conduct of such Indemnifying Party’s business or from any activity performed or permitted by such Indemnifying Party in or about the Premises, the Building or any part of the Project during the Term or arising from any breach or default in the performance of any obligation on an Indemnifying Party’s part to be performed under the terms of this Lease, or arising from Tenant’s use of the Building Services in excess of their capacity or arising from any other act, neglect, fault or omission of an Indemnifying Party or any of its respective officers, agents, directors, contractors, employees, subtenants, assignees, licensees or invitees. If any action or proceeding is brought against any Indemnified Party in connection with any Indemnified Claims, the Indemnifying Party, upon notice from the applicable Indemnified Party, shall defend the same at the Indemnifying Party’s expense with counsel approved by the Indemnified Party, which approval shall not be unreasonably withheld. The obligations under this Section 15 shall survive the expiration or earlier termination of this Lease.

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16.    Definition of Landlord.

The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under ground leases of the Land or master leases of the Building, if any. In the event of any transfer, assignment or other conveyance of any such title, Landlord herein named (and in case of any subsequent transfer or conveyance, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenant or obligation on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any term or condition of this Lease.

17.    Subordination.

17.1.    Subordination. This Lease is subject and subordinate to all mortgages, trust deeds, and ground and underlying leases (the “Underlying Mortgages”) which now exist or may hereafter be executed affecting the Land, Project and/or the Building and to all renewals, modifications, consolidations, replacements and extensions of any such Underlying Mortgages. This clause shall be self operative and no further instrument of subordination need be required by any mortgagee, ground lessor or beneficiary, affecting any Underlying Mortgage in order to make such subordination effective. Tenant, however, shall execute promptly any certificate or document that Landlord may request to effectuate, evidence or confirm such subordination, and failure to do so shall be an Event of Default under this Lease. Notwithstanding the forgoing, the mortgagee, ground lessor or beneficiary of an Underlying Mortgage may elect, at any time by notice given to Tenant, to subordinate such Underlying Mortgage to this Lease, and no further instrument of subordination shall be required to make such subordination of the Underlying Mortgage effective. Tenant, however, shall execute promptly any certificate or document requested to effectuate, evidence or confirm such subordination, and failure to do so shall be an Event of Default under this Lease.

17.2    Attornment. If Landlord’s interest in the Building and/or the Land is sold or conveyed upon the exercise of any remedy provided for in any Underlying Mortgage, or otherwise by operation of law: (a) at the election of the new owner, Tenant will attorn to and recognize the new owner as Tenant’s landlord under this Lease, and upon request, Tenant shall enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remaining term hereof, or, at the election of such new owner, this Lease shall automatically become a new lease between Tenant and such new owner, upon the terms and provisions hereof for the remaining term hereof, and Tenant will confirm such attornment and new lease in writing within ten (10) days after request (Tenant’s failure to do so will constitute an Event of Default); and (b) the new owner shall not be (i) liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance, (ii) subject to any offset, abatement or reduction of rent because of any default of Landlord under this Lease occurring prior to such sale or conveyance, and (iii) liable for the return of any security deposit paid by

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Tenant except to the extent that the security deposit has actually been paid to such person or entity.

17.3.    Notice from Tenant. Tenant shall give written notice to BofA and any other holder of any Underlying Mortgage whose name and address have been previously furnished to Tenant of any act or omission by Landlord which Tenant asserts as giving Tenant the right to terminate this Lease or to claim a partial or total eviction or any other right or remedy under this Lease or provided by law. Tenant further agrees that if Landlord shall have failed to cure any default within the time period provided for in this Lease, then the holder of any Underlying Mortgage shall have an additional sixty (60) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such sixty (60) days such holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

17.4.    Attornment of Subtenants. Landlord and Tenant acknowledge and agree that it is the intent of Landlord and BofA (and any successor-in-interest thereto) that the holder of the Underlying Mortgage shall be entitled, upon succession by the holder of any Underlying Mortgage to Landlord’s interest in the Building and/or the Land, to terminate this Lease and recognize any subtenant as a direct tenant of such successor landlord, causing any such subtenant to attorn to the holder of an Underlying Mortgage, in such holder’s sole and absolute discretion. Accordingly, Tenant shall require and insure that any Sublease (as defined in Article 13 above) shall include provisions substantially the same as Sections 17.1 through 17.3 above running in favor of any holder of an Underlying Mortgage, such that upon succession to Landlord’s interest in the Building and/or the Land by the holder of any Underlying Mortgage, such holder shall have the option, upon becoming a successor landlord, to cause any such subtenant to attorn to such successor, with all of the applicable terms and conditions of such Sublease remaining in effect as if the Sublease were a direct lease with such successor landlord. Notwithstanding the foregoing, however, Landlord hereby agrees to recognize, and any successor landlord shall recognize, as a direct lease with Landlord or any successor landlord upon the termination of this Lease and/or the succession to Landlord’s interest in the Building and/or the Land, any Sublease entered into by Tenant and a subtenant that contains terms and conditions, including, without limitation, effective rent and expense reimbursement provisions, that are consistent with the general leasing market for comparable properties in the Los Angeles area.

18.    Intentionally Omitted.

19.    Surrender of Premises and Removal of Property.

19.1.    No Merger. The voluntary or other surrender of this Lease by Tenant, a mutual cancellation or a termination hereof, shall not constitute a merger, and shall, at the option of Landlord, terminate all or any existing subleases or shall operate as an assignment to Landlord of any or all subleases affecting the Premises.

19.2.    Surrender of Premises. Upon the expiration of the Term, or upon any earlier termination hereof, Tenant shall require and cause its subtenants to quit and surrender possession

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of the Premises to Landlord in as good order and condition as the Premises are now improved, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises, all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitioning and other articles of personal property owned by Tenant or its subtenants or installed or placed by Tenant or its subtenants at its expense in the Premises, and all similar articles of any other persons claiming under Tenant or its subtenants unless Landlord exercises its option to have any subleases or subtenancies assigned to Landlord, and Tenant and/or its subtenants shall repair all damage to the Premises and the Project resulting from such removal.

19.3.    Disposal of Property. In the event of the expiration of this Lease or other re-entry of the Premises by Landlord as provided in this Lease, any property of Tenant or its subtenants not removed by Tenant or its subtenants upon the expiration of the Term of this Lease, or within forty-eight (48) hours after a termination by reason of Tenant’s default, shall be considered abandoned and Landlord may remove any or all of such property and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account of, and at the expense and risk of, Tenant. If Tenant or its subtenants shall fail to pay the costs of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant or its subtenants. In the event of such sale, Landlord shall apply the proceeds thereof, first, to the cost and expense of sale, including reasonable attorneys’ fees; second, to the repayment of the cost of removal and storage; third, to the repayment of any other sums which may then or thereafter be due to Landlord from Tenant or its subtenants under any of the terms of this Lease; and fourth, the balance, if any, to Tenant and/or its subtenants, as applicable.

20.    Holding Over.

In the event Tenant holds over after the expiration of the Term, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal hereof or an extension for any further term, and such month-to-month tenancy shall be subject to each and every term, covenant and agreement contained herein. Nothing in this Article 20 shall be construed as a consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof and to assert any remedy in law or equity to evict Tenant and/or collect damages in connection with such holding over.

21.    Defaults and Remedies.

21.1.    Defaults by Tenant. The occurrence of any of the following shall constitute a default under this Lease by Tenant (“Event of Default”):

(a) The failure by Tenant to pay the rent or make any other payment required to be made by Tenant under this Lease and Exhibits hereto as and when due where such failure continues for five (5) days after notice thereof by Landlord to Tenant; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

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***Confidential material redacted and filed separately with the SEC.

(b) The failure by Tenant to observe or perform any other provision of this Lease and the Exhibits hereto, including the Rules and Regulations, to be observed or performed by Tenant, where such failure continues for thirty (30) days after notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion. Such thirty (30) day notice shall be in lieu of and not in addition to any notice required under applicable law;
21.2.    Landlord’s Remedies.

(a) If an Event of Default shall occur, then, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of such election to terminate. In the event Landlord shall elect to so terminate this Lease, Landlord may recover from Tenant:

(1)    the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(2)    the worth at the time of award of any amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(3)    the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4)    any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(5)    at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

(b)    All “rent” (as defined in Section 4.2) shall be computed on the basis of the monthly amount thereof payable on the date of Tenant’s default, as the same are to be adjusted thereafter as contemplated by this Lease. As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest in the per annum amount equal to the prime rate of interest or other equivalent reference rate from time to time announced by the Bank of America National Trust and Savings Association (the “Reference Rate”) plus [***]-, but in no event in excess of the maximum interest rate permitted by law. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus [***]-.

(c)    If Landlord elects to terminate this Lease as a result of Tenant’s default, on the expiration of the time stated in Landlord’s notice to Tenant given under Paragraph (a)

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above, this Lease and the Term hereof, as well as all of the right, title and interest of Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant’s liability) as if the date fixed in such notice were the date herein specified for expiration of the term of this Lease. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise, and, subject to Section 13.2, remove all occupants thereof and, at Landlord’s option, any property thereon without being liable for any damages therefor.

(d)    If an Event of Default shall occur, in addition, Landlord shall have the remedy of continuing the lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations. Therefore, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

(e)    If an Event of Default shall occur, Landlord shall also have the right, without terminating this Lease, to re-enter the Premises and remove all persons and property therefrom by summary proceedings or otherwise; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(f)    In the event of the abandonment of the Premises by Tenant, or in the event that Landlord elects to re-enter as provided in Paragraph (e) above or takes possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, and if Landlord does not elect to terminate this Lease, then Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rent and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable, with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: First, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting (including, but not limited to, leasing commissions, tenant improvement costs and rent concessions such as free rent); third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the remainder, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

21.3.    Re-Entry Not Termination. No re-entry or taking possession of the Premises by Landlord pursuant to this Article 21 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination

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by Landlord because of any default of Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

21.4.    Right of Landlord to Injunction; Cumulative Remedies. In the event of a breach by Tenant of any of the agreements, conditions, covenants or terms hereof, Landlord shall have the right of injunction to restrain the same and the right to invoke any remedy allowed by law or in equity whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others; provided, however, no double recovery shall be permitted.

21.5.    No Jury Trial. To the extent permitted by applicable law, Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

21.6.    Waiver of Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor Tenant shall be liable under any circumstances for, and each hereby releases the other from all liability for, consequential damages and injury or damage to, or interference with, the other party’s business, including, but not limited to, loss of title to the Premises or any portion thereof, loss of profits, loss of business opportunity, loss of goodwill or loss of use.

21.7.    Definition of Tenant. The term “Tenant” shall be deemed to include all persons or entities named as Tenant under this Lease, or each and every one of them. If any of the obligations of Tenant hereunder is guaranteed by another person or entity, the term “Tenant” shall be deemed to include all of such guarantors and any one or more of such guarantors. If this Lease has been assigned, the term “Tenant” shall be deemed to apply to the assignee.

22.    Covenant Against Liens.

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Notwithstanding anything to the contrary contained in this Lease, including, without limitation, Article 13, Tenant shall not voluntarily create or permit any lien or encumbrance on Tenant’s leasehold hereunder. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises, or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises (including, without limitation, in connection with any Alterations) and, in case of any such lien attaching or

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***Confidential material redacted and filed separately with the SEC.
notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed within five (5) days after notice of such lien is delivered by Landlord to Tenant, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any of its obligations, immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall immediately be due and payable by Tenant.

23.    Interest on Tenant’s Obligations; Late Charges.

23.1.    Interest. Any amount due from Tenant to Landlord which is not paid within five (5) business days after the date such amount was due shall bear interest at the lesser of [***] in excess of the Reference Rate (as defined in Paragraph 21.2(b)) or the maximum rate per annum which Landlord is permitted by law to charge, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

23.2.    Late Charge. In the event Tenant is more than five (5) business days late in paying any amount of rent due under this Lease, Tenant shall pay Landlord a late charge equal to [***]- of each delinquent amount of rent and any subsequent delinquent amount of rent. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing each delinquent payment of rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment pursuant to applicable law, but the payment of such late charge shall not excuse or cure any default by Tenant under this Lease. The parties further agree that the payment of late charges and the payment of interest provided for in Section 23.1 are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of a late charge is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments, but excluding attorneys’ fees and costs incurred with respect to such delinquent payments.

24.    Quiet Enjoyment. Tenant, upon the paying of all rent hereunder and performing each of the covenants, agreements and conditions of this Lease required to be performed by Tenant, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term without hindrance or molestation of anyone lawfully claiming by, through or under Landlord, subject, however, to the provisions of this Lease and to any Underlying Mortgage (to the extent this Lease is subordinate thereto, and subject to the terms of any non-disturbance agreement in favor of Tenant).

25.    Parking Facilities. Landlord shall provide and Tenant shall have the right to rent up to the number of parking passes for automobiles in the Parking Facilities required to be provided by Tenant to its subtenants pursuant to any Subleases, for such rent and subject to parking rules and regulations as Landlord or Landlord’s operator or licensee may establish from time to time. Landlord shall have the right to change, delete or modify such off-site parking areas and to reconfigure the parking areas in the Parking Facilities.

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***Confidential material redacted and filed separately with the SEC.
26.     Brokers. Landlord and Tenant each warrants to the other that it has not had any contact or dealings with any person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Landlord and Tenant shall indemnify, hold harmless and defend the other from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of the indemnifying party.

27.    Rules and Regulations. Tenant shall incorporate the “Rules and Regulations” attached hereto as Exhibit “B” into each Sublease.

28.    Directory Board and Signage.

28.1.    Directory Board. During the Term, Tenant shall have the right to permit each subtenant to designate names (departments or individuals) for placement on the directory board in the lobby of the Building in subtenant’s sole discretion within Landlord’s signage program for the Project. Landlord shall have the option to maintain, in place of the directory board in the lobby of the Building, a computerized directory with display screen which has the capacity to accommodate the designation of names as set forth above.

28.2.    Signage. Tenant shall be permitted to allow each Subtenant to install, at its own expense, appropriate signage containing subtenant’s name on the wall immediately adjacent to entrance doors to the Premises. Any such signage will be designed and constructed in a manner compatible with Building standard signage and graphics criteria and shall be subject to Landlord’s prior approval which approval shall not be unreasonably withheld or delayed.

29.    General Provisions.

29.1. No Waiver. The waiver by either Landlord or Tenant of any breach of any term, provision, covenant or condition contained in this Lease, or the failure of Landlord or Tenant to insist on the strict performance by the other party, shall not be deemed to be a waiver of such term, provision, covenant or condition as to any subsequent breach thereof or of any other term, covenant or condition contained in this Lease. The payment and acceptance of rents hereunder by Tenant and Landlord, respectively, shall not be deemed to be a waiver of any breach or default by either party of any term, provision, covenant or condition herein, regardless of either party’s knowledge of such breach or default at the time of the payment and acceptance of rent.

29.2. Landlord’s Right to Perform. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole expense and without abatement of rent. If Tenant shall fail to observe and perform any covenant, condition, provision or agreement contained in this Lease or shall fail to perform any other act required to be performed by Tenant, Landlord may, upon notice to Tenant, without obligation, and without waiving or releasing Tenant from any default or obligations of Tenant, make any such payment or perform any such obligation on Tenant’s part to be performed. All sums so paid by Landlord and all costs incurred by Landlord in making such payment or performing such obligation or enforcing this Lease, including attorneys’ fees, together with interest thereon in a per annum amount equal to [***] in excess of the Reference Rate (as defined in Paragraph 21.2(b), but not in excess of the maximum rate permitted by law, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in

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addition to any other right or remedy hereunder) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of rent.

29.3.    Terms; Headings. The words “Landlord” and “Tenant” as used herein shall include the plural, as well as the singular. The words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there is more than one tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The headings or titles of this Lease shall have no effect upon the construction or interpretation of any part hereof.

29.4.    Entire Agreement. This instrument along with any exhibits and attachments or other documents affixed hereto constitutes the entire and exclusive agreement between Landlord and Tenant with respect to the Premises and the estate and interest leased to Tenant hereunder. This instrument and said exhibits and attachments and other documents may be altered, amended, modified or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral and written understandings, agreements or negotiations relative to the leasing of the Premises are merged into and revoked by this instrument.

29.5.    Successors and Assigns. Subject to the provisions of Article 13 relating to Assignment and Sublease, this Lease is intended to and does bind the heirs, executors, administrators and assigns of any and all of the parties hereto.

29.6.    Notices. All notices, consents, approvals, requests, demands and other communications (collectively “notices”) which Landlord or Tenant are required or desire to serve upon, or deliver to, the other shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery, to the appropriate address indicated below, or at such other place or places as either Landlord or Tenant may, from time to time, designate in a written notice given to the other. If the term “Tenant” in this Lease refers to more than one person or entity, Landlord shall be required to make service or delivery, as aforesaid, to any one of said persons or entities only. Notices shall be deemed sufficiently served or given at the time of personal delivery or three (3) days after the date of mailing thereof; provided, however, that any notice of default to Tenant under Article 21 shall be hand-delivered to the Premises. Any notice, request, communication or demand by Tenant to Landlord shall be addressed to the Landlord at the Office of the Building and if requested in writing by the Landlord, given or served simultaneously to the Landlord’s mortgagee at the address specified in such request. Any notice, request, communication or demand by Landlord to Tenant shall be addressed to:

Maguire Properties, L.P.
1733 Ocean Avenue, Suite 400
Santa Monica, CA 90401
Attention: Mr. Paul S. Rutter

With a copy to:

Cox, Castle & Nicholson LLP

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2049 Century Park East, Suite 2800
Los Angeles, California 90067
Attention: Douglas P. Snyder, Esq.

Rejection or other refusal to accept a notice, request, communication or demand or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, communication or demand sent.

29.7.    Severability,. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of this Lease shall not be affected thereby and each of said terms, covenants and conditions shall be valid and enforceable to the fullest extent permitted by law.

29.8.    Time of Essence. Time is of the essence of this Lease and each provision hereof in which time of performance is established.

29.9.    Governing Law. This Lease shall be governed by, interpreted and construed in accordance with the laws of the State of California.

29.10.    Attorneys’ Fees. If any action or proceeding (including any appeal thereof) is brought by Landlord or Tenant (whether or not such action is prosecuted to judgment) to enforce its respective rights under this Lease or to enforce a judgment (“Action”), (1) the unsuccessful party therein shall pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees and costs to be fixed by the court, and (2) as a separate right, severable from any other rights set forth in this Lease, the prevailing party therein shall be entitled to recover its reasonable attorneys’ fees and costs incurred in enforcing any judgment against the unsuccessful party therein, which right to recover post judgment attorneys’ fees and costs shall be included in any such judgment. To the extent permitted by applicable law, the parties hereto hereby waive any right to a trial by jury. The right to recover post judgment attorneys’ fees and costs shall (i) not be deemed waived if not included in any judgment, (ii) survive the final judgment in any Action, and (iii) not be deemed merged into such judgment. The rights and obligations of the parties under this Section 29.10 shall survive the termination of this Lease.

29.11.    Light and Air. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building or any other portion of the Project shall in no manner affect this Lease or impose any liability whatsoever on Landlord.

29.12.    Force Majeure. Neither Landlord nor Tenant shall be liable for any failure to comply or delay in complying with its respective obligations hereunder if such failure or delay is due to acts of God, inability to obtain labor, strikes, lockouts, lack of materials, governmental restrictions, enemy actions, civil commotion, fire, earthquake, unavoidable casualty or other similar causes beyond such party’s reasonable control (all of which events are herein referred to as force majeure events). It is expressly agreed that neither Landlord nor Tenant shall be obliged to settle any strike to avoid a force majeure event from continuing.

29.13.    Applicable Laws. Tenant shall require and cause its subtenants not to do anything or suffer anything to be done in or about the Premises which will in any way conflict

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with any law, statute, ordinance or other governmental rule, regulation or requirement now or hereafter in effect, including, without limitation, the Americans with Disability Act of 1990 and local enactments thereof and promulgations thereunder (“Applicable Laws”). At its sole cost and expense, each of Tenant’s subtenants, as applicable, shall promptly comply with all requirements of Applicable Laws, including, without limitation, making required changes to the Premises, the access thereto and common area restrooms therefor, base building improvements and Building Systems, and other areas of the Project (other than making structural changes) relating to or arising out of the use, occupancy, repair, improvement or alteration of the Premises, including the construction and installation of the initial tenant improvements by or for Tenant or its subtenants and any Alterations described in Article 7. Landlord shall be responsible for compliance with Applicable Laws with respect to areas of the Project not within the Premises where such compliance measures are required due to another tenant’s’ use, occupancy, repair, improvement or alteration of its premises, or where such compliance is not made the responsibility of Tenant as set forth above.

29.14.    Estoppel Certificates. Tenant shall at any time and from time to time upon not less than ten (10) days prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Basic Rent, Additional Rent and other charges have been paid in advance, if any, stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge and containing any other information and certifications which reasonably may be requested by Landlord or the holder of any Underlying Mortgage. Any such statement delivered pursuant to this Section 29.14 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrancer upon the Building or the Project.

29.15.    Examination of Lease. The submission of this instrument for examination or signature by Tenant, Tenant’s agents or attorneys, does not constitute a reservation of, or an option to lease, and this instrument shall not be effective or binding as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

29.16.    Member/Partner/Shareholder Liability. Tenant acknowledges that Landlord is a limited liability company formed under the laws of the State of Delaware, whose sole member is Maguire Properties, L.P., a Maryland limited partnership, whose general partner is Maguire Properties, Inc., a Maryland corporation. Landlord acknowledges that Tenant is a limited partnership formed under the laws of the State of Maryland, whose general partner is Maguire Properties, Inc., a Maryland corporation. Each party hereto agrees that, in any action arising out of or relating to the performance of this Lease, each party will proceed only against the other party, or their respective successors and assigns and not against any member, manager, or partner of the other party (or in any entity to which either party may assign this Lease), or any of such members’, manager’s, or partners’ directors, officers, employees, agents, shareholders, partners, members, managers or affiliates (or the members, partners, shareholders, directors, officers or employees of any of them). Notwithstanding anything in this Lease or any law to the contrary, the liability of Landlord hereunder (including any successor hereunder) and any recourse by

25

Tenant against Landlord shall be limited solely to the interest of Landlord in the Project, and neither Landlord nor any of its constituent members, managers or partners, nor any of their affiliates, partners, members, managers, directors, officers, employees, agents or shareholders shall have any personal liability therefor, and Tenant, for itself and all persons claiming by, through or under it, expressly waives and releases Landlord and such related persons and entities from any and all personal liability. The provisions of this Section 29.16 are enforceable by both Landlord and Tenant, and any member, manager or partner of Landlord and Tenant, and shall survive the expiration or termination of this Lease.

26

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth in the first paragraph above.

LANDLORD:

Maguire Properties – 777 Tower, LLC, a Delaware limited liability, company

By:	/s/ PAUL S. RUTTER
	Name:	Paul S. Rutter
	Title:	Vice President and Secretary
Date Signed:		10-6-06

TENANT:

Maguire Properties, L.P.,a Maryland limited partnership

By:	By: Maguire Properties, Inc., a Maryland corporation, its General Partner

	By:	/s/ PAUL S. RUTTER
		Name:	Paul S. Rutter
		Title:	Executive Vice President
Date Signed:		10-6-06

27

EXHIBIT ”A-1”
VACANT SPACE FLOOR PLANS

A-1-1

***Confidential material redacted and filed separately with the SEC.

777 SOUTH FIGUEROA

OFFICE

Floor								Leased	Vacant
52			UBS Financial Services	####				####	
51			UBS Financial Services	####				####	
50			UBS Financial Services	####				####	
49	5,789		Trammell Crow Services	####				####	####
48			VACANT	####				####	####
47			Prudential Securities Incorp.	#### ####				####	
46	Prudential Securities Incorp. 10,199		Micronomics, LLC 6,703					####	
45			Arnold and Porter	####				####	
44			Arnold and Porter	####				####	
43			Arnold and Porter	####				####	
42			Arnold and Porter	####				####	####
41			VACANT	####				####	
40	Kirkland & Ellis 10,737		Kaufman Downing LLP 8,492					####	
39			Kirkland & Ellis	####				####	
38			Kirkland & Ellis	####				####	
37			Kirkland & Ellis	####				####	
36			Kirkland & Ellis	####				####	
35			Shearman & Sterling	####				####	
34			Shearman & Sterling	####				####	
33	Orrick, Herrington & Sutcliffe 17,641		Rodriguez, Horii & Choi LLP 4,161					####	
32			Orrick, Herrington & Sutcliffe	####				####	
31			Orrick, Herrington & Sutcliffe	####				####	
30	Studley, Inc. 9,712		Korea Exchange Bank 11,765					####	
29			Mercer Human Resource Consulting		21,668			####	
28	Allied Irish Bank 3,423		Cozen O'Connor	####	Holme Roberts & Owen 11,774			####	
27			Kelly, Drye & Warren LLP	####				####	
26	Japan External Trade Organization 8,361		Sumitomo Mitsui Banking Corporation 13,164					####	
25	Brown & Riding Insurance Services 14,751		PDQ Personnel Services	####	Sumitomo Mitsui Banking Corp 3,015			####	
24			Marsh	####				####	
23			Marsh	####				####	
22			Marsh	####				####	
21			VACANT	####					####
20			Mercer Human Resource Consulting		20,804			####	
19			Mercer Human Resource Consulting		20,848			####	
18			American Home Assurance Co.	####				####	
17			American Home Assurance Co.	####				####	
16			American Home Assurance Co.	####				####	
15			American Home Assurance Co.	####				####	
14			American Home Assurance Co.	####				####	
13	Ultimate Staffing Services 1,899	Maguire Properties 3,619	Pershing 7,096		American Home Assurance 8,464			####	
12			Marsh	####				####	
11			Marsh	####				####	
10			Marsh	####				####	
9			Kirkland & Ellis		21,241			####	
8	RBC Dain Rauscher Corporation 6,612		VACANT 14,262					####	####
7	Cypress Communication 505		Hartford Fire Insurance Company 20,309					####	
6			Bank of Tokyo-Mitsubishi Bank	####				####	
5	324 VACANT	MP/Conf. Room 1,321	MP/Janitorial 1,000	Bank of Tokyo-Mitsubis	####	United Overseas Bank 4,691	Mercer 1,999	####	####
4			VACANT	####					####
3			VACANT	####					####
								####	####

	LEASED	Vacant	TOTAL	%
Office	88,423	119,228	1,007,651	88.2%
Retail	-	-	-	0.0%
Storage	-	-	-	0.0%
TOTAL	88,423	119,228	1,007,651	88.2%

EXHIBIT "A-2"

LEGAL DESCRIPTION

The land referred to in this policy is described as follows:

Real property in the City of Los Angeles, County of Los Angeles, State of California, described as follows:

PARCEL 1:

LOTS 2 AND 8 OF THE AMENDED MAP OF TRACT NO. 32622, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1098 PAGES 83 THROUGH 86 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM SAID LOTS 2 AND 8, ALL OIL, GAS AND MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXPLORE FOR AND EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT OR OTHER MEANS OF EXPLORING FOR, REACHING OR EXTRACTING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE CENTRAL BUSINESS DISTRICT REDEVELOPMENT PROJECT AREA AS RECORDED IN BOOK M5077 PAGE 558 OF LOS ANGELES COUNTY RECORDS, STATE OF CALIFORNIA, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED IN DEED RECORDED JUNE 7, 1982 AS INSTRUMENT NO. 82-576233 OFFICIAL RECORDS.

PARCEL 2:

EASEMENTS FOR PARKING, INGRESS AND EGRESS FOR PEDESTRIANS AND AUTOMOBILES, UTILITIES, SUPPORT, CONSTRUCTION, LOADING DOCKS AND OTHER MATTERS UPON THE TERMS AND CONDITIONS CONTAINED IN AND AS PROVIDED IN THAT CERTAIN AMENDED AND RESTATED OWNER'S OPERATING AND RECIPROCAL EASEMENT AGREEMENT BY AND AMONG SEVENTH STREET PLAZA ASSOCIATES, THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, CALIFORNIA, AND PPLA PLAZA LIMITED PARTNERSHIP, DATED JUNE 20, 1986 AND RECORDED JUNE 4, 1987 AS INSTRUMENT NO. 87-885291, OFFICIAL RECORDS, SAID AGREEMENT BEING AMENDED BY AMENDMENT NO. 1 TO AMENDED AND RESTATED OWNERS' OPERATING AND RECIPROCAL EASEMENT AGREEMENT, DATED DECEMBER 5, 1990, BY AND BETWEEN PPLA PLAZA LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP AND SOUTH FIGUEROA PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, SUCCESSOR IN INTEREST TO SEVENTH STREET PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP FORMERLY KNOWN AS OXFORD-PRUDENTIAL JOINT VENTURE, RECORDED DECEMBER 21, 1990 AS INSTRUMENT NO. 90-2108281, AND RE-RECORDED APRIL 30, 1991 AS INSTRUMENT NO. 91-619078, BOTH OF OFFICIAL RECORDS, AND BY AMENDMENT NO. 2 TO AMENDED AND RESTATED OWNERS' OPERATING AND RECIPROCAL EASEMENT AGREEMENT, DATED JANUARY 1, 1993, BY AND AMONG PPLA PLAZA LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP, SOUTH FIGUEROA PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, SUCCESSOR IN INTEREST TO SEVENTH STREET PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, FORMERLY KNOWN AS OXFORD-PRUDENTIAL JOINT VENTURE, AND THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, CALIFORNIA, RECORDED JANUARY 30, 1995 AS INSTRUMENT NO. 95-150496, OFFICIAL RECORDS.

52988\1236546v3

A-2-1

PARCEL 3:

AN UNDIVIDED FIFTY-SEVEN PERCENT (57%) INTEREST IN AND TO LOT 4, OF TRACT NO. 32622, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1034 PAGES 53 THROUGH 55 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM SAID LOT 4, ALL OIL, GAS AND MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXPLORE FOR AND EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT OR OTHER MEANS OF EXPLORING FOR, REACHING OR EXTRACTING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE CENTRAL BUSINESS DISTRICT REDEVELOPMENT PROJECT AREA AS RECORDED IN BOOK M5077 PAGE 558 OF OFFICIAL RECORDS COUNTY RECORDER, STATE OF CALIFORNIA, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF AS RESERVED IN DEED RECORDED JUNE 7, 1982 AS INSTRUMENT NO. 82-576233, OFFICIAL RECORDS.

APN: 5144-009-047 and 5144-009-086 and 5144-009-087 and 5144-009-088 and 5144-009-082

EXHIBIT ”B”
RULES AND REGUALTIONS

SCHEDULE I
REQUIRED REPAIRS
None.

SCHEDULE II
REPLACEMENTS
None.